Exhibit 10.6

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

BETWEEN

VITAE PHARMACEUTICALS, INC.

AND

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

Dated as of October 2, 2007 (the “Effective Date”)

Boehringer Ingelheim Contract Number: 43015879

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i

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	8.2	Regulatory Submissions	28
	8.3	Drug Safety Information	28
	8.4	Recalls or Corrective Action	29
	8.5	Events Affecting Integrity or Reputation	29

9.	FINANCIAL PROVISIONS		29

	9.1	Execution Payment	30
	9.2	Research Funding	30
	9.3	Development and Regulatory Milestone Payments	30
	9.4	Commercialization Milestone Payments	31
	9.5	Requirements for Invoices	32
	9.6	Royalties	32
	9.7	Net Sales Report	34
	9.8	Third Party Royalties	34
	9.9	Multiple Royalties	34
	9.10	Equity Investment	35
	9.11	Payment Terms	35
	9.12	Currency	35
	9.13	Financial Standards	35
	9.14	Late Payments	35
	9.15	Tax Withholding, Financial Records and Audits	35

10.	CONFIDENTIAL INFORMATION		36

	10.1	Definition	36
	10.2	Confidentiality	36
	10.3	Permitted Disclosure and Use	37
	10.4	Return	37
	10.5	Remedies	37
	10.6	Survival	37
	10.7	Internet Mail Encryption	37

11.	REPRESENTATIONS AND WARRANTIES		38

	11.1	Mutual Representations and Warranties	38
	11.2	BI Representations and Warranties	38
	11.3	Vitae Representations and Warranties	39
	11.4	Disclaimer of Warranty	41

12.	INDEMNIFICATION		41

	12.1	Indemnification by BI	41
	12.2	Indemnification by Vitae	41
	12.3	Procedure for Indemnification	41
	12.4	Insurance	42

13.	PATENTS		42

	13.1	Ownership of Inventions	42
	13.2	Prosecution and Maintenance of Patents	43
	13.3	Patent Infringement	47

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13.4	Infringement of Patents	47
13.5	Notice of Certification	48
13.6	Validity Challenge	48
13.7	Assistance	48
13.8	Settlement	49
13.9	Licensed Patents	49

14.	TERM AND TERMINATION	49

14.1	Term	49
14.2	Termination for Material Breach	49
14.3	Other Termination Rights	50
14.4	Effects of Termination; Terminated Products	51
14.5	Change of Control	54
14.6	Accrued Rights; Surviving Obligations	54
14.7	Bankruptcy under U.S. or German Law	55

15.	MISCELLANEOUS	55

15.1	Publications	55
15.2	Public Announcements	56
15.3	No Debarred Personnel	56
15.4	Relationship of the Parties	56
15.5	Registration of This Agreement	57
15.6	Force Majeure	57
15.7	Dispute Resolution	57
15.8	Governing Law	58
15.9	Attorneys’ Fees and Related Costs	58
15.10	Assignment	58
15.11	Assignment and Performance within the BI Group	58
15.12	Notices	58
15.13	Severability	59
15.14	Headings	59
15.15	Waiver	59
15.16	Entire Agreement	59
15.17	Modification	59
15.18	No License	59
15.19	No Third Party Beneficiaries	59
15.20	Ambiguities	60
15.21	CREATE Act	60
15.22	Counterparts	60

Exhibit 1	Vitae Patents
Exhibit 2	Preliminary Research Plan
Exhibit 3	Initial Development Plan
Exhibit 4	Collaboration Compounds
Exhibit 5	BI Compounds
Exhibit 6	Share Purchase Agreement
Exhibit 7	Requirements for Invoices

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Exhibit 8	Potential Third Party Rights for BI Compounds

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RESEARCH COLLABORATION AND LICENSE AGREEMENT

This RESEARCH COLLABORATION AND LICENSE AGREEMENT (“Agreement”) effective as of October 2, 2007 (“Effective Date”) is entered into by and between Vitae Pharmaceuticals, Inc (“Vitae”), with offices at 502 West Office Center Drive, Ft. Washington, PA 19034, USA. (taxpayer ID number 04-3567753), and Boehringer Ingelheim International GmbH (“BI”), with offices at Binger Strasse 173, 55216 Ingelheim am Rhein, Germany (VAT ID number DE 811138149).  Vitae and BI may each be referred to as a “Party” or together as the “Parties.”

RECITALS

WHEREAS, Vitae is a company which possesses certain patent applications, proprietary know-how, scientific and technical information including new molecular entities that inhibit 11-beta hydroxysteroid dehydrogenase type 1 (“11β HSD-1”) for use in research, discovery and development of pharmaceutical products;

WHEREAS, BI is a company which possesses expertise and resources relating to the research, development, manufacture, marketing and sale of new molecular entities, including proprietary know-how and technical information about its own 11β HSD-1 Inhibitors (defined below), as pharmaceutical products for the treatment of metabolic diseases and other disorders in human beings and animals;

WHEREAS, BI wishes to obtain, and Vitae is willing to grant, an exclusive license to such applications (and any resulting patents), proprietary know-how, scientific and technical information in respect of 11β HSD-1 Inhibitors (defined below) for the development, use, manufacture and commercialization of therapeutic products for human beings and animals worldwide;

WHEREAS, Vitae and BI desire to enter into a collaboration for the research, development and commercialization of 11β HSD-1 Inhibitors as provided by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Vitae and BI, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      DEFINITIONS.  For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1                               “11β HSD-1” shall have the meaning assigned thereto in the Recitals of this Agreement.

1.2                               “11β HSD-1 Inhibitor” means a compound that (i) inhibits human microsomal 11β HSD-1 enzyme activity by ****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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****.

1.3                               “AAA” shall have the meaning assigned thereto in Section 15.7.

1.4                               “Acquiring Entity” shall have the meaning assigned thereto in Section 14.5(a).

1.5                               “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with a Party for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the entity.

1.6                               “Annual Net Sales” shall have the meaning assigned thereto in Section 9.6.

1.7                               “Assignment Date” shall have the meaning assigned thereto in Section 13.1.2.

1.8                               “Bankruptcy Code” shall have the meaning assigned thereto in Section 14.7.

1.9                               “BI” means Boehringer Ingelheim International GmbH.

1.10                        “BI Compound” means a compound that (i) is an 11β HSD-1 Inhibitor, and (ii) (a) was discovered by the BI Group on or before the Effective Date, or (b) is within the scope of the BI Group’s plans of structural variation for lead optimization as of the Effective Date, or (c) is in-licensed by the BI Group during the Research Term.  BI Compounds discovered by the BI Group on or before the Effective Date are set forth in Exhibit 5.  BI shall promptly update Exhibit 5 for any 11β HSD-1 Inhibitors in-licensed or otherwise acquired by the BI Group during the Research Term.

1.11                        “BI Group” means, collectively, BI and its Affiliates.

1.12                        “BI Intellectual Property” means collectively BI Know-How and BI Patents.

1.13                        “BI Know-How” means all information regarding Products or 11β HSD-1 Inhibitors, but excluding BI Life-Cycle Know-How, necessary for or relevant to, or useful for, Vitae’s performance of its obligations or exercise of its rights under this Agreement, including, but not limited to, all data and records relating to Products and/or 11β HSD-1 Inhibitors, and which are or become in BI’s or any of its Affiliates’ possession or control or are or become owned by, or otherwise may be licensed to, BI or any of its Affiliates.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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1.14                        “BI Life-Cycle Intellectual Property” means collectively BI Life-Cycle Know-How and BI Life-Cycle Patents.

1.15                        “BI Life-Cycle Know-How” means the Inventions, discoveries, technologies, methods, techniques, procedures, protocols, and other proprietary know-how developed by BI that result from activities carried out with respect to Development Candidates or Products following start of GLP toxicology studies other than in the course of Research; for the sake of clarity, the subject matter of such Patents may include (but is not limited to) salt forms, polymorphs, metabolites, intermediates, technical process for manufacture of drug substance, catalysts, formulations, methods of production, uses (including methods of treatment), combinations (including combinations with other pharmaceutical compounds, devices etc.), dosages, application regimens, routes of administration, packaging, purification methods and analytical methods associated therewith.

1.16                        “BI Life-Cycle Patents” means, in respect to any Development Candidate, all Patents that are invented by BI and result from activities carried out with respect to Development Candidates or Products following start of GLP toxicology studies other than in the course of Research; for the sake of clarity, the subject matter of such Patents may include (but not be limited to) salt forms, polymorphs, metabolites, intermediates, technical process for manufacture of drug substance, catalysts, formulations, methods of production, uses (including methods of treatment), combinations (including combinations with other pharmaceutical compounds, devices etc.), dosages, application regimens, routes of administration, packaging, purification methods and analytical methods associated therewith.

1.17                        “BI Patents” means all Patents (excluding BI Life-Cycle Patents) that are owned as of the Effective Date, or become owned or in-licensed (with the right to grant sublicense rights granted to Vitae under this Agreement), by BI or BI’s Affiliates during the Term, that, but for a license granted thereunder to Vitae pursuant to Section 2.1.2 would be infringed by Vitae’s performance of its rights and obligations, which Patent rights Cover the making, having made, use, offer for sale, sale or importation of an 11β-HSD-1 Inhibitor or Product.

1.18                        “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

1.19                        “Co-Development Option” shall have the meaning assigned thereto in Section 5.4.

1.20                        “Collaboration Compound” means a compound that (i) is an 11β HSD-1 Inhibitor, and (ii) (a) is discovered by either or both Parties or their Affiliates (except an Acquiring Entity) during the Research Term, (b) is acquired by either or both Parties or their Affiliates (except an Acquiring Entity) during the Research Term, or (c) was discovered by Vitae prior to the Research Term.  Collaboration Compounds discovered prior to the Effective Date by Vitae are listed in Exhibit 4.

1.21                        “Combination Product” shall have the meaning assigned thereto in Section 9.6.4.

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1.22                        “Commercial Conflict” means a situation where (i) the Parties disagree with BI’s decision regarding the priority of Development or Commercialization of a Product: (a) such that the Product will be no longer primarily be sold for use in respect of a Core Indication, and (b) such that the decision will likely result in a materially reduced financial return to Vitae from such Product, and (c) such decision is not based on the technical or medical profile of the Product (including, but not limited to, Technical Failure) but primarily on commercial factors; (ii) the Parties disagree as to whether BI failed to meet its Diligent Efforts obligations to Develop Products as set forth in Sections 5.1 and 5.2 below, taking into consideration the Milestone Timing (including any extensions) set forth therein; (iii) the Parties disagree as to whether BI failed to use Diligent Efforts in general, as described elsewhere in the Agreement; (iv) a Party disputes whether the other Party has followed the Potential Development Candidate Selection process set forth in Section 4.6.1; (v) Vitae disputes whether BI has failed to advance one (1) Collaboration Compound or BI Compound into Development even though Collaboration Compound(s) or BI Compound(s) fulfill the criteria for Development Candidate Selection pursuant to Section 1.31 and Exhibit 2; or (vi) the applicable Committee fails to reach consensus on a Research decision and such issue is not resolved by the Officers pursuant to Section 3.3.4(b) below.

1.23                        “Commercialization” or “Commercialize” means engaging in any and all activities directed to manufacturing, marketing, promoting, distributing, offering for sale, selling, importing, exploiting a product, and conducting post Marketing Authorization Approval studies.

1.24                        “Commercialization Plan” shall have the meaning assigned thereto in Section 6.

1.25                        “Committee” means the Joint Steering Committee, JRC, JDC, and/or any subcommittee established by the Joint Steering Committee, as applicable.

1.26                        “Confidential Information” shall have the meaning assigned thereto in Section 10.1.

1.27                        “Core Indication” means prevention and or treatment of any of the following indications: type 2 diabetes, obesity, metabolic syndrome, dyslipidemia, hypertension, and reduction of cardiovascular events.

1.28                        “Cover” or “Covering” means, (i) with respect to a Patent, that at least one Valid Claim of such Patent would be infringed by the product, method or device, as applicable, and (ii) with respect to any other intellectual property right that the product, method or device would infringe or misappropriate such rights unless a license were granted.

1.29                        “Development” or “Develop” means engaging in preclinical and clinical drug development activities, including, but not limited to, discovery, test method development, stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, post-approval changes, quality assurance/quality control, statistical analysis, report writing, preclinical and clinical studies, regulatory filing submission and approval and regulatory affairs.

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1.30                        “Development Candidate” means a Collaboration Compound or BI Compound meeting the characteristics and/or properties described in Exhibit 2 and selected as further described in Sections 4.1 and 4.6.2.

1.31                        “Development Candidate Selection” means the earlier to occur of (i) the identification by the Joint Steering Committee of a Collaboration Compound or BI Compound for Development and the decision by BI to start GLP toxicity studies with respect to a Collaboration Compound or a BI Compound, provided that BI’s internal decision-making process with respect to such Collaboration Compound or BI Compound is consistent with BI’s normal decision-making processes used for internally developed compounds, or (ii) the start of GLP toxicity studies with respect to a Collaboration Compound or a BI Compound by BI.

1.32                        “Development Plan” means the outline plan for each Product designed to achieve the Development for such Product, including, but not limited to, the nature, number and schedule of Development activities necessary to implement such activities as may be amended in accordance with the terms of this Agreement.  An initial Development Plan is attached hereto as Exhibit 3.

1.33                        “Diligent Efforts” means the carrying out of obligations in a sustained manner consistent with the efforts a party would be expected to devote (and which in no event shall be less than the level of effort and resources standard in the pharmaceutical industry for a company similar in size and scope to such party) to a lead product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing, in respect of a Core Indication.  Without limiting the foregoing, Diligent Efforts in all cases requires at least that (i) each Party promptly assigns responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an ongoing basis; (ii) each Party sets and consistently seeks to achieve specific and meaningful objectives for carrying out such obligations; and (iii) each Party consistently makes and implements decisions and allocates resources designed to advance progress with respect to such objectives.

1.34                        “Disclosing Party” shall have the meaning assigned thereto in Section 10.1.

1.35                        “Effective Date” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.36                        “EMEA” means the European Medicines Agency and any successor agency thereto.

1.37                        “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.38                        “Field” means the diagnosis, treatment, palliation or prevention of all human and animal diseases including, but not limited to, Core Indications.

1.39                        “First Commercial Sale” means the first invoice for commercial quantities of any Product sold to a Third Party by a member of the BI Group and/or sublicensees in any

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country after receipt of Marketing Authorization Approval for such Product in such country.  Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.

1.40                        “Force Majeure Event” shall have the meaning assigned thereto in Section 15.6.

1.41                        “FTE” means a full-time equivalent person-year based upon a total of one thousand, seven hundred and fifty-five (1,755) working hours per year, undertaken in connection with the conduct of Research in accordance with the Research Collaboration.

1.42                        “Generic Competition” shall have the meaning assigned thereto in Section 9.6.5(a).

1.43                        “Generic Product” means, with respect to a particular Product and a particular country, any pharmaceutical product (other than such Product) that contains the same active ingredient(s) as such Product, has substantially the same formulation, mode of administration and duration of release as such Product, and is approved for the same indications as such Product in such country.

1.44                        “Good Laboratory Practices” or “GLP” means, with respect to the United States, the then-current requirements for non-clinical (animal or laboratory) studies that will be submitted to a Government Authority to support a marketing application, specified in 21 C.F.R. Part 58, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction.

1.45                        “Good Manufacturing Practices” or “GMP” means, with respect to the United States, the minimum then-current good manufacturing practices for methods, facilities, and controls to be used for the manufacture, processing, packing, or holding of a drug to assure that it meets the requirements of the Federal Food, Drug, and Cosmetic Act for safety and has the identity and strength and meets the quality and purity characteristics, specified in 21 C.F.R. Parts 210 and 211, as may be amended, and, with respect to any other country or jurisdiction, the equivalent regulations in such other country or jurisdiction.

1.46                        “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any country, (ii) a federal, state, province, county, city or other political subdivision thereof or (iii) any supranational body, including, but not limited to, the FDA and EMEA.

1.47                        “Handelsgesetzbuch” or “HGB” shall have the meaning assigned thereto in Section 1.72.

1.48                        “Indemnified Party” shall have the meaning assigned thereto in Section 12.3.1.

1.49                        “Indemnifying Party” shall have the meaning assigned thereto in Section 12.3.1.

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1.50                        “Initial Funded Research Period” shall have the meaning assigned thereto in Section 9.2.1.

1.51                        “Initiation” means, with respect to a clinical study, the date of the dosing of the first subject.

1.52                        “Invention” means any discovery (whether patentable or not) invented during the Term as a result of Research and Development activities in respect of a Product or 11β HSD-1 Inhibitor.

1.53                        “Joint Development Committee” or “JDC” shall have the meaning assigned thereto in Section 3.2.

1.54                        “Joint Intellectual Property” means collectively Joint Inventions, Joint Know-How and Joint Patents.

1.55                        “Joint Invention” means an Invention with respect to which employees and/or agents of both Vitae and BI are joint inventors in the course of the Research activities hereunder, all of which specifically relate to 11β HSD-1 Inhibitors, regardless of whether any Third Parties are also joint inventors.  Inventorship for Joint Inventions shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

1.56                        “Joint Know-How” means all present and future information, know-how, data and results in whatsoever form including, but not limited to, all biological, toxicological, chemical information, biochemical information, metabolic, pre-clinical data, and assays generated jointly by employees and/or agents of both Vitae and BI in the course of the Research activities hereunder all of which specifically relate to 11β HSD-1 Inhibitors.

1.57                        “Joint Patent” means any Patent Covering a Joint Invention.

1.58                        “Joint Research Committee” or “JRC” shall have the meaning assigned thereto in Section 3.2.

1.59                        “Joint Steering Committee” or “JSC” shall have the meaning assigned thereto in Section 3.2.

1.60                        “Laws” means all laws, statutes, rules, regulations (including, but not limited to, current Good Manufacturing Practice regulations as specified in 21 C.F.R. Parts 210 and 211; Investigational New Drug Application regulations at 21 C.F.R. Part 312; NDA regulations at 21 C.F.R. Part 314; relevant provisions of the Federal Food, Drug and Cosmetic Act, and other laws and regulations enforced by the FDA), ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.61                        “Lighthouse” shall have the meaning assigned thereto in Section 13.1.2.

1.62                        “Losses” means any and all damages (including, but not limited to, all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts,

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defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including, but not limited to, court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in contesting any Third Party Claim or complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Third Party Claim.

1.63                        “Major EU Country” means one or more of the following countries within the European Union:  France, Germany, Italy, Spain and the United Kingdom.

1.64                        “Major Market” means the following countries:  France, Germany, Italy, Japan, Spain, the United Kingdom and the United States.

1.65                        “Marketing Authorization Approval” shall mean approval by a Governmental Authority for sale of a Product, including any applicable pricing, final labeling or reimbursement approvals.

1.66                        “Marketing Plan” means for each relevant Product, a summary of the plan prepared by BI, identifying the core strategic, commercial and promotional claims and objectives for the specific Product as reviewed under Section 3.3.2.

1.67                        “Milestone Timing” shall have the meaning assigned thereto in Section 5.2.

1.68                        “NDA” means a new drug application, abbreviated new drug application or supplemental new drug application or any amendments thereto submitted to the FDA or an equivalent thereof submitted to a Governmental Authority in a foreign country.

1.69                        “NDA Acceptance” means the written notification by the FDA or equivalent Governmental Authority in a foreign country that the NDA has met all the criteria for filing acceptance.

1.70                        “NDA Approval” means approval by the FDA for marketing and sale of a Product in the United States, including any applicable pricing, final labeling or reimbursement approvals, as applicable.

1.71                        “NDA Filing” means the submission of an NDA to the FDA or equivalent Governmental Authority in a foreign country.

1.72                        “Net Sales” means the actual gross amount invoiced by a member of BI Group and/or its sublicensees for sales or other commercial disposition of a Product to a Third Party, less the following deductions (consistent with customary and reasonable business practices with respect to such sales and not recovered or reimbursed to BI Group and/or its sublicensees:

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(a)                     sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b)                     rejected goods, damaged or defective goods, recalls, and returns;

(c)                      rebates, chargeback rebates, compulsory rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions;

(d)                     adjustments arising from consumer discount programs or other similar programs;

(e)                      customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes); and

(f)                       charges for packing, freight, shipping and insurance (to the extent that BI, its Affiliates and sublicensees actually bear such costs for a Product).

Notwithstanding the foregoing, the above-listed deductions shall be allowed only if incurred in the ordinary course of business, of the type and in an amount consistent with normal industry practice, and determined in accordance with normally accepted accounting principles, or more specifically, the principles of the German commercial code (“Handelsgesetzbuch” or “HGB”) on a basis consistent with BI’s audited consolidated financial statements .  All such discounts, allowances, credits, rebates and other deductions shall be fairly and equitably allocated to the Product and other products of BI and its Affiliates and sublicensees such that the Product does not bear a disproportionate portion of such deductions.  For avoidance of doubt, there shall be no deduction from Net Sales for bad debt allowances or bad debt expenses notwithstanding any requirement or principle in the HGB.  For sake of clarity and avoidance of doubt, sales of a Product by a member of BI Group and/or sublicensees to a Third Party distributor of such Product in a given country shall be considered a sale to a Third Party customer.  Any Products used for promotional or advertising purposes or used for clinical or other research purposes shall not be included in Net Sales.  Donations of Product for charity reasons shall also not be deemed Net Sales.  A “sale” will include any transfer or other disposition for consideration, and Net Sales will include the fair market value of all consideration received by the BI Group and/or sublicensees in respect of any sale of a Product, whether such consideration is in cash payment, in kind or in any other form.

1.73                        “Net Sales Report” shall have the meaning assigned thereto in Section 9.7.

1.74                        “Non-Core Indication” means an indication within the Field other than a Core Indication.

1.75                        “Non-Core 11β HSD-1 Inhibitor” means an 11β HSD-1 Inhibitor that (i) is Covered by Vitae Patents or Joint Patents, (ii) is not a Potential Development Candidate or has not been selected as a Development Candidate, and (iii) is to be Researched, Developed and/or Commercialized by Vitae for Non-Core Indications pursuant to the process specified in Sections 4.6.1 and 3.3.2(k) below.

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1.76                        “Officers” shall have the meaning assigned thereto in Section 3.3.4(b).

1.77                        “Other Product” shall have the meaning assigned thereto in Section 9.6.4.

1.78                        “OUS Filings” shall have the meaning assigned thereto in Section 13.2.2(b).

1.79                        “Party” or “Parties” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.80                        “Patent” means any patent or patent application, including any United States provisional application and any continuation, continuation-in-part, divisional, registration, confirmation, revalidation, reissue, PCT application, patent term extension, SPC, and utility model, as well as all related extensions or restorations of terms thereof.

1.81                        “Patent Challenge” shall have the meaning assigned thereto in Section 13.6.1.

1.82                        “Patent Counsel” shall have the meaning assigned thereto in Section 13.2.1.

1.83                        “Patent Infringement Claim” shall have the meaning assigned thereto in Section 13.3.

1.84                        “PCT” shall have the meaning assigned thereto in Section 13.2.2(b).

1.85                        “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other de jure entity organized under the Laws of any jurisdiction.

1.86                        “Phase I Studies” means the first clinical studies conducted in human volunteers or patients (e.g. patients with hypertension or diabetes) to obtain preliminary information on a Product’s safety, tolerability, pharmacodynamic activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness if possible, with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(a), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

1.87                        “Phase II Studies” means clinical studies in human patients, the primary intention of which is to collect data on dosages and demonstrate clinical safety and efficacy in a target population for a specific disease or condition under study (i.e., statistically significant differences between groups for clinical endpoints, which may include generally accepted surrogate pharmacodynamic endpoints), with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(b), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

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1.88                        “Phase III Studies” means large, adequate and well-controlled clinical studies that are conducted in human patients, after successful completion of the first Phase II Study, designed to evaluate safety and therapeutic efficacy of the Product and that are needed to obtain regulatory approval(s) and product labeling, with respect to (i) the United States, as more fully defined in 21 C.F.R. § 312.21(c), as may be amended; or (ii) the equivalent of such a clinical study for submission to the EMEA; or (iii) equivalent submission in such other country or jurisdiction.

1.89                        “Product” means a pharmaceutical product containing at least one Collaboration Compound or BI Compound, whether or not such Product is used as a single agent and/or in combination with other therapeutically active components.  If a Product contains a Collaboration Compound or BI Compound, all provisions of this Agreement relevant to Products (including, but not limited to, milestone and royalty payments to Vitae) will apply thereto, regardless of whether the active ingredient (i.e., the 11β HSD-1 Inhibitor) in such Product was identified by Vitae or by the BI Group, except as otherwise provided for in this Agreement.

1.90                        “Potential Development Candidate” means any Collaboration Compound that has not failed to meet the characteristics and/or properties described in Exhibit 2 pursuant to Section 4.6.1.

1.91                        “Promotional Materials” means advertising, promotional, educational and communication materials (other than labeling) for Commercialization of Products.

1.92                        “Receiving Party” shall have the meaning assigned thereto in Section 10.1.

1.93                        “Records” shall have the meaning assigned thereto in Section 4.4.

1.94                        “Research” means those activities undertaken for the identification, synthesis, characterization and optimization of compounds and selection of compounds for Development defined in the Research Plan as amended from time to time.

1.95                        “Research Collaboration” shall have the meaning assigned thereto in Section 4.1.

1.96                        “Research Plan” means the outline plan prepared in accordance with Section 4.2 below for the Research of 11β HSD-1 Inhibitors designed to achieve the selection of a Development Candidate as a Product.  A preliminary Research Plan is attached as Exhibit 2.

1.97                        “Research Term” shall have the meaning assigned thereto in Section 4.3.

1.98                        “Royalty Term” means, on country-by-country and Product-by-Product basis, a period starting on the Effective Date and expiring upon the later of (i) the expiry of the last-to-expire Vitae Patent, Joint Patent, or BI Patent which has at least one Valid Claim Covering such Product in such country (including the term of any applicable SPC), or (ii) ten (10) years from the date of First Commercial Sale of such Product in such country.

1.99                        “Serious Material Breach” means any willful material breach by Vitae of one or more of the following provisions (wherein such breach results in the actual loss of

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exclusivity granted to BI under this Agreement relating to any Patents covering significant composition of matter for a Product sold by BI in a Major Market):  (i) Vitae’s grant of rights to BI under Section 2.1.1; (ii) Vitae’s confidentiality obligations under Article 10 with respect to significant data obtained during the Research Collaboration, the significant results of BI’s Development and any material information contained in any registration dossier or submission for any Marketing Authorization for any Products; or (iii) Vitae’s obligations under Section 13.2 to properly file, maintain and prosecute any Patents Covering the composition of matter for any Products currently being sold by BI for a Core Indication in a Major Market.  For the avoidance of doubt, a Serious Material Breach, if determined by an arbitrator to have occurred pursuant to Section 15.7, will also qualify as a material breach of a material obligation for purposes of Section 14.2.

1.100                 “SPC” means a right based upon a Patent to exclude others from making, having made, using, offering to sell, selling, importing or exporting a Product, such as a Supplementary Protection Certificate.

1.101                 “Special Damages” shall have the meaning assigned thereto in Section 14.2.3.

1.102                 “Studies” means Phase I Studies, Phase II Studies, Phase III Studies and post-Marketing Authorization Approval studies, as applicable.

1.103                 “Technical Failure” means the discontinuation of Development or Commercialization of a Product for technical, scientific, medical or regulatory reasons, including, but, not limited to, unacceptable preclinical toxicity, demonstration of a side effect profile significantly worse than currently marketed products, or inability to manufacture in an acceptable purity or for an acceptable price.

1.104                 “Term” shall have the meaning assigned thereto in Section 14.1.

1.105                 “Terminated Product” shall have the meaning assigned thereto in Section 14.3.

1.106                 “Territory” means all the countries and territories of the world.

1.107                 “Third Party” means a Person who is not a Party or an Affiliate of a Party, or in the case of BI, not a member of the BI Group.

1.108                 “Third Party Claim” shall have the meaning assigned thereto in Section 12.3.1.

1.109                 “Trademark” shall have the meaning assigned thereto in Section 2.3.

1.110                 “Transaction” shall have the meaning assigned thereto in Section 14.5.

1.111                 “United States” means the United States of America and its territories and possessions.

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1.112                 “Valid Claim” means on a country-by-country and Product-by-Product basis, any claim pending in a patent application or any granted claim in an unexpired patent which has (i) not been held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer; and (ii) would, if issued, but for the licenses granted hereunder, be infringed by the Research, Development and/or Commercialization of said Product in said country.  Notwithstanding the foregoing, in case of pending patent applications, it is understood and agreed that if the corresponding claim in the corresponding US or EP patent applications:  (1) have been limited or cancelled because of patentability requirements such that the corresponding claim does not Cover said Product; (2) has lapsed; (3) has been finally rejected (and the rejection has been affirmed on appeal or the time for appeal or petition has lapsed); or (4) has been finally revoked (and the revocation has been affirmed on appeal or the time for appeal or petition has lapsed), then such corresponding claim in such corresponding patent application pending in any country will not be deemed to be a Valid Claim.

1.113                 “Vitae Intellectual Property” shall mean collectively Vitae Know-How and Vitae Patents.

1.114                 “Vitae Know-How” means all present and future information regarding Products or 11β HSD-1 Inhibitors that (i) are necessary for, or relevant to, or useful for BI to perform its obligations or exercise its rights under this Agreement, and (ii) during the Term, are in Vitae’s or any of its Affiliates’ (except an Acquiring Entity’s) possession or control and are or become owned by, or otherwise may be licensed by Vitae or any of its controlled Affiliates.

1.115                 “Vitae Patents” means all Patents that are owned or become owned by Vitae or Vitae’s Affiliates (except an Acquiring Entity), or as to which Vitae or Vitae’s Affiliates (except an Acquiring Entity) are or become in-licensed (other than BI Patents) now or in the future, with the right to grant the sublicense rights granted to BI under this Agreement without payment of additional consideration to the licensor (unless BI agrees to pay such additional consideration), which patent rights Cover the Development and Commercialization, including the making, having made, use, offer for sale, sale or importation of a Product or 11β HSD-1 Inhibitor.  Vitae Patents as of the Effective Date are listed in Exhibit 1.

2.                                      LICENSE GRANTS, OWNERSHIP AND EXCLUSIVITY.

2.1                               License Grants.

2.1.1                     License to BI.  Subject to the terms and conditions of this Agreement, Vitae grants to BI, and BI accepts, an exclusive, royalty-bearing, non-transferable (except as expressly set forth in Sections 15.10 and 15.11) license in the Field under the Vitae Patents, Vitae Know-How and Vitae’s rights in the Joint Patents, Joint Inventions and Joint Know-How to make, have made, use, register, sell, offer to sell, import, export, Research, Develop and Commercialize BI Compounds, Collaboration Compounds, Potential Development Candidates, Development Candidates and Products in the Territory.

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2.1.2                     Licenses to Vitae.

(a)                                 Subject to the terms and conditions of this Agreement, BI grants to Vitae, and Vitae accepts, a royalty-free, non-transferable (except as expressly set forth in Section 15.10) license in the Field under the BI Patents, the BI Know-How and BI’s rights in the Joint Patents, Joint Inventions and Joint Know-how for the sole purpose of Vitae’s exercise of its rights and performance of its obligations as described in this Agreement relating to (i) the Research of 11β HSD-1 Inhibitors as a non-exclusive license, and (ii), solely to make, have made, use, register, sell, offer to sell, import, export, exploit, Develop and Commercialize Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) and Products containing Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) for Non-Core Indications in the Territory as an exclusive license.

(b)                                 Subject to the terms and conditions of this Agreement, BI grants to Vitae, and Vitae accepts, a royalty-free, non-transferable (except as expressly set forth in Section 15.10) sublicense in the Field under the Vitae Patents and the Vitae Know-How for the sole purpose of Vitae’s performance of its rights and obligations as described in this Agreement relating to (i) the Research of 11β HSD-1 Inhibitors as a non-exclusive sublicense, and (ii) solely to make, have made, use, register, sell, offer to sell, import, export, exploit, Develop and Commercialize Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) and Products containing Collaboration Compounds (other than Development Candidates and/or Potential Development Candidates) for Non-Core Indications in the Territory as an exclusive sublicense.

2.2                               Sublicensing and Subcontracting.

2.2.1                     BI’s Right to Sublicense and Subcontract.  BI may sublicense or subcontract its rights to Research, Develop or Commercialize Products in whole or in part to any of its Affiliates, subject to BI’s prior written notification to Vitae, and/or in whole or in part to Third Parties with respect to the Major Markets, subject to Vitae’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  However, BI may sublicense or subcontract its rights to Commercialize Products in part to any Third Parties with respect to countries outside of the Major Markets upon prior written notification to Vitae.  BI shall secure all appropriate covenants, obligations and rights from any such sublicensee or subcontractor, including, but not limited to, licenses, intellectual property rights and confidentiality obligations, to ensure that such sublicensee or subcontractor is subject to, and BI can comply with, all of BI’s covenants and obligations to Vitae under this Agreement.  BI’s rights to sublicense or subcontract are limited as expressly set forth in this Section 2.2.1.  BI shall (i) use Diligent Efforts to enforce any such sublicense or subcontract, and (ii) be responsible for any failure of its sublicensees and subcontractors to comply with this Agreement.

2.2.2                     Vitae’s Right to Sublicense and Subcontract.  Vitae may subcontract its Research obligations as set forth in Section 4 below to any of its Affiliates and/or to Third Parties, subject to BI’s prior written consent only with respect to Third Parties, which consent shall not be unreasonably withheld, conditioned or delayed.  Vitae may sublicense its rights to Develop or Commercialize Products for Non-Core Indications in whole or in part to any

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of its Affiliates and/or Third Parties, provided that Vitae gives BI the opportunity to negotiate in good faith the granting of a sub-license to BI prior to granting a sublicense to a Third Party.  If Vitae decides to sublicense its rights to Develop or Commercialize Products for Non-Core Indications in whole or in part to a Third Party, Vitae shall give written notice of such intent to BI, whereupon BI shall advise Vitae in writing if BI is interested in negotiating a sublicense agreement.  If BI indicates that BI is not interested in obtaining a sublicense or if the Parties are unable to conclude a sublicense agreement within sixty (60) days after the date of Vitae’s written notice to BI of Vitae’s intent to grant a sublicense to a Third Party, then Vitae shall be free to grant such sublicense to a Third Party without further obligation of negotiation with BI.  Vitae shall secure all appropriate covenants, obligations and rights from any such subcontractor or sublicensee, including, but not limited to, licenses, intellectual property rights and confidentiality obligations, to ensure that such subcontractor is subject to, and Vitae can comply with, all of Vitae’s applicable covenants and obligations to BI under this Agreement.  Vitae’s rights to sublicense and subcontract are limited as expressly set forth in this Section 2.2.2.  Vitae shall (i) use Diligent Efforts to enforce any such subcontract, and (ii) be responsible for any failure of its subcontractors to comply with this Agreement.

2.3                               Trademarks.  Products shall be Commercialized under trademarks and trade dress selected by BI (collectively, “Trademarks”).  BI shall exclusively own all Trademarks for Products, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Trademarks and all related costs and expenses.

2.4                               Exclusivity.  During the Research Term (including any extensions of the initial Research Term), the BI Group, Vitae and Vitae’s Affiliates (except an Acquiring Entity) shall not, directly or with any Third Party, conduct Research, Development or Commercialization activities involving any 11β HSD-1 Inhibitor in the Field outside of this Research Collaboration, except as permitted pursuant to Sections 2.2, 2.5 and 3.3.2(k) (Vitae’s right to Research, Develop and Commercialize Non-Core 11β HSD-1 Inhibitors).

2.5                               Non-Core 11β HSD-1 Inhibitors.  Subject to Sections 2.2.2, 3.3.2(k) and 4.6.1, Vitae shall have complete decision-making authority with respect to any issues relating to Research, Development and Commercialization of Non-Core 11β HSD-1 Inhibitors; and such issues shall not be subject to the governance provisions of Article 3.  Notwithstanding the foregoing, Vitae shall provide the JSC at least twice yearly with a summary of the Development and Commercialization activities pertaining to any Non-Core 11β HSD-1 Inhibitor.  Any information provided by Vitae to BI concerning its activities relating to Non-Core 11β HSD-1 Inhibitors shall be deemed Vitae Confidential Information, and BI shall not disclose or use such information for its internal research programs.  Further, BI shall not use such information if such use will provide a competitive advantage to a Product, Collaboration Compound or BI Compound vis-à-vis one of Vitae’s Non-Core 11β HSD-1 Inhibitors.

3.                                      GOVERNANCE.

3.1                               General.  In connection with this Agreement, the Parties shall:  (i) strive to balance the legitimate interests and concerns of the Parties and to realize the economic potential of Products; (ii) act in a commercially reasonable manner and in good faith in all decisions or determinations to be made hereunder, including, but not limited to, all decisions specified to be

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in a Party’s discretion; (iii) use Diligent Efforts to conduct Research according to the Research Plan and to perform all responsibilities assigned to the Parties under the Research Plan; and (iv) use Diligent Efforts to carry out the terms and intent of this Agreement and collaboration, including, but not limited to, a Party’s responsibilities in respect of Developing and Commercializing 11β HSD-1 Inhibitors.  In addition, the Parties agree that they shall follow the Potential Development Candidate Selection process set forth in Section 4.6.1.

3.2                               Committees.  The Parties shall form a “Joint Steering Committee”, which shall be established, hold meetings and make decisions in accordance with the procedures specified in Section 3.3 below.  The Joint Steering Committee (i) shall establish a Joint Research Committee, as described in Section 3.4 below (“JRC”) and (ii) shall establish a Joint Development Committee, as described in Section 3.5 below (“JDC”), provided that Vitae elects to exercise its option to co-fund Development of any Product pursuant to Section 5.4.  In the event that the Joint Steering Committee elects not to establish an applicable Committee as specified above, the Joint Steering Committee shall be responsible for performing the responsibilities of such Committee specified below.  The Parties intend that their respective organizations will work together and will use Diligent Efforts to assure success of the collaboration.  By consensus, any Committee may cancel meetings and/or establish a different meeting schedule.

3.3                               Joint Steering Committee.

3.3.1                     Members.  Within thirty (30) days after the Effective Date, the Parties shall establish the Joint Steering Committee, which shall consist of six (6) members, with each Party designating three (3) of its or its Affiliates’ employees as members.  Each of BI and Vitae may replace any or all of its representatives on the Joint Steering Committee at any time upon written notice to the other Party.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the Joint Steering Committee.  BI and Vitae each may, on advance written notice to the other Party, invite non-member employees of such Party to attend meetings of the Joint Steering Committee.  The Joint Steering Committee shall be co-chaired by a Joint Steering Committee representative of each of Vitae and BI.  A secretary of the Joint Steering Committee will be appointed on an annual rotating basis by either Vitae or BI, who shall be a representative of such Party, as applicable, with Vitae providing the first secretary.

3.3.2                     Responsibilities.  Except as specified otherwise in this Agreement, the Joint Steering Committee shall perform the following functions:

(a)                                 Discuss the overall strategy for the Research Collaboration;

(b)                                 Coordinate the Parties’ activities hereunder;

(c)                                  Monitor Development and Commercialization of Products in Major Markets pursuant to the terms of this Agreement;

(d)                                 Serve as a forum for discussion and communication regarding the Development and Commercialization of Products pursuant to this Agreement;

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(e)                                  Review and approve Research Plans and any material amendments to Research Plans;

(f)                                   Review Research Collaboration activities and results for the previous period and make any strategic recommendations as appropriate;

(g)                                  Discuss Development Plans and Marketing Plans (in Major Markets) for Products and any material amendments to such Development Plans and Marketing Plans;

(h)                                 Discuss Development activities for the previous period;

(i)                                     Establish the JRC and, if applicable, the JDC;

(j)                                    Discuss “go/no-go” decisions and other matters referred to the Joint Steering Committee, including, but not limited to, the continued Development of a particular Product;

(k)                                 Review and approve requests by Vitae regarding Research, Development and Commercialization of Non-Core 11β HSD-1 Inhibitors by Vitae pursuant to Section 4.6.1;

(l)                                     Review a summary of life-cycle management of, and intellectual property protection for, Products;

(m)                             Review and coordinate the progress of all Committees other than the Joint Steering Committee;

(n)                                 Use Diligent Efforts to resolve Commercial Conflicts;

(o)                                 Resolve disputes, disagreements and deadlocks unresolved by any other Committee;

(p)                                 Review cost plans relating to any Research; and

(q)                                 Perform such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

3.3.3                     Meetings.  The Joint Steering Committee shall meet in person at least twice each calendar year, and more frequently (i) as mutually agreed by the Parties, (ii) as required to resolve Commercial Conflicts, or (iii) as required to resolve disputes, disagreements or deadlocks in the JRC, JDC or other Committees established by the Joint Steering Committee, on such dates, and at such places and times, as the Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the Joint Steering Committee within thirty (30) days after the establishment of the Joint Steering Committee.  The Joint Steering Committee shall arrange to meet in person or convene otherwise to assess (and to the extent specified above, approve) any Research Plans, Development Plans or Marketing Plans submitted to the Joint

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Steering Committee in each calendar year so that such plans will be assessed within thirty (30) days following submission to the Joint Steering Committee.  To the extent the applicable Committee differs in its assessment (or approval, if applicable) of any such Research Plans, and recommends them to be reformulated, such plans shall be assessed (and approved, if applicable) by the Joint Steering Committee as soon as reasonably practicable after resubmission of same.  Meetings of the Joint Steering Committee that are held in person shall alternate between offices of BI and Vitae (with the first meeting to be held at Vitae’s offices), or such other place as the Parties may agree.  In addition to the semi-annual face-to-face meetings, the Parties may also agree to hold meetings of the Joint Steering Committee by means of telecommunications or video conferences.

3.3.4                     Decision-Making.

(a)                                 The Joint Steering Committee may make decisions with respect to any subject matter that is subject to the Joint Steering Committee’s responsibility and functions as set forth in Section 3.3.2.  Except as specified in Section 3.4.2(b), all decisions of the Joint Steering Committee shall be made by consensus, with the representatives from each Party having one collective vote.  The Joint Steering Committee shall use Diligent Efforts to resolve the matters within its roles and functions or otherwise referred to it.

(b)                                 With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) business days after the matter has been brought to the Joint Steering Committee’s attention, then such issue shall be referred to the Chief Executive Officer of Vitae and the Board Member for Research, Development and Medicine of BI (collectively, the “Officers”) for resolution.  If the Officers are unable to reach consensus within sixty (60) days after the matter has been referred to them, then BI shall have final decision-making authority with respect to all issues relating to Development and Commercialization of any Development Candidate, Potential Development Candidate or BI Compound selected for Development pursuant to Section 4.6.1.  However, if the disputed issue involves a Commercial Conflict or any other dispute not within one Party’s sole final decision-making authority (as expressly set forth in this Agreement), then the Parties shall resolve the issue using the dispute resolution procedures set forth in Section 15.7 below.  Notwithstanding the above, neither the Joint Steering Committee nor BI may make decisions that would otherwise require agreement, approval or consent of a Party as set forth in this Agreement.

3.4                               Joint Research Committee.

3.4.1                     Members.  Within thirty (30) days after the establishment of the Joint Steering Committee, the Joint Steering Committee shall establish the JRC, and BI and Vitae shall each designate an equal number of employees from their respective organizations, up to a maximum total of six (6) members on the JRC, with a maximum of three (3) representatives from each Party.  Each of BI and Vitae may replace any or all of its representatives on the JRC at any time upon written notice to the other Party.  Such representatives shall include individuals who have the relevant experience and expertise for activities included in the Research Plan for the next twelve (12) calendar months.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JRC.  BI and Vitae each may, on advance written notice to the other Party, invite non-member

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employees of such Party to attend meetings of the JRC.  The JRC shall be chaired on an annual rotating basis by a JRC representative of either Vitae or BI, as applicable, with Vitae providing the first such chairperson.  The other Party shall appoint a secretary of the JRC, who shall be a representative of such Party and who shall serve for the same annual term as such chairperson.

3.4.2                     Responsibilities.  The JRC shall perform the following functions:

(a)                                 Prepare, review and approve the Research Plan on at least an annual basis (the initial Research Plan has been agreed in writing by the Parties prior to the Effective Date and is attached as Exhibit 2 to this Agreement);

(b)                                 On a quarterly rolling basis beginning within three (3) months after the Effective Date, update and amend any Research Plan and review the Research Plan for each Product for the following calendar year so that it can immediately thereafter submit such proposed Research Plan to the Joint Steering Committee for review and approval;

(c)                                  Review and recommend to the Joint Steering Committee any material amendments or modifications to Research Plans;

(d)                                 Review the progress of the Research Collaboration during the previous period, and any reports submitted by the Parties to the JRC;

(e)                                  Review and recommend to the Joint Steering Committee “go/no-go” decisions for the Development of Products and 11β HSD-1 Inhibitors by BI; and

(f)                                   Perform such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

3.4.3                     Meetings.  The JRC shall meet at least once during every calendar quarter, and more frequently as BI and Vitae mutually agree, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the JRC as a face-to-face meeting within thirty (30) days after the establishment of the JRC.  Meetings of the JRC that are held in person shall alternate between the offices of BI and Vitae (with the first such meeting to be held at Vitae’s offices), or such other place as the Parties may agree and such face-to-face meetings shall occur no less than twice per calendar year.  The Parties may agree to hold the remaining meetings by means of telecommunications or video conferences.

3.4.4                     Decision-Making.  The JRC may make decisions with respect to any subject matter that is subject to the JRC’s responsibility and functions as set forth in Section 3.4.2.  Except as set forth below, all decisions of the JRC shall be made by consensus, with the representatives from each Party having one collective vote.  If the JRC cannot reach consensus within ten (10) business days after it has first met and attempted to reach such consensus, the matter shall be referred to the Joint Steering Committee for resolution.

3.4.5                     Start of Development.  Notwithstanding the foregoing, BI may decide at its sole discretion to commence Development with any Potential Development

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Candidate even in the event that such Potential Development Candidate does not fulfill all criteria set forth in the relevant Research Plan.  If BI decides to commence Development of a Potential Development Candidate even if such Potential Development Candidate does not fulfill all criteria set forth in the Research Plan, then such Potential Development Candidate shall be deemed a Development Candidate after BI’s decision, and such decision shall trigger the obligation to pay the Development Candidate Selection milestone payment pursuant to Section 9.3.1 or 9.3.3.

3.5                               Joint Development Committee.

3.5.1                     Members.  In the event that the Joint Steering Committee establishes the JDC, BI and Vitae shall each designate an equal number of employees in their respective organizations, up to a maximum total of four (4) members on the JDC, with a maximum of two (2) employees from each Party.  Each of BI and Vitae may replace any or all of its employees on the JDC at any time upon written notice to the other Party.  Such employees shall include individuals who have the relevant experience and expertise for activities included in the Development Plan for the next twelve (12) calendar months.  A Party may designate a substitute employee to temporarily attend and perform the functions of such Party’s designee at any meeting of the JDC.  BI and Vitae each may, on advance written notice to the other Party, invite non-member employees of such Party to attend meetings of the JDC.  The JDC shall be chaired on an annual rotating basis by a JDC representative of either Vitae or BI, as applicable, with BI providing the first such chairperson.  The other Party shall appoint a secretary of the JDC, who shall be a representative of such Party and who shall serve for the same annual term as such chairperson.

3.5.2                     Responsibilities.  If formed, the JDC shall perform the following functions (otherwise, the Joint Steering Committee shall perform such functions) for both Core and None-Core Indications:

(a)                                 On a twice per year basis beginning within six (6) months of the commencement of Development activities, discuss any updates and amendments of any Development Plan and monitor the Development Plan for each Product;

(b)                                 Monitor the Development strategy for Products in the Territory;

(c)                                  Monitor regulatory strategy and activities for Products in accordance with Article 8 of the Agreement;

(d)                                 Discuss “go/no-go” decisions for the Development of Products;

(e)                                  Discuss the status and results of all Studies in respect of Products and other major Development milestones in respect of Products based on the management summary provided by BI;

(f)                                   Discuss labeling goals and strategy; and

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(g)                                  Have such other responsibilities as may be assigned to the JDC pursuant to this Agreement or as may be mutually agreed upon by the Parties through the Joint Steering Committee from time to time.

3.5.3                     Meetings.  If established, the JDC shall meet at least twice during every year, and more frequently as BI and Vitae mutually agree, on such dates, and at such places and times, as such Parties shall agree; provided that the Parties shall endeavor to have the first meeting of the JDC as a face-to-face meeting within thirty (30) days after the establishment of the JDC.  Meetings of the JDC that are held in person shall alternate between the offices of BI and Vitae (with the first such meeting to be held at BI’s offices), or such other place as the Parties may agree.  The Parties may agree to hold other meetings by means of telecommunications or video conferences.

3.5.4                     Decision-Making.  If established, the JDC may make decisions with respect to any subject matter that is subject to the JDC’s responsibility and functions as set forth in Section 3.5.2.  Except as set forth below, all decisions of the JDC shall be made by consensus, with the representatives from each Party having one collective vote.  If the JDC cannot reach consensus within ten (10) business days after it has first met and attempted to reach such consensus, the matter shall be referred to the Joint Steering Committee for resolution.

3.6                               Minutes of Committee Meetings.  The secretary of each Committee will finalize definitive minutes of such Committee’s meetings no later than thirty (30) days after the meeting to which the minutes pertain as follows:

3.6.1                     Distribution of Minutes.  Within ten (10) days after a meeting, the applicable secretary shall prepare and distribute to all members of such Committee draft minutes of the meeting.  Such minutes shall provide a list of any issues yet to be resolved, either within such Committee or through the relevant resolution process.

3.6.2                     Review of Minutes.  Members of each Committee shall have ten (10) days after receiving such draft minutes to provide comments to the secretary of such Committee.

3.6.3                     Discussion of Comments.  Upon the expiration of such second ten (10) day period, the Parties shall have an additional ten (10) days to discuss each other’s comments and finalize the minutes.  The chairperson and secretary of such Committee shall approve the minutes by signing and dating the minutes or by other means determined by the Committee.

3.7                               Expenses.  Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate in, a Committee.

4.                                      RESEARCH COLLABORATION.

4.1                               General.  Under the direction of the JRC, the Parties shall use Diligent Efforts to Research 11β HSD-1 Inhibitors (the “Research Collaboration”) and to recommend that certain Collaboration Compounds, Potential Development Candidates or BI Compounds meeting

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certain criteria (agreed upon by the JRC and Joint Steering Committee) be selected for further pre-clinical studies (each a “Development Candidate”) pursuant to Section 4.6.2.

4.2                               Research Plan.  The Parties will use Diligent Efforts to conduct the Research Collaboration in accordance with a Research Plan.  The Research Plan will set forth (i) the scope of the Research Collaboration and the resources that will be dedicated to the activities contemplated within the scope of the Research Collaboration, (ii) specific objectives for the term of the Research Plan which objectives will be updated or amended, as appropriate, by the JRC and reviewed and approved by the Joint Steering Committee and (iii) cost plan for such activities.  The Parties have agreed upon the initial Research Plan, which is attached as Exhibit 2 to this Agreement.

4.3                               Research Term.  The Research Collaboration shall commence on the Effective Date and continue for a period of forty-eight (48) months (the initial “Research Term”).  The Parties may agree to extend the Research Term by extending the Initial Research Funding Period as explained in further detail in Section 9.2.2 below.

4.4                               Records.  Each Party agrees to maintain proper records (the “Records”) in respect of its performance of the Research, including the procedures, techniques and methodologies used, the progress made, and any Inventions conceived and/or reduced to practice or otherwise made as part of the Research.  During the Research Term, each Party shall upon written request by the other Party, which shall not be unreasonably made, (a) make the Records available for inspection and review by the other Party during normal business hours; and (b) provide copies of the Records or any part(s) thereof to the other Party, as requested by said other Party.  As part of keeping the Records, each Party shall ensure that all of its personnel and all of its agents that are involved in the Research will keep accurate laboratory notebooks, which laboratory notebooks: (i) shall be duly signed, dated and witnessed; and (ii) shall be created and maintained in accordance with its standard operating procedures that would be sufficient to allow for said laboratory notebooks to be used in any proceedings before the United States Patent and Trademark Office, in order to establish the date of invention for any Inventions in accordance with United States patent Laws.

4.5                               Vitae’s Responsibilities.

4.5.1                     FTE’s.

(a)                                 Subject to BI’s payment of its research funding obligations set forth in Section 9.2, Vitae shall dedicate a minimum of ten (10) FTE’s up to a maximum of twenty (20) FTE’s.  BI acknowledges that any FTE’s that Vitae will use to satisfy its FTE obligations under this Agreement may be WuXi Pharmatech (288 FuTe ZhongLu, Waigaoqiao Free Trade Zone, Shanghai, China 200131) employees based in China provided that no more than an average of three (3) WuXi Pharmatech employees are used to fulfill the minimum FTE requirements during any calendar quarter.  For avoidance of doubt, Vitae shall determine, in its sole discretion (notwithstanding any other provision in this Agreement), the number of additional FTE’s (above ten (10)) that Vitae shall dedicate to the Research Collaboration during the initial twenty-four (24) month portion of the Research Term; and neither BI nor the Joint Steering Committee have authority to require Vitae to commit more than the minimum FTE requirement

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specified above.  Vitae shall secure all appropriate covenants, obligations and rights from WuXi Pharmatech, including, but not limited to, confidentiality obligations, to ensure that WuXi Pharmatech is subject to, and WuXi Pharmatech can comply with, all of Vitae’s applicable covenants and obligations to BI under this Agreement.

(b)                                 The Parties may extend the Research Term by extending the Initial Research Funding Period as set forth in Section 9.2.2.

(c)                                  Vitae shall have no obligation to provide any FTE’s or perform any Research during any unfunded period of the Research Term (including unfunded portions of the extended Research Term), although Vitae may, at its sole discretion, agree to provide FTE resources during such time period in order to advance the Research Collaboration.  For avoidance of doubt, during any unfunded period of the Research Term, notwithstanding any other provision of this Agreement, Vitae shall have the sole discretion to determine whether it will commit any FTE’s and, if it commits such FTE’s, how many FTE’s it will commit during such time period; and neither BI nor the Joint Steering Committee have authority to require Vitae to commit any FTE resources during such time period.

4.5.2                     Reports.  Vitae shall work with BI to provide a report to the JRC at the end of each calendar quarter detailing the progress made on the Research Collaboration by the Parties.

4.5.3                     Vitae’s Activities.  Vitae shall use Diligent Efforts to perform all of its Research activities in accordance with the Research Plan and as determined by the JRC.

4.6                               BI’s Responsibilities.

4.6.1                     Potential Development Candidates.

(a)                                 All Collaboration Compounds shall be deemed initially to be Potential Development Candidates until such time that BI decides that any Potential Development Candidate has failed to meet the characteristics and/or properties described in Exhibit 2.  After such determination or decision regarding such compound, such compound shall no longer be deemed a Potential Development Candidate but rather shall be available to Vitae to select for Development and Commercialization for Non-Core Indications pursuant to the procedure outlined below.  The determination of whether a Potential Development Candidate has failed to meet the characteristics and/or properties described in Exhibit 2, as well as BI’s decision on Development Candidate Selection shall not be unreasonably delayed or withheld by BI.  For the avoidance of doubt, Vitae may not select any Potential Development Candidates for Development and Commercialization for Non-Core Indications but shall be free to Develop and Commercialize any Collaboration Compound that is not a Potential Development Candidate for Non-Core Indications as set forth in this Agreement.

(b)                                 Notwithstanding the above, Vitae may submit a request for selection of Potential Development Candidates for Non-Core Indications through the Joint Research Committee, subject to the following conditions:  (i) Vitae shall notify BI promptly of its request to select such Collaboration Compounds or Potential Development Candidates through the Joint Steering Committee as set forth in Section 3.3.2(k); (ii) such Potential

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Development Candidate is not actively being tested and progressed toward Development Candidate Selection according to the Preliminary Research Plan as described in Exhibit 2; and (iii) after Vitae’s notification, BI shall have a period of six (6) weeks to test such Collaboration Compound or Potential Development Candidate for eligibility as Development Candidate.  Should BI determine that such Collaboration Compound or Potential Development Candidate is eligible as Development Candidate, it shall continue to be treated as Potential Development Candidate.  However, should BI fail to select such compound as Development Candidate or backup Development Candidate within six (6) months after said determination, such compound shall be thereafter no longer be considered a Potential Development Candidate, and BI shall not have any further right to classify such Collaboration Compound as Potential Development Candidate, and Vitae shall be free to Develop and Commercialize such compound for Non-Core Indications.

(c)                                  The Parties understand and agree that BI shall have the final decision-making authority to Develop such Potential Development Candidate, Collaboration Compounds or BI Compounds which BI deems most promising.

(d)                                 Any Potential Development Candidate or Collaboration Compound selected by Vitae for Development and Commercialization in Non-Core Indications shall no longer be deemed a Potential Development Candidate and shall no longer be available to BI for selection as a Development Candidate.

4.6.2                     Development Candidate Selection.  BI and Vitae shall use Diligent Efforts to select Potential Development Candidates or BI Compounds that meet the Development Candidate and backup Development Candidate selection criteria agreed upon by the Parties.  If (i) Vitae recommends that BI selects a particular Potential Development Candidates, which in Vitae’s reasonable judgment satisfies the Development Candidate selection criteria agreed upon by the Parties, as a Development Candidate, and (ii) BI (a) declines to select such compound as a Development Candidate and (b) fails to select any Potential Development Candidate as a Development Candidate within twelve (12) months after Vitae’s first Development Candidate recommendation, or has not already selected any Potential Development Candidate as a Development Candidate, then any such Potential Development Candidate(s) rejected by BI as Development Candidates shall each remain a Collaboration Compound and shall no longer be considered a Potential Development Candidate, and Vitae shall have the right (but not the obligation) to pursue Development of such Collaboration Compound(s) at Vitae’s sole expense for Non-Core Indications pursuant to the procedure outlined in Section 4.6.1.

4.6.3                     BI Activities.  BI shall use Diligent Efforts to perform all in vivo and preclinical activities in accordance with the Research Plan and as determined by the JRC.

4.6.4                     Funding.  BI shall bear the costs and expenses in connection with fulfilling its obligations for the Research Collaboration in accordance with Sections 4.6 and 9.2.

4.6.5                     Reports.  BI will work with Vitae to provide a report to the JRC at the end of each calendar quarter detailing the progress made on the Research Collaboration by the Parties.  If key clinical or other data are obtained by BI between JRC, JDC or JSC meetings,

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BI shall promptly report such data to Vitae; and such reports should be substantially contemporaneous with the disclosure of the same data to BI’s senior management.

5.                                      DEVELOPMENT OF PRODUCTS.

5.1                               General.  BI shall use Diligent Efforts to Develop Products, and will have sole responsibility for the performance of all Development activities.  It is the intention of this Research Collaboration to move a minimum of one (1) Collaboration Compound or BI Compound into Development at the earliest opportunity.  Without limiting the foregoing, BI shall use Diligent Efforts to (i) advance at least one (1) primary and one (1) back-up Collaboration Compound or BI Compound for type 2 diabetes or another Core Indication ready for Phase I Studies; (ii) advance one (1) Product through Development in accordance with the stage gates identified in the then current Development Plan for such Product; (iii) efficiently Develop the Products; and (iv) obtain Marketing Authorization Approvals to market the Products in Major Markets (as contemplated in Section 8.2).  BI shall use Diligent Efforts to secure the necessary resources and will keep the applicable Committee informed with a summary of the progress of individual Studies and activities relating to Products as part of any changes to Development Plans and timelines.  Except as otherwise provided for in this Agreement (i.e., if Vitae exercises its Co-Development Option pursuant to Section 5.4), BI shall bear all costs and expenses associated with Development of Products.  The Development Plan (attached as Exhibit3) may be amended as necessary by BI following consultation with Vitae, provided that any amendments shall be consistent with BI’s Diligent Efforts obligation, including the minimum diligence obligations set forth in Section 5.2.

5.2                               Minimum Diligence.  Without limiting the foregoing, BI shall use Diligent Efforts to meet the diligence milestones set forth below (“Milestone Timing”) and to achieve the time periods set forth below for the lead Product/compound (i.e. the compound or Product that is the furthest advanced).  For avoidance of doubt, the Milestone Timings shall not apply to the second or any subsequent Products, or the second or any subsequent indications.  The Parties anticipate as of the Effective Date that the milestones set forth in Section 5.2.1 could be achieved on time if BI meets its Diligent Efforts obligations.

5.2.1                     Diligence Milestones.

Milestone	Milestone Timing
Initiation of first Phase I Study for a Core Indication	****
Initiation of first Phase IIb Study for a Core Indication	****
Initiation of first Phase III Study for a Core Indication	****

5.2.2                     Unforeseen Delays.  If BI uses Diligent Efforts to Develop a particular Product, but (i) BI’s results do not support further advancement of the applicable Product; or (ii) BI discontinues Development of a particular Product for a particular Core

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Indication due to Technical Failure and promptly commences advancement of a back-up Product for the same Core Indication, then the relevant Milestone Timing set forth in Section 5.2.1 shall be extended by a reasonable period of time necessary to perform or re-perform the Development with such Product or back-up Product.  For example, if a Phase I Study for a Product were to take one (1) year, generate ambiguous results and have to be repeated, then a reasonable period, up to one (1) year, would be added to the Milestone Timing specified above for the first Phase II Study for such back-up Product.

5.2.3                     Obligation to Notify Promptly of Delays.  In the event that BI determines that it will likely fail to achieve an applicable milestone with respect to any Product (other than First Commercial Sale) within the applicable Milestone Timing established above, BI shall inform Vitae and use Diligent Efforts to resolve the situation taking into due consideration any recommendation and suggestion of Vitae.

5.3                               Development Decisions/Progress.  In conducting Development activities, BI shall consult with the applicable Committee (i.e., JDC or Joint Steering Committee) and shall promptly and comprehensively share a summary of relevant information relating to Development activities with Vitae.  In addition, BI shall provide its proposals and suggestions for amending or otherwise modifying the Development Plan (including Development timelines) to Vitae through the applicable Committee.  Without limiting the foregoing, BI shall provide to such Committee updates of Development progress and efforts at least twice per year.

5.4                               Co-Development Option.  Vitae shall have the right, but not the obligation, to co-fund the global Development of one (1) Product by sharing between ten percent (10%) to twenty percent (20%) of all costs of the Phase III Studies for such Product in return for an increased royalty in accordance with Section 9.6.5(b) (the “Co-Development Option”).

5.4.1                     Procedure for Exercise of Option.  At least six (6) months prior to Initiation of Phase III Studies for each Product, BI shall provide Vitae with a budget for the estimated Development costs for such Phase III Studies.  To exercise its Co-Development Option, Vitae shall notify BI in writing at least thirty (30) days prior to the Initiation of Phase III Studies that it is exercising its Co-Development Option; such written notice shall also specify the percentage of expenses that Vitae will be co-funding.

5.4.2                     Reimbursement of Development Costs.  If Vitae exercises its Co-Development Option, it shall reimburse BI for Vitae’s specified share of any reasonable Development costs actually incurred by BI in performing such Phase III Studies from the Initiation of such Phase III Studies until the submission of an NDA with the FDA or the EMEA.  Vitae shall make its reimbursement payments in arrears on a quarterly basis within thirty (30) days after receipt of an invoice from BI.  For avoidance of doubt, reimbursable Development costs shall also include BI’s internal expenses (such as employees’ salaries or overhead expenses), as determined and calculated in accordance with BI’s normal operating protocols for internal development projects.  If actual Development costs for the Phase III Studies exceed BI’s initial budget forecast (provided to Vitae pursuant to Section 5.4.1) by more than ten percent (10%), then Vitae shall have the right to continue to share Development costs in accordance with the original budget (with a corresponding pro rata reduction in the royalty increase Vitae would

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be entitled to, as set forth in more detail in Section 9.6.5(b)), but shall not prevent or require Vitae to reduce its reimbursement percentage.

5.4.3                     Responsibility for Development.  BI shall remain solely responsible for Development and continue to have sole responsibility for all Development activities even if Vitae exercises its Co-Development Option.

6.                                      COMMERCIALIZATION.

6.1                               General.  BI shall use Diligent Efforts to Commercialize Products in the Major Markets.  No later than six (6) months before the First Commercial Sale of a Product, BI shall prepare and oversee the implementation of an overall commercialization plan (“Commercialization Plan”).  BI will present a summary of said Commercialization Plan to the Joint Steering Committee (or the appropriate subcommittee created by the Joint Steering Committee) for such Product.

6.2                               BI Responsibilities.  BI shall have the sole right and responsibility for Commercialization of Products for distribution and sale.  BI shall bear all costs and expenses associated with the Commercialization of Products.  Without limiting the foregoing, BI shall have the sole right and responsibility to perform the following responsibilities:

(a)                                 Receive, accept and fill orders for Products;

(b)                                 Distribute, sell, record sales and collect payments for Products;

(c)                                  Establish and modify the terms and conditions with respect to the sale of Products, including, but not limited to, the price or prices at which Products will be sold, any discount, rebates or other deductions applicable to payments or receivables, and similar matters; and

(d)                                 Record Product sales in its books of account.

6.3                               Promotional Materials, Samples and Labeling.

6.3.1                     Markings.  To the extent permitted or required by applicable Law, the package insert for all Products will indicate that the Product has been jointly discovered and developed by BI together with Vitae.  Labeling of Products shall include all required notices needed to comply with all statutory patent marking requirements and other legal notice requirements or best practices.

6.3.2                     Statements Consistent with Labeling.  BI shall ensure that sales representatives detail Products in a fair and balanced manner and consistent with the requirements of all applicable Laws.

6.3.3                     Samples.  BI shall ensure that all samples are labeled and distributed in accordance with applicable Law.

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6.4                               Biannual Reports.   BI shall provide the Joint Steering Committee twice a year with a management summary of the Commercialization activities for Products in reasonable detail sufficient for Vitae to determine (i) whether the Commercialization of Products proceeds in accordance with the relevant Commercialization Plan; and (ii) whether BI has met its Diligent Efforts obligations.

7.                                      MANUFACTURING AND INVENTORIES.

7.1                               Manufacturing.  BI shall use Diligent Efforts to manufacture or otherwise obtain supply of the requirements of formulated, packaged and labeled Products for Development and Commercialization, in accordance with all applicable Laws, current Good Manufacturing Practices and this Agreement.  BI shall be solely responsible for manufacturing, packaging and labeling of Product.

7.2                               Inventory.  BI shall maintain an inventory of Products in accordance with BI’s normal practices with the goal of ensuring fulfillment of global demand for Products.

8.                                      REGULATORY MATTERS.

8.1                               General(a).  BI shall be solely responsible for, and shall use Diligent Efforts in the Major Markets in connection with, the submission of information, communicating with, and seeking Marketing Authorization Approvals from, Governmental Authorities in respect of Products and will keep Vitae informed, through the Joint Steering Committee or applicable subcommittee, of all significant issues arising therefrom.

8.2                               Regulatory Submissions(a).   BI shall also be solely responsible for submission of drug approval applications for Products and will use Diligent Efforts in seeking Marketing Authorization Approval for Products in accordance with this Agreement in the Major Markets and such other countries as BI reasonably determines, following consultation with the applicable Committee.  Upon request of BI, Vitae shall provide such reasonable assistance as may be required by BI where liaison between the Parties is, or may be, necessary to enable BI to fulfill its responsibilities hereunder.  BI shall be responsible for maintaining the Marketing Authorization Approvals obtained under this Section 8.2, and BI shall solely own all such approvals in the Territory.  BI shall be fully responsible for bearing all costs and expenses associated with undertaking and completing said registration activities in the Territory, including, but not limited to, the costs of preparing and prosecuting applications for such Marketing Authorization Approvals and fees payable to regulatory agencies in obtaining and maintaining same.

8.3                               Drug Safety Information.  Both Parties shall comply fully with all applicable adverse event reporting recommendations and requirements in all countries where the Parties intend to carry out clinical trials and/or to market the Products and agree to exchange such information as may be necessary to achieve that end and to ensure that both Parties are completely informed regarding adverse events with Products.  This includes single case reports, together with an appropriate medical evaluation, as well as aggregate data, such as PSURs required by authorities.  Vitae shall provide BI with all information on the safety of 11β HSD-1 Inhibitors which is in Vitae’s possession as of the execution of this Agreement or thereafter.

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This includes all adverse event reports received in the past, published literature and previous actions taken by Vitae or by authorities due to safety issues.  The Parties agree that the most effective and efficient method for exchanging safety information is electronically.  If electronic transmission capability between the Parties is not possible or is interrupted, other methods for the exchange of safety information such as telefax or courier service will be used. Interruptions to electronic data transfer will be kept to a minimum.  The transfer of safety information between the Parties will be made in an electronic format that complies with the ICH Guidance on Data Elements for Transmission of Individual Case Safety Reports. Transmission procedures specified by the ICH Electronic Standards for the Transfer of Regulatory Information (ICH M2) will be used at such time as these come into force as defined either in the Step 5 Consensus Guideline, or by the date on which these standards are required by European authorities or the FDA to be implemented, whichever is the earlier.  Both Parties will execute and implement a detailed pharmacovigilance agreement pertaining to Products no later than six (6) months before the earlier of the following events:  (i) BI or Vitae is physically and/or legally able to distribute Products in the market, in a clinical trial or for whatever purpose, or (ii) BI or Vitae has a Marketing Authorisation Approval, a clinical trial authorisation, or has regulatory reporting obligations for any other reason.

8.4                               Recalls or Corrective Action(a).  BI shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawal or other corrective action related to Products that BI has Commercialized, provided, however, that BI shall to the extent practicable consult Vitae prior to making any such decision and take into account Vitae’s views and interests in making its decision, provided such consultation does not delay or endanger the recall process.  BI shall be solely responsible for all costs and expenses associated with such recall, market withdrawal or corrective action, including, but not limited to, all fines, fees and refunds to distributors and other customers unless it can be demonstrated that the recall was caused by any act, omission or breach of this Agreement by Vitae.  If BI recalls or withdraws a Product, and BI does not use Diligent Efforts to reintroduce such Product, after the initial recall or withdrawal, then upon written notice to BI, Vitae shall have the right, but not the obligation, to terminate this Agreement with respect to such Product in any market in which such Product was recalled or withdrawn; and such Product shall be deemed a Terminated Product.

8.5                               Events Affecting Integrity or Reputation(a).  During the Term, the Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of Products or if a Party is threatened by or becomes aware of unlawful activity in relation to Products, including, but not limited to, deliberate tampering with or contamination of Products.  In any such circumstances, the Parties shall use Diligent Efforts to limit any damage to the Parties and/or to Products.  The Parties shall bring the matter to the attention of the other Party at the next Joint Steering Committee meeting to discuss and resolve such circumstances.

9.                          FINANCIAL PROVISIONS.

In consideration of the contributions and activities of Vitae under this Agreement and the rights granted by Vitae to BI hereunder, particularly the licenses set forth in Article 2 above, BI agrees to make the following payments as set forth in this Article 9:

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9.1                               Execution Payment(a).  Within ten (10) business days of (i) receipt of a written invoice, which shall be provided as soon as practicable after the Effective Date, and (ii) after BI’s receipt of a duly signed original of the Agreement, BI shall pay to Vitae a non-creditable, non-refundable amount of fifteen million dollars (US$15,000,000).

9.2                               Research Funding.

9.2.1                     Initial Research Collaboration.  During the initial twenty-four (24) months of the Research Term (the “Initial Funded Research Period”), BI shall pay Vitae eight hundred and twelve thousand, five hundred dollars (US$812,500) per quarter.  This research funding payment is based on an FTE rate of **** per FTE multiplied by **** FTE’s per year.  The installments shall be paid at the beginning of each calendar quarter provided that Vitae has provided a written invoice at least thirty (30) days prior to that date.  Vitae shall also provide a quarterly report setting forth the number of FTEs assigned to work on the Research Collaboration over the previous quarter.

9.2.2                     Research Collaboration Extension.  The Parties may agree to extend the Research Collaboration by extending the Initial Funded Research Period.  BI shall notify Vitae in writing at least ninety (90) days prior to the end of the Initial Funded Research Period (including any extensions) as to whether BI desires to continue funding Vitae FTE’s, as well as the number of FTE’s that BI intends to fund during the extended Initial Funded Research Period.  Vitae shall notify BI whether Vitae agrees to BI’s proposed extension within sixty (60) days after receipt of BI’s written notification.  The applicable FTE rate shall be equal to the original FTE rate of **** adjusted for inflation based on the increase in the Biomedical Research and Development Price Index (as determined by the Bureau of Economic Analysis (BEA), United States Department of Commerce), or successor index, over the applicable time period.  If the Initial Funded Research Period is extended, the Research Term shall be extended by the same time period.  For example, if the Parties agree to extend the Initial Funded Research Period by eighteen (18) months, then the Research Term shall likewise be extended for eighteen (18) months for all purposes under this Agreement.

9.2.3                     Other Expenses.  BI shall reimburse Vitae for all out-of-pocket expenses reasonably incurred by Vitae for external studies and other out-of-pocket non-FTE costs and expenses reasonably incurred as directed by the applicable Committee or specified in the applicable Research Plan (such as, for example, external in vivo studies), provided that such studies have been agreed beforehand with BI.

9.3                               Development and Regulatory Milestone Payments.  In the event BI achieves a Development or regulatory milestone specified below with respect to a Collaboration Compound or BI Compound, BI shall promptly, but in no event more than ten (10) days after the achievement of each such milestone, notify Vitae in writing of the achievement of such milestone.  BI shall pay to Vitae the non-refundable, non-creditable milestone payments as specified below within thirty (30) days of receipt of a written invoice to be provide by Vitae as soon as practicable following achievement of the particular milestone.  Notwithstanding the foregoing, if one or more Development milestones with respect to a particular Product does not occur, but a later Development milestone for the same Product is achieved, then all previous

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Development milestones for which the applicable milestone payments have not been made shall be paid at the time of achievement of such subsequent Development milestone.  The full milestone payments shall be payable only once for the first Product to reach the applicable milestone.  All milestone payments will apply whether Products are Developed and Commercialized as single or combination products.

9.3.1                     Development Milestones.

Development Milestones	Amount
Development Candidate Selection	US$ 8,000,000
Initiation of Phase I Studies	US$14,000,000
Initiation of Phase II Studies	****
Initiation of Phase III Studies	****

9.3.2                     Regulatory Milestones.

Regulatory Milestones	Amount
NDA Filing in the US	****
NDA Filing in a Major EU Country	****
NDA Filing in Japan	****
NDA Approval in the US	****
Marketing Authorization Approval in a Major EU Country	****
Marketing Authorization Approval in Japan	****

9.3.3                     Second and Subsequent Products.  The milestone payments set forth in Sections 9.3.1 and 9.3.2 shall be payable only once upon the first occurrence of a Product to reach each such milestone.  Milestone payments for the second and for each subsequent Product to reach each milestone shall be equal to fifty percent (50%) of the corresponding milestone payments set forth in Sections 9.3.1 and 9.3.2.

9.3.4                     Second and Subsequent Core Indications.  In addition to the milestone payments specified above upon achievement of the milestone for the first Core Indication for each Product, BI shall pay milestone payments equal to fifty (50%) of the regulatory milestone payments set forth in Section 9.3.2 for the second separate Core Indication (e.g., hypertension) for each Product, but not for label extensions to a primary diabetes indication.

9.4                               Commercialization Milestone Payments.  In the event that BI achieves a Commercialization milestone, BI shall promptly, but in no event more than sixty (60) days after the end of the calendar quarter in which the achievement of each such milestone occurred notify Vitae of the achievement such event.  The following non-refundable, non-creditable milestone payments will be payable one time only for the first Product to reach such milestone and will apply to such Product across all indications.  “Annual Net Sales” shall mean the cumulative, total worldwide Net Sales of a given Product in a given calendar year.

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9.4.1                     Commercialization Milestones.

Commercialization Milestones	Amount
Upon reaching US$1 billion in Annual Net Sales	****
Upon reaching US$2 billion in Annual Net Sales	****
Upon reaching US$3 billion in Annual Net Sales	****

9.4.2                     Second and Subsequent Products.  The milestone payments set forth in Section 9.4.1 shall be payable only once upon the first occurrence of a Product to reach each such milestone.  Milestone payments for the second and each subsequent Product to reach each applicable milestone shall be equal to fifty percent (50%) of the corresponding milestone payments set forth in Section 9.4.1.

9.5                               Requirements for Invoices.  All invoices provided by Vitae shall fulfill the requirements set forth in Exhibit 9.

9.6                               Royalties.

9.6.1                     Net Sales Royalties.  BI will make royalty payments based on Net Sales, on a Product-by-Product and country-by-country basis, from the date of the First Commercial Sale of each Product in each country until the expiration of the Royalty Term.  Such royalty payments shall be calculated based on year-to-date annual, aggregate, worldwide, Annual Net Sales of each Product (on a Product-by-Product basis), applying the tiered royalty rate shown below:

Annual Net Sales	Royalty
Annual Net Sales up to and including US$500,000,000	****
Annual Net Sales between US$500,000,001 and US$1,000,000,000	****
Annual Net Sales between US$1,000,000,001 and US$2,000,000,000	****
Annual Net Sales over US$2,000,000,000	****

For avoidance of doubt, the following example shall illustrate the royalty payment calculation:  Royalties on aggregate Net Sales of any Product in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels during such Calendar Year.  For example, if, during a Calendar Year, Net Sales of a particular Product were equal to USD 750,000,000, then the royalties payable would be calculated by adding (i) the royalties with respect to the first USD 500,000,000 at the first-level percentage of ****; and (ii) the royalties with respect to the next USD 250,000,000 at the second-level percentage of ****, for a total royalty of ****.

9.6.2                     Timing of Royalty Payments.  BI shall make all royalty payments within sixty (60) days following the end of each calendar quarter for Net Sales from the previous calendar quarter.

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9.6.3                     Bundling.  In the event that a Product is included as a “bundle” of products and/or services, BI may discount the bona fide list price of a Product by no more than the average percentage discount of all products in a particular “bundle,” calculated as [1-(A/B)] x 100, where “A” equals the total discounted price of a particular “bundle” of products, and “B” equals the sum of the undiscounted bona fide list prices of each unit of every product in such “bundle.”

9.6.4                     Royalties on Combination Products.  In the event that a Product is sold bundled with other products or in combination with other active, therapeutic components (“Other Product”) for a single price (“Combination Product”), then the royalty payments due on the Net Sales of the Combination Product will be adjusted as follows:

(a)                                 If the Product and the Other Product are sold separately, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction, A/(A+B) where “A” is the mean gross selling price of the Product and “B” is the mean gross selling price of the Other Product.

(b)                                 If the Product and the Other Product are sold separately, but the mean gross selling price of the Other Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the fraction A/C wherein “A” is the mean gross selling price of the Product and “C” is the mean gross selling price of the Combination Product.

(c)                                  If the Product and the Other Product are sold separately, but the mean gross selling price of the Product cannot be determined, the royalty payments due on the Net Sales of the Combination Product shall be equal to the applicable percentage (royalty rate) multiplied by the Net Sales of the Combination Product multiplied by the following formula:  one (1) minus B/C wherein “B” is the mean gross selling price of the Other Product and “C” is the mean gross selling price of the Combination Product.

(d)                                 If the Product and the Other Product are sold separately, but the mean gross selling price of neither the Product nor the Other Product can be determined, Net Sales of the Product shall be equal to Net Sales of the Product multiplied by a mutually agreed percentage.  If the Parties are unable to agree upon such a percentage, the dispute shall be resolved by arbitration pursuant to Section 15.7.

(e)                                  The mean gross selling price for a Product or Other Product shall be calculated for each country, once each calendar year, by dividing the sales amount by the units of the Product (based on BI’s audited records) and/or Other Product (based on data published by IMS or some other mutually agreed upon independent source).  In the initial calendar year, a forecasted mean gross selling price shall be used for the Product or Other Product, if no relevant sales occurred in the previous calendar year.  Any over or under payment due to a difference between forecasted and actual mean gross selling prices will be paid or credited in the first royalty payment of the following calendar year.

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9.6.5                     Royalty Adjustments.

(a)                                 Generic Competition.  The royalty payment due to Vitae (as set forth in Section 9.6.1) for sales of a particular Product in a particular country shall be reduced by fifty percent (50%) during any calendar quarter in which such Product faces Generic Competition.  “Generic Competition” means and shall be deemed to exist in a particular country in the Territory during a given calendar quarter with respect to a particular Product if during such calendar quarter, one or more Generic Products (other than a Generic Product sold by BI or its Affiliates or by a sublicensee under a license granted by BI or its Affiliate) were sold commercially in such country, and the Generic Products in the aggregate have a market share of twenty-five (25%) or more in that country (as measured by units sold based on data provided by IMS International, or if such data is not available, such other reliable data source as reasonably agreed upon by Vitae and BI).  If no data is commercially available, then the Parties shall agree upon a methodology for estimating the percentage unit-based market share of Generic Products in such country.

(b)                                 Co-Development Option.  If Vitae exercises its Co-Development Option with respect to a Product pursuant to Section 5.4, Vitae shall be entitled to an increased royalty rate for such Product as follows.  The applicable royalty rate from the table in Section 9.6.1 shall be increased by **** per 1% of Phase III Study Development costs shared by Vitae.  For example, if Vitae shares in ten percent (10%) of the Development costs for the Phase III Study for such Product, then the applicable royalty rate for each tier shall increase by **** (i.e., a **** royalty rate shall become ****).  If Vitae co-funds less than ten percent (10%) of the Development costs for the Phase III Study because actual expenses exceeded BI’s budget forecast by more than ten percent (10%), then Vitae shall still be entitled to an upward adjustment in the applicable royalty rate based on its percentage share of actual Development costs for the Phase III Study (in accordance with the formula set forth in this Section 9.6.5(b)).  For example, if Vitae ultimately shares in five percent (5%) of the actual Phase III Study Development costs, then the applicable royalty rate for each tier shall increase by **** (i.e., a **** royalty rate shall become ****).

9.7                               Net Sales Report.  Within sixty (60) days following the end of each calendar quarter, BI shall submit to Vitae a written report setting forth Net Sales in the Territory on a country-by-country and Product-by-Product basis during such calendar quarter and year-to-date, total royalty payments due Vitae in respect of Products and Combination Products, and information supporting the calculation of Net Sales of Products (“Net Sales Report”).

9.8                               Third Party Royalties.  BI shall be solely responsible for all royalties, milestone payments, fees or other amounts due to any Third Parties with respect to any intellectual property Covering a Product or otherwise necessary or useful for the Development and/or Commercialization of a Product or for conducting the Research Collaboration.

9.9                               Multiple Royalties.  No multiple royalties shall be payable because a Product, its manufacture, use or sale is or shall be Covered by more than one Valid Claim of a Vitae Patent, BI Patent or Joint Patent.

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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9.10                        Equity Investment.  Contemporaneous with the execution of this Agreement, BI shall make an equity investment in Vitae of fifteen million dollars (US$15,000,000) pursuant to a share purchase agreement substantially in the form of the agreement attached as Exhibit 6.

9.11                        Payment Terms.

9.11.1              All sums due to Vitae shall be payable in United States dollars by bank wire transfer in immediately available funds to such bank account(s) as Vitae shall designate.

9.11.2              Except as otherwise set forth herein, all other payments due hereunder shall be paid within thirty (30) days following receipt of Vitae’s invoice.

9.12                        Currency.  When Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Products were sold and then converted into equivalent United States funds.  The exchange rate will be the rate published by the European Central Bank, Frankfurt am Main, Germany, on the last business day of each calendar quarter in which such royalties accrued.

9.13                        Financial Standards.  All financial terms and standards (including any calculation of Net Sales, Development costs and financial payments due under this Agreement) shall be governed by and determined in accordance with normally accepted accounting principles (more specifically, the German Handelsgesetzbuch or HGB) and shall be consistent with BI’s audited consolidated financial statements.  Notwithstanding the above and notwithstanding the requirements or principles of the HGB, Net Sales shall be calculated in accordance with the formula specified in Section 1.72, and no deductions shall be allowed other than the deductions specifically enumerated in Section 1.72.  For avoidance of doubt, there shall be no deduction from Net Sales for bad debt allowances or bad debt expenses.

9.14                        Late Payments.  Any payment that is not paid within two (2) business days of the date such payment is due under this Agreement shall bear interest, to the extent permitted by applicable Law, at an annual rate equal to the one (1) month LIBOR plus two percent (2%) for the first date on which payment was delinquent and calculated on the number of days such payment is overdue.

9.15                        Tax Withholding, Financial Records and Audits.

9.15.1              Tax Withholding.  If laws or regulations require BI to withhold any taxes from royalty or advance payments made to Vitae under this Agreement, then such taxes shall be deducted by BI as required by law from such remittable royalty, milestone, FTE or similar payments and shall be paid by BI to the proper tax authorities.  Official receipts of payment of any withholding tax shall be secured and sent to Vitae as evidence of such payment.  The Parties shall exercise their best efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any relevant tax treaty.

9.15.2              Financial Records and Audits.  BI shall keep accurate and complete records of all financial information needed to calculate Net Sales and/or any payments

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due to Vitae under this Agreement, including, but not limited to, all such records for the BI Group.  BI shall retain records relating to Net Sales and/or any payments made to Vitae during the three (3) preceding calendar years.  At Vitae’s request such records shall be made available for inspection, review and audit, during normal business hours and with reasonable advance notice to BI, by an independent certified public accountant, or the local equivalent, appointed by Vitae and reasonably acceptable to BI for the purpose of verifying the accuracy of the BI Group’s accounting reports and payments pursuant to this Agreement and report to Vitae the findings (but not the underlying data) of said examination of records as are necessary to evidence that BI has complied with its payment and other financial obligations under Section 9 of this Agreement.  A copy of any report provided to Vitae by the accountant shall be given concurrently to BI.  Vitae may perform such an audit no more than once per calendar year.  Vitae shall be responsible for all costs and expenses incurred in performing any such audit unless the audit discloses at least a five percent (5%) shortfall, in which case BI shall bear the full cost of the audit.  Vitae shall be entitled to recover any shortfall in payments as determined by such audit, plus interest thereon, calculated in accordance with Section 9.14.  If said examination of records reveals any overpayment(s) of royalties, then Vitae shall credit the amount overpaid against BI’s future royalty payment(s).

10.                               CONFIDENTIAL INFORMATION.

10.1                        Definition.  “Confidential Information” means confidential or proprietary information, data or know-how, whether provided in written, oral, visual or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including, but not limited to, the terms of this Agreement and information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, including, but not limited to BI Know-How, Vitae Know-How and Joint Know-how, as applicable. Confidential Information shall not include any such information that:  (i) is already known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality) at the time of disclosure (as evidenced by written records of the Receiving Party); (ii) is or becomes generally available to the public other than through any act or omission of the Receiving Party or its Affiliates; (iii) is disclosed to the Receiving Party or its Affiliates by a Third Party who had no separate nondisclosure obligation in respect of such information; or (iv) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of the Confidential Information of the Disclosing Party (as evidenced by written records of the Receiving Party).  The terms of this Agreement shall be deemed Confidential Information of each Party.  The Parties agree that with respect to the Vitae Intellectual Property Vitae shall be deemed the Disclosing Party, and with respect to BI Intellectual Property BI shall be deemed the Disclosing Party.  With respect to Joint Intellectual Property, both Parties are deemed the Receiving Party.

10.2                        Confidentiality.  The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but no less than a reasonable degree of care.  The Receiving Party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its own and its Affiliates’ employees, agents, sublicensees and subcontractors who have a need to know such Confidential Information to implement the terms of this Agreement.

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A Receiving Party shall advise any employee, agent, sublicensees and subcontractors who receives Confidential Information of such obligations, and the Receiving Party shall ensure (through enforcement of written agreements or otherwise) that all such employees, agents, sublicensees and subcontractors comply with such obligations as if they had been a Party hereto.  The Receiving Party will be liable for breach of this Article 10 by any of its employees, agents, sublicensees and subcontractors.

10.3                        Permitted Disclosure and Use.  The Receiving Party shall have the right to disclose Confidential Information if, (i) in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required by any applicable Laws (including the rules of any stock exchange), provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party and the Receiving Party seeks confidential treatment of such Confidential Information to the maximum extent permitted by the relevant Governmental Authority; or (ii) a court, tribunal, administrative agency or other Governmental Authority orders such disclosure, provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party to permit the Disclosing Party to intervene and to request protective orders or other confidential treatment.  The Receiving Party will cooperate reasonably with any such efforts by the Disclosing Party.  Furthermore, notwithstanding any other provision of this Agreement, Vitae may disclose Confidential Information as necessary in connection with any financing, merger or similar transaction, subject to confidentiality, or as necessary to obtain legal or financial advice from its attorneys, accountants and legal or financial advisors, provided, however, that Vitae shall limit such disclosure to the extent possible including the provision of redacted documents.  The Parties shall also be permitted to make disclosures consistent with, and pursuant to, Sections 15.1 (Publications) and 15.2 (Public Announcements).

10.4                        Return.  Upon termination of this Agreement, the Receiving Party shall return or destroy all documents or other media containing Confidential Information of the Disclosing Party with the exception of one (1) copy for the sole purpose of monitoring and documenting the confidentiality obligations hereunder.

10.5                        Remedies.  Money damages will not be an adequate remedy if this Article 10 is breached and, therefore, either Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief against such breach or threatened breach without the necessity of posting any bond or surety.

10.6                        Survival.  This Article 10 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

10.7                        Internet Mail Encryption.  The Parties undertake to protect Confidential Information (including but not limited to patent-related, scientific or technical information) against unauthorized access by Third Parties.  If Confidential Information is communicated via internet mail, use of internet mail encryption technology is compulsory (for direct communication between the parties, BI provides for a suitable technology at http://guides.boehringer-ingelheim.com/ime.htm free of charge).

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11.                               REPRESENTATIONS AND WARRANTIES.

11.1                        Mutual Representations and Warranties.  Vitae and BI each represents and warrants to the other as of the Effective Date:

11.1.1              Such Party (i) is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted; and (iii) has or will obtain all necessary licenses, permits, consents, or approvals from or by, and has made or will make all necessary notices to, all Governmental Authorities having jurisdiction over such Party, required for performance of this Agreement;

11.1.2              The execution, delivery and performance of this Agreement by such Party (i) are within the corporate power of such Party; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not conflict with any provision of the organizational documents of such Party; (iv) will not, to the best of such Party’s knowledge, violate any Laws or any order or decree of any court or Governmental Authority; and (v) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Party is a party, or by which such Party is bound;

11.1.3              This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

11.1.4              No governmental authorization, consent, approval except Marketing Authorization Approvals, license, registration, filing or exemption therefrom with any court or other Governmental Authority is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection therewith; and

11.1.5              Neither such Party nor, to the best of either Party’s knowledge, any of its employees has been debarred by the FDA (or similar action by the EMEA), or subject to an FDA debarment investigation or proceeding (or similar proceeding of EMEA) for any reason.

11.2                        BI Representations and Warranties.  BI represents, warrants and covenants to Vitae as of the Effective Date:

11.2.1              BI has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and BI has entered into this Agreement based on its own independent due diligence investigation and evaluation;

11.2.2              Neither BI nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of BI’s rights granted under this Agreement;

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11.2.3              Exhibit 5 is a complete and accurate list of the BI Compounds as of the Effective Date, and Exhibit 5 completely and accurately describes BI’s plans for structural variation for lead optimization of BI Compounds as of the Effective Date;

11.2.4              BI is the sole and exclusive owner of or has obtained exclusive licenses to the BI Patents and BI Know-How;

11.2.5              BI (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in BI Patents, or any component of the BI Know-How, and (ii) there is no Patent owned or controlled by BI, other than the BI Patent rights, in case of either (i) or (ii), that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1;

11.2.6              BI has no knowledge of the existence of any Patent or intellectual property right (other than any patent application) controlled by a Third Party that would materially conflict with the grant of the license set forth in Section 2.1.2 of this Agreement or potentially claim the composition of matter or use of 11β HSD-1 Inhibitors with the exception of those BI Compounds which might be Covered by Third Party intellectual property rights as set forth in Exhibit 8;

11.2.7              To BI’s knowledge, there are no claims, judgments or settlements against, pending with respect to BI Patents or any component of BI Know-How, and BI has not received written notice that any such claims, judgments or settlements are threatened; and

11.2.8              BI is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

11.3                        Vitae Representations and Warranties.  Vitae represents and warrants to BI as of the Effective Date:

11.3.1              Vitae has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and Vitae has entered into this Agreement based on its own independent assessment and evaluation;

11.3.2              Vitae has furnished BI with all material information that is in Vitae’s possession and was requested by BI concerning Vitae’s 11β HSD-1 Inhibitor program, and, to Vitae’s knowledge, such information is accurate and complete in all material respects.

11.3.3              Neither Vitae nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of Vitae’s rights granted under this Agreement;

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11.3.4              Vitae is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

11.3.5              All of the Vitae Patents listed on Exhibit 1 are pending and have not been abandoned as of the Effective Date;

11.3.6              Vitae is the sole and exclusive owner of, or has obtained exclusive licenses to, the Vitae Patents and Vitae Know-How;

11.3.7              Vitae (i) has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Vitae Intellectual Property that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1; and (ii) there is no intellectual property right, in particular no Patent, owned or controlled by Vitae or its Affiliates (except an Acquiring Entity), other than the Vitae Intellectual Property, that would prevent Vitae and/or the BI Group and subcontractors from Researching, Developing and/or Commercializing Products as set forth herein, and from exploiting its rights granted under Section 2.1.  Should there, nevertheless, exist any such intellectual property rights owned or controlled by Vitae or Vitae’s Affiliates (except an Acquiring Entity) on or after the Effective Date, Vitae shall, and ensure that its Affiliates (except an Acquiring Entity) shall, then grant to BI free of additional charge and in accordance with the terms of this Agreement a non-exclusive license under such intellectual property rights in such a manner that BI, its Affiliates and sublicensees and subcontractors (as set forth in Section 2.2.1) may continue to exercise its rights granted hereunder, in particular, its right to Research, Develop and Commercialize the Potential Development Candidates, Development Candidates and Products without any interruption or restraint from Vitae or its Affiliates (except an Acquiring Entity); provided, however, that with respect to Patents licensed to Vitae and/or its Affiliates (except an Acquiring Entity), such license requirement will apply only to such extent that Vitae and/or its Affiliates (except an Acquiring Entity), as applicable, has the right to sublicense their respective rights in and to such Patents to BI, its Affiliates and sublicensees and subcontractors, without payment of additional consideration to their respective licensors (unless BI agrees to pay such additional consideration).

11.3.8              Vitae has no knowledge of any Patents or other intellectual property right (other than any patent applications) owned or controlled by a Third Party that would materially conflict with the grant of rights by Vitae to BI under this Agreement; and

11.3.9              There are no claims, judgments or settlements against, pending with respect to the Vitae Patents or any component of Vitae Know-How; and Vitae has not received written notice that any such claims, judgments or settlements are threatened, and, to Vitae’s knowledge, there are no such claims, judgments or settlements are threatened.

11.3.10                   Vitae is not currently a party to, and during the Term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

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11.4                        Disclaimer of Warranty.  Except for Sections 11.1, 11.2 and 11.3, nothing in this Agreement shall be construed as a representation or warranty by either Party (i) that any Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks or other intellectual property rights of any Third Party; (ii) regarding the effectiveness, value, safety, non-toxicity or patentability of any technology, Products or any results provided by either Party pursuant to this Agreement; or (iii) that any Product will obtain Marketing Authorization Approval.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM ANY COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE.

12.                               INDEMNIFICATION.

12.1                        Indemnification by BI.  Subject to Section 12.3, BI shall defend, indemnify and hold harmless Vitae and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (i) BI’s negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) breach by BI of any of its representations, warranties, covenants or agreements under this Agreement, or (iii) the Development, Commercialization, manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Products by BI, its Affiliates, agents, subcontractors or sublicensees, except to the extent as set forth in Section 12.2.

12.2                        Indemnification by Vitae.  Subject to Section 12.3, Vitae shall defend, indemnify and hold harmless BI and its Affiliates and each of their officers, directors, shareholders, employees, successors and assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of (i) Vitae’s negligence or willful misconduct in performing any of its obligations under this Agreement, (ii) breach by Vitae of any of its representations, warranties, covenants or agreements under this Agreement, or (iii) the Development, Commercialization, manufacture, use, handling, storage, marketing, sale, distribution or other disposition of Non-Core 11β HSD-1 Inhibitors or Products by Vitae, its Affiliates, agents, subcontractors or sublicensees, except to the extent as set forth in Section 12.1.

12.3                        Procedure for Indemnification.

12.3.1              Notice.  Each Party (“Indemnified Party”) will notify promptly the other Party (“Indemnifying Party”) in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding (including any investigation by a Governmental Authority) (“Third Party Claim”) for which indemnification may be sought and will give such related information as the Indemnifying Party shall reasonably request.

12.3.2              Defense of Claim.  The Indemnifying Party shall defend or control the defense of Third Party Claims.  The Indemnifying Party shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party

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pursuant to the terms of this Agreement.  The Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  In any such proceeding, the Indemnified Party, at its sole expense, shall have the right to retain its own counsel.  Neither Party shall settle any Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, refused, conditioned or delayed.  The Indemnified Party shall cooperate in all reasonable respects in the defense of such Third Party Claim, as requested by the Indemnifying Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any such Third Party Claim, unless such settlement includes an unconditional release of the Indemnified Party from all liability on such Claims.

12.4                        Insurance.  During the Term of this Agreement, the Parties shall obtain and maintain at their sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of the Development and Commercialization of any Product and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the pharmaceutical industry and appropriate to cover each Party’s indemnification obligations hereunder.

13.                               PATENTS.

13.1                        Ownership of Inventions.

13.1.1              Each Party shall promptly disclose to the other Party all Inventions made under the Agreement during the Term.  Each Party shall own all right, title and interest in and to any Inventions invented solely by such Party.  Each Party shall own a fifty percent (50%) undivided interest in all Joint Inventions.  Except as expressly provided in this Agreement and subject to any restrictions therein, each joint owner may make, use, sell, keep, license, assign, or mortgage such Joint Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner, provided that any such assignment, license or other disposition or use (i) shall at all times be and remain subject to the grants of rights and accompanying conditions and obligations with respect thereto under this Agreement, and (ii) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to Research, Develop and Commercialize Products in at least the same scope as prior to such assignment, license or other disposition.  Inventorship for Inventions, including Joint Inventions, shall be determined in accordance with the patent laws of the United States (Title 35, United States Code).

13.1.2              Upon initiation of the first Phase I Study for a Development Candidate pursuant to Section 1.86, such Vitae Patent(s) which specifically Cover(s) the composition of matter for such Development Candidate shall be jointly owned by the Parties.  In addition, Vitae shall provide BI with copies of all related Patent documentation (i.e., all search reports, correspondence with the competent patent offices and other documents relating to the prosecution or maintenance of such Vitae Patents).  Vitae shall assign, transfer and convey, also

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on behalf of its Affiliates (other than any Acquiring Entity), on the condition precedent of initiation of the first Phase I Study (“Assignment Date”) to BI co-ownership rights in such Vitae Patent(s) in all countries, in particular the right to be named and entered into national and regional patent registers as co-owner of said Vitae Patent(s).  Vitae shall perform all acts necessary to vest joint ownership in BI in said Vitae Patents, including execution and delivery of all declarations, certificates and other documents, and entry into additional agreements with BI, if necessary.  If it is necessary to obtain the consent of Lighthouse Capital Partners V, L.P. (“Lighthouse”) to effect a valid assignment to BI pursuant to this Section 13.1.2 and Vitae determines that it will not be able to obtain such consent from Lighthouse as of the Assignment Date, then Vitae will do all acts necessary to effect the aforementioned assignment, including paying to Lighthouse the full amount of any outstanding loans made to Vitae, thereby terminating its agreement with Lighthouse, prior to the Assignment Date.  In the event that (i) it is necessary to obtain such consent for the aforementioned purpose and Vitae has not obtained such consent upon Assignment Date, or (ii) Vitae has not performed all necessary acts for giving the effect of the assignment upon Assignment Date at the latest, then BI shall be entitled to make any outstanding payments hereunder directly to Lighthouse and deduct such amounts from any royalties or regulatory milestone payments due hereunder in order to satisfy any outstanding loans of Vitae vis-à-vis Lighthouse.

(a)                                 Vitae shall inform BI in writing after co-ownership in said Vitae Patents has been established in a valid manner.  Upon assignment of said co-ownership rights, such Vitae Patent(s) shall be deemed and treated as Joint Patent(s).

(b)                                 Any costs, expenses or other fees incurred pursuant to this Section 13.1.2, in particular any governmental, notarization, legalization or official fees, for or in connection with the transfer and assignment of the co-ownership rights in said Vitae Patent(s) and the transfer of any related Patent documentation shall be reimbursed by BI within thirty (30) days after receipt of an invoice (detailing value added tax separately) and proper documentation for such fees.

(c)                                  For avoidance of doubt, Vitae shall be required to assign co-ownership rights to only one Vitae Patent per Development Candidate per jurisdiction or country.  Vitae shall not be required to assign Vitae Patents not Covering the composition of matter for a Development Candidate or any Vitae Patents with broad generic claims, even if such Development Candidate may be within the scope of such generic claims.  In each jurisdiction or country, Vitae shall assign co-ownership rights to the single Vitae Patent containing the narrowest claims that still Cover the Development Candidate.  In addition, if there is already a Joint Patent that specifically Covers the composition of matter for such Development Candidate in a country/jurisdiction, Vitae shall not be required to assign co-ownership rights to any other Vitae Patents.

13.2                        Prosecution and Maintenance of Patents.  During the Term of this Agreement, except as otherwise set forth in this Section 13, Vitae and BI shall closely cooperate in filing, prosecuting and maintaining the Vitae Patents and the Joint Patents using mutually agreed upon Patent Counsel.  BI shall have the right and obligation to file, prosecute and maintain the BI Patents and the BI Life-Cycle Patents.  Each Party shall keep the other Party

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informed as to the status of any Patents Covering the Collaboration Compounds or the BI Compounds, and shall consult the other Party with respect to major strategic decisions.

13.2.1              Selection of Patent Counsel.  Within three (3) months following the Effective Date, the Parties shall agree on a qualified US outside patent counsel (“Patent Counsel”) who shall be engaged by both Parties for filing, prosecuting and maintenance of the Vitae Patents and Joint Patents.  The Parties shall also agree in parallel on a substitute Patent Counsel to be engaged only for those cases where, for any reason, the first Patent Counsel is unable to handle a particular patent matter on behalf of Vitae or BI.  After the Patent Counsel is selected, Vitae shall within three (3) months instruct its Patent attorneys or agents to promptly transfer all files, including all outstanding office actions and any other significant patent documents relating to existing Vitae Patents to the Patent Counsel.  The Patent Counsel shall within two (2) months after having received all files and documents relating to the Vitae Patents arrange for BI to be registered as the exclusive licensee at all patent authorities where such registration is required or legally possible.  The Parties shall thereafter ensure that any arising Vitae Patents and any Joint Invention Patents are filed, prosecuted and maintained by Patent Counsel.  Vitae and BI shall confer and jointly instruct the Patent Counsel to supervise foreign (i.e., outside of the United States) patent filing, prosecution and maintenance, and shall select (in consultation with Vitae and BI) qualified foreign patent agents in each jurisdiction to file, prosecute and maintain Vitae Patents and Joint Patents in each such jurisdiction.  The Patent Counsel shall regularly advise Vitae and BI of the status of all pending Vitae Patent applications and pending Joint Patent applications, including the status of any related hearings or other proceedings, and provide Vitae and BI copies of all documentation concerning such applications and all correspondence to and from any Governmental Authority.  BI shall, at its discretion, either use qualified in-house patent counsel or retain qualified outside patent counsel to file, prosecute and maintain BI Patents and BI Life-Cycle Patents.  If BI chooses to retain outside patent counsel, it shall have sole discretion to select such patent counsel, except that it may not select a law firm or attorney that has an existing conflict with respect to Vitae.  BI shall regularly advise Vitae of the status of all pending BI Patent applications and pending BI Life Cycle Patent applications, including the status of any related hearings or other proceedings, and provide Vitae, upon Vitae’s request, copies of all documentation concerning such applications and all correspondence to and from any Governmental Authority with respect to BI Patents.

13.2.2              Decision-Making.

(a)                                 Each Party shall solicit the other Party’s advice and review of BI Patent applications,  Vitae Patent applications and Joint Patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and shall take into account the other Party’s reasonable comments; provided that, subject to Sections 13.2.4 and 13.2.5 below and BI’s primary responsibility in the following sentence, Vitae shall have the final decision-making authority with respect to any action relating to any Vitae Patent and any Joint Patent, and BI shall have the final decision-making authority with respect to any action relating to any BI Patent and any BI Life Cycle Patent.  However, upon initiation of the first Phase I Study pursuant to Section 1.86, BI shall have primary responsibility for maintaining, prosecuting and defending such Vitae Patent(s) assigned pursuant to Section 13.1.2 and any other Joint Patents that Cover the composition of matter for the respective Development Candidate provided that such activities do not limit the scope or enforceability of said Patents

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that would be detrimental to the interests of Vitae.  If any activities of or on behalf of BI limit the scope or enforceability of said Patents, then Vitae is entitled to veto or require the performance of such activities/decisions, as applicable such that any limit on the scope or enforceability of said Patent does not detrimentally affect the interests of Vitae.  Otherwise, BI shall have the final decision-making authority with respect to all activities/decisions not vetoed or otherwise required by Vitae.

(b)                                 Within the first ten (10) months of the priority period, Vitae and BI shall confer about the countries outside the United States in which corresponding applications should be filed (“OUS Filings”).  It shall be presumed that a corresponding Patent Cooperation Treaty (“PCT”) application will be filed unless otherwise agreed by the Parties within the first ten (10) months of the priority period.  In case a PCT application is filed, the Parties shall consult regarding the countries for which the application should enter into the national phase no later than twenty-six (26) months after the earliest priority date.  If the Parties fail to reach agreement about OUS Filings or the country scope for entering the national phase of countries designated in a PCT application, then BI will have final decision-making authority with respect to any BI Patent or any BI Life Cycle Patent, and Vitae shall have final decision-making authority with respect to any Vitae Patent or Joint Patent, however subject to BI’s primary responsibility under Section 13.2.2(a).  If the Party with final decision-making authority declines to file a particular Patent application in a particular country or jurisdiction, then the other Party may exercise its step-in rights (pursuant to Sections 13.2.4 and 13.2.5) by filing such Patent application in such country or jurisdiction at its own expense.

13.2.3              Patent Prosecution and Maintenance Expenses.  BI shall be solely responsible for all costs incurred in connection with the filing, prosecution or maintenance of Vitae Patents, Joint Patents, BI Patents and BI Life-Cycle Patents, including, but not limited to, (i) filing fees, (ii) attorneys’ fees and other expenses associated with application preparation, prosecution, and maintenance, (iii) all costs associated with reexamination, oppositions and interference proceedings in the United States Patent and Trademark Office and/or the United States Courts, (iv) translation fees, (v) maintenance fees and annuities, including any service fees paid to an annuity payment service provider and (vi) attorneys’ fees and filing fees associated with protest or appeal proceedings.  Notwithstanding the foregoing, Vitae shall be responsible for all costs associated with re-examination, oppositions, appeals and interference proceedings of Vitae Patents and/or Joint Patents, which are unnecessarily caused by Vitae’s actions.

13.2.4              BI’s Step-In Rights.  BI shall have the right, but not the obligation, to assume responsibility for any Vitae Patent or Joint Patent which Vitae intends to abandon or otherwise cause or allow to be forfeited.  Vitae shall give BI notice of its intent to abandon a Vitae Patent or Joint Patent in a particular country or jurisdiction within a reasonable period prior to a possible loss of rights, and BI shall thereafter have the right through Patent Counsel, at BI’s sole expense, to prepare, file, prosecute and maintain such Vitae Patents or Joint Patents in such country or jurisdiction.

13.2.5              Vitae’s Step-In Rights.  Vitae shall have the right, but not the obligation, to assume responsibility for any BI Patents that BI intends to abandon or otherwise cause or allow to be forfeited.  BI shall give Vitae notice of its intent to abandon any Patents assigned to BI pursuant to Section 13.1.2 in a particular country or jurisdiction within a

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reasonable period prior to a possible loss of rights, and Vitae shall thereafter have the right through Patent Counsel, at Vitae’s sole expense, to prepare, file, prosecute and maintain such BI Patents and/or Patents assigned to BI pursuant to Section 13.1.2 in such country or jurisdiction.  Notwithstanding the above, in the event that BI elects not to file, prosecute or maintain a BI Patent or Joint Patent or claims in a BI Patent or Joint Patent that would affect the royalty owed Vitae under this Agreement, BI will reimburse Vitae for all out-of-pocket expenses incurred by Vitae in connection with Vitae’s continued prosecution and maintenance of such Patent.

13.2.6              Execution of Documents by Agents.  Each of the Parties shall execute, or have executed by its appropriate agents, such documents as may be necessary to obtain, perfect or maintain any Patent rights filed or to be filed pursuant to this Agreement, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patent rights.

13.2.7              Patent Term Extensions.  BI shall have the right but not the obligation to seek extensions of the terms of any Vitae Patents, Joint Patents, BI Patents, BI Life-Cycle Patents and Patents assigned to BI pursuant to Section 13.1.2 Covering a Product.  At BI’s request, Vitae either shall authorize BI to act as Vitae’s agent for the purpose of making any application for any extensions of the term of such Patents or shall diligently seek to obtain and maintain such extensions, in either event, at BI’s sole expense.  BI shall consult with Vitae prior to its decision to seek a Patent term extension with respect to Vitae Patents, Joint Patents, BI Patents and Patents assigned to BI pursuant to Section13.1.2, provided, however, that when the Parties hereto cannot reach an agreement for these Patents, BI shall have the right to determine which Vitae Patents, BI Patents, Joint Patents, or BI Life-Cycle Patents to apply for Patent term extension in the Territory.  In countries where more than one Patent term extension per Patent owner and per registered Product can be applied for, each Party shall have the right to request Patent term extension.  For countries where only one registered Product per Patent can be extended, BI shall have final decision-making authority as to which Product the extension is applied.  BI shall be responsible for listing to the “Approved Drug Products with Therapeutic Equivalence Evaluation” (known as the “Orange Book”) in case of United States, and any and all similar procedures in the other countries, provided, however, that BI shall consult with Vitae in advance.

13.2.8              Supplementary Protection Certificates.  At BI’s request and sole expense, Vitae shall seek to obtain, and maintain until expiry, any SPC’s based on Vitae Patents or Joint Patents, excluding those Patents assigned to BI pursuant to Section 13.1.2, for which BI shall seek to obtain, and maintain such SPCs.  Alternatively, at BI’s request and sole expense, Vitae shall authorize BI to obtain SPC’s based on such Vitae Patent or Joint Patent on Vitae’s behalf and provide reasonable assistance and information therefor as well as for the Patents assigned to BI pursuant to Section 13.1.2.  Where BI holds the relevant Marketing Authorization, BI shall at its sole discretion provide to Vitae a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC based on such Vitae Patent or Joint Patent.  For clarity, BI shall reimburse Vitae for any expenses incurred by Vitae in obtaining an SPC that has been requested by BI.  BI shall be responsible, at its sole expense, for obtaining SPC’s based on BI Patents, or BI Life-Cycle Patents and those Patents assigned to BI pursuant to Section 13.1.2.

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13.3                        Patent Infringement.  With respect to any and all Claims instituted by Third Parties against Vitae or BI or any of their respective Affiliates for patent infringement involving the manufacture, use, license, marketing or sale of a Product during the Term (each, a “Patent Infringement Claim”) as applicable, Vitae and BI will assist one another and cooperate in the defense and settlement of such Patent Infringement Claims at the other Party’s request.  The Parties agree to respond to or defend against any Patent Infringement Claims as follows:

13.3.1              Without limiting any of its obligations under Section 13.1, BI shall have the primary right to manage the defense of the Parties against a Patent Infringement Claim, at BI’s sole expense.  If BI elects to exercise such right as to a Patent Infringement Claim, Vitae shall cooperate with BI at BI’s request and expense, and shall have the right to be represented by counsel selected and paid for by Vitae.  If BI elects not to exercise such right as to the Patent Infringement Claim, Vitae may defend such Patent Infringement Claim, at Vitae’s expense, and BI shall cooperate with Vitae at Vitae’s request and shall have the right to be represented by counsel selected and paid for by BI.

13.3.2              The Party managing the defense against a Patent Infringement Claim shall also have the right to settle such Patent Infringement Claim, on terms deemed appropriate by such Party, provided, however that any such settlement must include a full and unconditional release from all liability of the other Party and may not adversely affect the rights of the other Party without such other Party’s prior written consent (such consent not to be unreasonably withheld or delayed).  Moreover, any settlement that (i) results in cross-licensing, (ii) results in sublicenses to Third Parties, (iii) otherwise affects the Vitae Patents or Joint Patents, (iv) would have the effect of reducing royalties payable to Vitae under this Agreement or (v) includes any liability or admission on behalf of Vitae, shall be subject to Vitae’s prior written consent, which shall not be unreasonably withheld or delayed.

13.4                        Infringement of Patents.  In the event that Vitae or BI becomes aware of actual or threatened infringement of any Vitae Patents, BI Patents, and/or Joint Patents within the Field during the Term, that Party will promptly notify the other Party in writing.  BI will have the primary right, but not the obligation, to bring an infringement action under any Vitae Patents, BI Patents, and/or Joint Patents against any Third Party including the defense against counter-claims of invalidity and unenforceability.  If BI elects to pursue such infringement action, BI shall be solely responsible and have the full control of the proceedings and any recoveries (including settlements) will be applied as follows:  (i) first to reimburse BI for any expenses incurred in respect of such action; (ii) second to reimburse Vitae for any expenses incurred in respect of such action; and (iii) ) if the infringement action is brought under any Vitae Patents, BI Patents or Joint Patents, any remaining amounts will be divided equally between the Parties.  If BI elects to pursue such infringement action, Vitae may be represented in such action by attorneys of its own choice and at its own expense, with BI having the lead in such action, subject to recovery of such expenses as set forth above.  Vitae shall cooperate with and support BI at BI’s request in such infringement procedure.  During the Term, in the event that BI does not use Diligent Efforts to pursue such an infringement action, Vitae will be permitted to do so, at Vitae’s sole expense, and, if legally required, in BI’s or the relevant BI Affiliate’s name and on BI’s or the relevant BI Affiliate’s behalf.  If BI has consented to an infringement action but Vitae is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then Vitae may join BI as a party-plaintiff.  If Vitae elects to pursue such infringement action, BI

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may be represented in such action by attorneys of its own choice and at its own expense, with Vitae taking the lead in such action.  In the event that Vitae brings any such action after BI has elected not to pursue such action, it will retain all recoveries, provided that BI shall be reimbursed its reasonable expenses from such recoveries.

13.5                        Notice of Certification.  BI and Vitae each shall immediately give notice to the other of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (or its foreign equivalent) claiming that a Vitae Patent, BI Patent or Joint Patent is invalid or that infringement will not arise from the manufacture, use or sale of a product by a Third Party (e.g., a paragraph IV certification pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(IV)).  BI shall have the first option in such proceedings (and similar proceedings in other countries) to take action.  Vitae shall cooperate with and support BI, at BI’s request, in such litigation.  If BI decides not to bring infringement proceedings against the entity making such a certification, BI will give notice to Vitae of its decision not to bring suit within such time period as to provide Vitae with a reasonable opportunity to retain litigation counsel and file suit within the statutory deadlines, but in no event less than twenty (20) days after receipt of notice of such certification.  If BI decides not to bring such infringement proceeding, then Vitae has the right, but not the obligation, to bring suit against the entity that filed the certification.  Any suit by Vitae or BI will either be in the name of Vitae or in the name of BI (or any Affiliate) or jointly in the name of Vitae and BI (or any Affiliate), as required by Law.

13.6                        Validity Challenge.

13.6.1              In the event that a Third Party commences any re-examination, interference, opposition or nullity proceeding or challenges the validity or enforceability of, or opposes any extension of or the grant of a patent term extension request or a SPC with respect to, any Vitae Patent, BI Patent or Joint Patent (each such action a “Patent Challenge”) during the Term in any country of the Territory, then the Parties shall jointly take such legal action as is required to defend the validity of such particular Vitae Patents, BI Patents, or Joint Patents through patent litigation counsel jointly selected by the Parties.  Each Party shall give all reasonable assistance (excluding financial assistance) to the other Party.  Each Party may also be represented by counsel of its own selection at its own expense in any such legal action.  Any settlement shall be subject to the Parties’ mutual agreement, which shall not be unreasonably withheld or delayed.  BI shall be solely responsible for all costs in connection with such Patent Challenge.

13.6.2              For the avoidance of doubt, this Section 13.6 shall not apply to the defense of any Patent Challenge that is raised as a counter-claim or defense by a Third Party that is the subject of an infringement action pursuant to Section 13.3 above, in which case the defense of such Patent Challenge will be governed by such Section 13.3.

13.7                        Assistance.  For purposes of this Article 13, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.  The out-of-pocket costs and expenses of the Party bringing suit shall be reimbursed first out of any damages, settlements or other monetary awards recovered.  The documented out-of-pocket costs and expenses of the other Party shall then be reimbursed out of any remaining damages, settlements or other monetary awards.  The Party

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initiating and prosecuting the action will retain any remaining damages, settlements or other monetary awards, except as otherwise specified in this Section 13.

13.8                        Settlement.  Except as expressly otherwise set forth herein, no settlement, consent judgment or other voluntary final disposition of a suit under this Section 13 may be entered into without the joint written consent of both Parties (each Party’s consent shall not be unreasonably withheld, conditioned or delayed).  BI shall not be required to obtain such consent with respect settlement of any disputes involving only BI Life Cycle Patents.

13.9                        Licensed Patents.   The provisions regarding BI Patents under this Section 13 affect those BI Patents which are licensed to BI only to such extent that BI has the right to act under this Section in accordance with the agreement with BI’s licensor.  The provisions regarding Vitae Patents under this Section 13 affect those Vitae Patents which are licensed to Vitae only to such extent that Vitae has the right to act under this Section in accordance with the agreement with Vitae’s licensor.

14.                               TERM AND TERMINATION.

14.1                        Term.  This Agreement shall commence on the Effective Date and shall end (i) upon the termination of this Agreement pursuant to Sections 14.2 and 14.3; or (ii) upon expiry of the Royalty Term for all Products in all countries (the “Term”).  Upon expiry of this Agreement under Section 14.1(ii), BI and its Affiliates shall retain, fully paid-up and perpetually, all licenses granted to BI under this Agreement on a non-exclusive basis.

14.2                        Termination for Material Breach.

14.2.1              Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the arbitrator pursuant to Section 15.7 determines that the other Party has materially breached in the performance of its material obligations under this Agreement; provided that the breaching Party shall, (i) if such breach can be cured, have sixty (60) days (ten (10) business days for breach of any payment obligations) after receipt of written notice thereof from the non-breaching Party, such notice containing full details of said breach, to remedy such breach (or, if such breach cannot be cured within such period, the breaching Party must commence and use Diligent Efforts to cure such breach during such period), (ii) if such breach is not capable of being cured, use and continue to use Diligent Efforts to mitigate the impact of such breach, as demonstrated by written evidence, except that the non-breaching Party may nevertheless terminate if such breach is due to willful misconduct or gross negligence.  Vitae shall not have the right to terminate the Agreement following the First Commercial Sale of any Product by BI in a Major Market, provided that BI pays Vitae the amount of such damages that have been awarded by the arbitrator pursuant to Section 15.7.  Notwithstanding the foregoing or any other provision in this Agreement to the contrary, Vitae shall be entitled to terminate this Agreement for material breach by BI under this Section 14.2.1 (whether such breach occurred before or after First Commercial Sale of a Product) in the event that the arbitrator pursuant to Section 15.7 has determined that BI has willfully breached its obligation to pay the royalties as set forth in Sections 9.6 and 9.8 or any milestone payments as set forth in Sections 9.3 and 9.4.  BI shall not have the right to terminate the Agreement hereunder following the First Commercial Sale of any

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Product in Major Market by Vitae provided that Vitae pays BI the amount of such damages that have been awarded by the arbitrator pursuant to Section 15.7.

14.2.2              Any such termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach prior to the expiration of such sixty (60) day period (or, if such breach is capable of being cured but cannot be cured within such sixty (60) day period, the breaching Party has commenced and used Diligent Efforts to cure such breach, provided that, in such instance, such cure must have occurred within one hundred twenty (120) days after receipt of written notice thereof from the non-breaching Party).

14.2.3              After the First Commercial Sale of any Product by the BI Group or its sublicensees in a Major Market, except as provided for in Section 14.2.1, Vitae shall not have the right to terminate this Agreement in the event that the arbitrator determines that BI failed to use Diligent Efforts in connection with its performance of this Agreement, provided that BI pays Vitae the amount of Special Damages.  “Special Damages” means the amount of damages incurred or suffered by Vitae which shall include an amount equal to the milestone payments and royalties payable on Net Sales that the arbitrator determines BI could have achieved if it had used Diligent Efforts.

14.2.4              For the avoidance of doubt, Vitae may only terminate this Agreement for BI’s (alleged) failure to use Diligent Efforts under Section 14.2.3 or 14.3.3 under the terms set forth therein and not under Section 14.2.1.

14.3                        Other Termination Rights.

14.3.1              BI shall have the right to terminate this Agreement on the first anniversary of the Effective Date by providing written notice ninety (90) days’ prior to such first anniversary date, provided that BI shall pay Vitae the entire amount of the committed research funding payments for the Initial Funded Research Period as set forth in Section 9.2.1,  For avoidance of doubt, the total amount of the committed research funding payments is six million five hundred thousand dollars (US$6,500,000).  In addition, BI shall be responsible for all previously authorized out-of-pocket expenses incurred or committed on or before the effective termination date.

14.3.2              At any time after the Research Term, BI shall have the right to terminate the entire Agreement or to terminate Development or Commercialization on a Product-by-Product basis upon one ninety (90) days’ written notice to Vitae.  Any such Product (containing a Collaboration Compound and/or a BI Compound that has been selected as a Development Candidate) that is thereby terminated shall be referred to as a “Terminated Product.”  If BI terminates the entire Agreement for any reason, then all Potential Development Candidates, Development Candidates and Collaboration Compounds shall be deemed Terminated Products.

14.3.3              Vitae may terminate this Agreement before the First Commercial Sale of a Product in a Major Market on a Product-by-Product or compound-by-compound basis or in its entirety if a Commercial Conflict pursuant to Section 1.22(i) is resolved pursuant to Section 15.7 in favor of Vitae, and BI has not cured such Commercial Conflict within one

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hundred and twenty (120) days upon such arbitrator’s final decision.  Any such Product or compound shall be deemed to be a Terminated Product, but the Agreement will otherwise continue in effect.

14.4                        Effects of Termination; Terminated Products.

14.4.1              Effect of Termination.

(a)                                 Termination for Material Breach by Vitae.  In the event that this Agreement is terminated by BI pursuant to Section 14.2 for material breach by Vitae:

(i)                                     Vitae shall retain its rights granted by BI under Section 2.1.2(a)(ii) and 2.1.2(b)(ii) with the respective sublicense rights under 2.2.2.

(ii)                                  All licenses granted by Vitae to BI or its Affiliates under this Agreement will survive, subject to BI’s and its Affiliates’ ongoing obligations to pay milestone payments and royalty payments to Vitae hereunder; however, in case of an uncured Serious Material Breach resulting in BI’s loss of exclusivity in either the US market or in all five (5) of the Major EU Countries (as evidenced by BI Product(s) facing Generic Competition in those markets), BI shall be released from making any further royalty or milestone payments to Vitae for the Product(s) with respect to which the Serious Material Breach relate.  In any other case of an uncured Serious Material Breach, the arbitrator, pursuant to Section 15.7, shall determine the deduction from any milestone and royalty payments by BI (for the Product(s) with respect to which the Serious Material Breach relate) based on the relative proportion of market(s) lost or diminished.

(iii)                               In case of Serious Material Breach resulting in BI’s loss of exclusivity in either the US market or in all five (5) of the Major EU Countries (as evidenced by BI Product(s) facing Generic Competition in those markets), Vitae shall, no later than thirty (30) days from the date of such termination, assign, transfer and convey to BI, free of charge, all of Vitae’s co-ownership interest in the Joint Intellectual Property, following which action such Joint Intellectual Property shall be owned exclusively by BI.  Furthermore, Vitae shall assign, also on behalf of its Affiliates (other than an Acquiring Entity), to BI co-ownership rights in such Vitae Patent(s) which Cover(s) the Research, Development and Commercialization of the Collaboration Compound(s) or Product(s), as applicable, to which the Serious Material Breach relates and which Collaboration Compound(s) or Product(s) is or are Researched, Developed or Commercialized, as applicable, as of the effective date of such termination.  For purposes of the definition of “BI Patents” and notwithstanding any statement to the contrary contained in this Agreement, all Vitae assignments effected pursuant to this Section 14.4.1(a)(iii) will be deemed to have occurred during the Term and any Vitae Patent with respect to which co-ownership is assigned to BI pursuant to this Section 14.4.1(a)(iii) will be deemed a Joint Patent.

(iv)                              If the Agreement was terminated by BI pursuant to Section 14.2, BI shall retain all of its rights to bring an action (through arbitration under Section 15.7) against Vitae for damages and any other available remedies in law or equity.

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(b)                                 Terminations Other Than Material Breach by Vitae.  In the event that this Agreement is terminated by BI or Vitae for reasons other than material breach by Vitae:

(i)                                     All licenses granted by Vitae to BI under this Agreement shall terminate;

(ii)                                  All Products containing (1) a BI Compound that was previously selected as a Development Candidate or (2) a Collaboration Compound shall be deemed to be Terminated Products;

(iii)                               If the Agreement was terminated by Vitae pursuant to Section 14.2, Vitae shall retain all of its rights to bring an action (through arbitration under Section 15.7) against BI for damages and any other available remedies in law or equity;

(iv)                              Vitae shall retain its rights granted by BI under Section 2.1.2(a)(ii) and 2.1.2(b)(ii) with the respective sublicense rights under 2.2.2; and

(v)                                 BI shall, no later than thirty (30) days from the date of such termination, assign, transfer and convey to Vitae, free of charge, all of BI’s co-ownership interest in the Vitae Patents assigned to it pursuant to Section 13.1.2, following which action such Patents shall be owned exclusively by Vitae and all prior licenses, dispositions or assignments made by BI with respect thereto shall automatically become void and cease to be of any further effect.

14.4.2              Terminated Products.  Notwithstanding anything else, with respect to each Terminated Product:

(a)                                 BI shall, at its sole expense, promptly transfer to Vitae, or shall cause its designee(s) to transfer to Vitae, ownership of all regulatory filings, Marketing Authorization Approvals, material correspondence, made or filed for the Terminated Product (to the extent that any are held in BI’s or such designee(s)’s name), such transfer to be as permitted by any Third Party licenses or other such prior rights and applicable Laws and regulations, and BI shall otherwise cooperate to permit Vitae to fully exercise its rights hereunder;

(b)                                 BI grants to Vitae an exclusive (even as to the BI Group), royalty-free, worldwide, fully paid-up, perpetual, irrevocable, transferable, sublicensable license (or sublicense, as applicable) in the Field under the BI Intellectual Property (excluding in-licensed BI Patents), and BI’s rights in the Joint Intellectual Property and with respect to in-licensed BI Patents as far as legally possible and equal to the scope of the license granted to BI a sub-license only to the extent necessary to make, have made, use, register, sell, offer to sell, import, export, exploit, Research, Develop and Commercialize any Terminated Products.

(c)                                  The Parties will negotiate in good faith the granting of a non-exclusive, license to BI Life-Cycle Intellectual Property on reasonable and customary commercial terms to be mutually agreed between the Parties only to the extent necessary to make, have made, use, register, sell, offer to sell, import, export, exploit, Research, Develop and Commercialize any Terminated Products.  For the avoidance of doubt, such license does not

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include any other implied license(s) to other intellectual property in the control of BI Group for any other BI products currently being researched, developed or marketed either alone or in combination with any Product;  Should the Parties are not able to agree, despite their good faith negotiations, on a license agreement within a period of six (6) months after termination, unless the Parties have agreed to extend the negotiation period, the terms and conditions of such license agreement shall be decided by the arbitrator pursuant to Section 15.7 follows:  Within three (3) weeks upon selection of the arbitrator each Party shall submit one written proposal for the afore mentioned license agreement.  The arbitrator shall select one of the two proposals for such a license agreement.  His decision shall be based solely on the criteria which of the proposals best reflects the terms on which the Parties have agreed so far, and standard provisions customary to such kind of agreements in the pharmaceutical industry.  The arbitrator shall come to a decision within fourteen (14) days.  The scope of authority of the arbitrator shall be limited to the aforementioned selection, and the license agreement so selected shall be binding upon the Parties.  The decision of the arbitrator shall be binding on the Parties.  The Party whose proposal has not been followed by the arbitrator shall bear the costs of this arbitration procedure.

(d)                                 In the event of material breach by BI pursuant to Section 14.2, then BI shall assign to Vitae any and all Trademarks (and associated goodwill) for relating to any Terminated Products which have already received Marketing Authorization Approval in at least one country; in the event of that BI terminates pursuant to Section 14.2.1, then such assignment of Trademarks shall be subject to the payment of a reasonable license fee or lump sum to be negotiated in good faith by the Parties.  In addition, for six (6) months following the transfer of existing Product inventory pursuant to Section 14.4.2(g), BI shall grant a non-exclusive, royalty-free, fully paid-up, sublicensable, irrevocable license to any applicable BI house marks (i.e., trade names, trademarks and trade dress) for the sole purpose of allowing Vitae to market and sell any existing inventory of Terminated Products.  All goodwill associated with Vitae’s use of such BI house marks shall inure to the benefit of BI.

(e)                                  BI shall also provide Vitae with such regulatory information, reports, records and data which are in the possession or control of the BI Group in respect of such Terminated Product to enable Vitae to Develop and obtain the appropriate Marketing Authorization Approvals to Commercialize with such provision to be as permitted by any Third Party licenses or agreements or other prior rights and applicable Laws and regulations;

(f)                                   Upon request, BI shall assign any Third Party agreements in respect of Terminated Products to Vitae if such assignment is permitted by such Third Party agreement and if such assignment is necessary for Vitae to Develop and Commercialize such Terminated Product(s);

(g)                                  Vitae shall inform BI within three (3) months of the effective termination date whether BI should transfer its remaining inventory of drug product and drug substance to Vitae, subject to Vitae’s reimbursement of the inventory at a price equal to the lesser of (i) BI’s documented internal transfer price, or (ii) eleven hundred (1100) Euros per kilogram of active pharmaceutical ingredient for both drug product and drug substance;

(h)                                 BI shall appoint Vitae as BI’s exclusive agent for all regulatory purposes with respect to such Terminated Product and as BI’s exclusive distributor of

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any such Commercialized Terminated Products until all required Marketing Authorization Approvals are transferred; and

(i)                                     All licenses granted to BI by Vitae hereunder with respect to such Terminated Product shall be deemed terminated.

14.5                        Change of Control(a).  Vitae shall promptly notify BI in writing of Transaction.  “Transaction” means any sale, merger, consolidation, transfer or other structural reorganization of Vitae in which (i) substantially all of the assets of the business of Vitae to which this Agreement relates are transferred to an entity in which the holders of Vitae’s capital stock immediately prior to the sale, merger, consolidation, transfer or other structural reorganization of Vitae directly or indirectly hold, subsequent to the sale, merger, consolidation, transfer or other structural reorganization of Vitae, less than a controlling majority of the capital stock; or (ii) the holders of Vitae’s capital stock immediately prior to the sale, merger, consolidation, transfer or other structural reorganization of Vitae hold less than a controlling majority of the capital stock of the surviving entity subsequent to the sale, merger, consolidation, transfer or other structural reorganization of Vitae (with the exception of any sale, merger, consolidation, transfer or other structural reorganization of Vitae that constitutes or involves a public offering of any Vitae stock).  Notwithstanding the foregoing, in the event that a controlling majority of the voting stock of Vitae is acquired by an entity during or after an initial public offering, then this shall be defined as a Transaction.

(a)                                 In the event of a Transaction wherein the entity acquiring the assets or capital stock of Vitae (hereinafter, such entity and all of its current and future Affiliates (excluding Vitae and its controlled Affiliates) shall be collectively referred to as an “Acquiring Entity”) is a pharmaceutical company marketing a diabetes product or having an active diabetes research program, (i) the Parties shall in any event retain all rights granted in this Agreement, in particular under Article 2; and (ii) BI shall be released from its obligations under Articles 3, 4, 5, 6, 7 and Sections 8.1, 8.2, 8.4 of this Agreement, provided, however, that BI shall continue to be obligated to use Diligent Efforts to Develop and Commercialize Products following any Transaction; and (iii) all other provisions of the Agreement shall continue in full force and effect.  Notwithstanding the foregoing, in the event that Vitae has exercised its Co-Development Option pursuant to Section 5.4 prior to the consummation of the Transaction or issuance of a press release about the Transaction, whatever occurs earlier, then Vitae shall be entitled to the increased royalty rate as set forth in Section 9.6.5(b).

(b)                                 Furthermore, in the event of a Transaction, the Parties understand and agree that any intellectual property, in particular, any Patents, know-how and compounds of such Acquiring Entity need not be introduced into this collaboration by Vitae and shall not be considered Vitae Intellectual Property or Joint Intellectual Property. Therefore, this collaboration will not extend to such intellectual property, in particular any Patents, know-how and compounds; and BI shall not, by virtues of said Transaction, obtain a license to the intellectual property of such Acquiring Entity.

14.6                        Accrued Rights; Surviving Obligations  Except as provided elsewhere, termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration.

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Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement, including, but not limited to, Articles 1, 9, 10, and 12, and Sections 2.3, 4.4, 8.3, 11.4, 13.1.1, 13.2.6, 14.1, 14.4, 14.6, 15.1, 15.2, 15.4, 15.5, 15.7, 15.8, 15.9, 15.10, 15.12, 15.13, 15.14, 15.15, 15.16, 15.17, 15.18, 15.19, 15.20, and 15.22, and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration.

14.7                        Bankruptcy under U.S. or German Law  If this Agreement is rejected by or on behalf of Vitae under Section 365 of the United States Bankruptcy Code (the “Bankruptcy Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Vitae to BI are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  For the avoidance of doubt, the Parties intend that the licenses granted by Vitae to BI under this Agreement, in particular pursuant to Section 2.1 of this Agreement, are licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that BI, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon rejection of this Agreement by Vitae in a case under the Bankruptcy Code, if BI elects to retain its rights, as provided in Section 365(n)(1)(B) of the Bankruptcy Code, Vitae, as debtor in possession, or any trustee appointed in a case filed by or against Vitae under the Bankruptcy Code, shall provide to BI all intellectual property licensed to BI under this Agreement (including any embodiments) and held by Vitae or any trustee of Vitae, as provided in Section 365(n)(3)(A) of the Bankruptcy Code.  If this Agreement is rejected by or on behalf of BI in the event that (a) BI becomes a debtor in a bankruptcy proceeding or other proceeding for the general settlement of its debts, (b) a receiver or other official is appointed for all or substantially all of BI’s assets, or (c) BI makes a general assignment for the benefit of creditors, then Vitae will be entitled, to the extent legally possible under German Law, to receive the benefit of any protections afforded to licensees of intellectual property under German bankruptcy law, including protections equivalent to those provided under Section 365(n) of the Bankruptcy Code, whether such protections are in existence as of the Effective Date or are enacted in the future.

15.                               MISCELLANEOUS.

15.1                        Publications.  Prior to the commencement of the first Phase I Study in respect of any Development Candidate, neither Party shall make any publication in respect of the results arising out of Research and Development without prior written consent of the other Party.  Any publication made after commencement of the first Phase I Study in respect of a Development Candidate or related Product shall be made in accordance with a publication strategy and the following provisions of this Section 15.1.  BI shall be responsible for the development of a publication strategy regarding the Development Candidate and/or Product.  The publication strategy shall be presented to the JSC no later than the start of the Phase I Study for said Developmental Candidate and/or related Product.  The JSC shall be notified of any planned abstracts, oral presentations and manuscripts relating to the publication of clinical data and other scientific data generated in the course of Development of the relevant Product by the submitting Party.  The JSC shall discuss whether a planned submission might contain information which compromises the patentability or confidentiality of Vitae Intellectual

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Property, BI Intellectual Property, BI Life-Cycle Intellectual Property, or Joint Intellectual Property.  In the event that said patentability or confidentiality would be compromised, the Party wishing to publish shall within fourteen (14) days of objection by the other Party, request in writing a review of the abstract, oral presentation or manuscript for protection of patentable or proprietary information.  If requested in writing by the other Party, the submitting Party shall provide a draft of the planned submission and withhold the material for publication or presentation for forty-five (45) days to allow for the filing of patent applications or the taking of such measures as may be appropriate to preserve proprietary rights in and the confidentiality of the information in the material being submitted for publication or presentation (including withholding such publication).  The review period may be extended for an additional sixty (60) days if a representative of the JSC can demonstrate a reasonable need for such extension, including, but not limited to, the preparation and filing of Patent applications.  By mutual agreement of the Parties, this period may be further extended.  The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any such publications or presentations.

15.2        Public Announcements.  Except as may be expressly permitted under this Section 15.2 or mandated by applicable Laws or the rules of any stock exchange, neither Party will make any public announcement of any information regarding this Agreement without the prior written consent of the other Party.  Once any statement is approved for disclosure by the Parties, either Party may make a subsequent public disclosure containing the same information disclosed in such prior public announcement without further approval of the other Party.  Upon execution of this Agreement, the Parties shall agree to issue a press release and mutually agree the content thereof, concerning this Agreement and the relationship established hereby.  Notwithstanding the above, Vitae shall have the right to issue a press release and/or make a public announcement concerning the status of the Research Collaboration and/or the Development or Commercialization status of any Product after achievement of any key milestones, including, but not limited to, the milestones set forth in Sections 9.3 and 9.4, provided that prior written consent has been obtained, which consent shall not be unreasonably withheld or delayed.  The Parties recognize that the progress of the Research Collaboration has significant impact on Vitae’s valuation as a company and is therefore of interest to Vitae’s investors and potential investors. Thus the Parties shall work together in good faith to agree upon what details and summary top-line results of any clinical trials may be disclosed by Vitae.

15.3        No Debarred Personnel.  BI agrees that BI and its Affiliates shall not use, during the Term of this Agreement, the services of any employee, consultant, contractor or clinical investigator that has been debarred by the FDA or any other Governmental Authority or that is the subject of debarment proceedings by the FDA or any other Governmental Authority.

15.4        Relationship of the Parties.  Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee.  No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval.  For all purposes, the Parties’ legal relationship under this Agreement to each other shall be that of independent

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contractor.  This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.

15.5        Registration of This Agreement.  To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, such Party shall inform the other Party thereof.  If both Parties jointly agree that either Party is required to submit or obtain any such filing, registration or notification, they shall cooperate (at BI’s sole expense) in such filing, registration or notification and shall execute all documents reasonably required in connection therewith.  In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law.  The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.  BI shall be responsible for all costs and expenses associated with any such filings or requirements.

15.6        Force Majeure.  The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, and which could not with the exercise of Diligent Efforts have been avoided (“Force Majeure Event”), including, but not limited to, war, rebellion, earthquake, fire, accident, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in Law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the Force Majeure Event.  The Party subject to a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof.  The Party so affected shall use Diligent Efforts to avoid or remove such causes of non-performance as soon as is reasonably practicable.  Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall without delay recommence.  The Party subject to the Force Majeure Event shall not be liable to the other Party for any damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 15.6.

15.7        Dispute Resolution.  In the event of any dispute, controversy or claim hereunder arising out of or relating to this Agreement, including, but not limited to, a Commercial Conflict that cannot be resolved by the Joint Steering Committee or the Officers as set forth in Section 3.3.4, and is not subject to BI’s final decision-making authority or Vitae’s final decision-making authority, either Party may, on ten (10) days written notice to the other Party, initiate binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”).  The Parties shall select a mutually acceptable arbitrator within twenty (20) days of the request of the Party invoking this dispute resolution procedure.  If the Parties are unable to agree upon an arbitrator, the AAA shall select a qualified, independent arbitrator.  Such arbitration will be held in New York, New York.  The decision of the arbitrator will be final and binding on the Parties.  The prevailing Party may enforce any arbitration decision or award exclusively in the federal and state courts in the State

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of New York, New York, USA.  Notwithstanding the foregoing, either Party may seek injunctive, equitable or similar relief (without the requirement of arbitration) exclusively in any federal and state courts in the State of New York, New York, USA.

15.8        Governing Law.  This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of New York without regard to the provisions governing conflict of laws, except matters of intellectual property law, which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.  The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

15.9        Attorneys’ Fees and Related Costs.  In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, court costs and expenses of litigation whether or not the action or proceeding results in a final judgment.

15.10      Assignment.  This Agreement may not be assigned or transferred by either Party, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party; provided that either Party may assign this Agreement, in whole or in part, to any of its Affiliates if such Party guarantees the performance of this Agreement by such Affiliate; and provided further that either Party may assign this Agreement to a successor to all or substantially all of the assets or business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction.  Any assignment in violation of this provision is void and without effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.  In the event that Vitae assigns or transfers any of the Vitae Intellectual Property or Vitae’s interest in the Joint Intellectual Property to a Third Party, Vitae shall impose on such assignee or transferee such obligations as are necessary so that BI retains and obtains all of the rights to which it is entitled with respect to such Vitae Intellectual Property and Joint Intellectual Property under this Agreement, in particular the grant of rights under Section 2.1.1.

15.11      Assignment and Performance within the BI Group.  It is understood by the Parties that any right or obligation of BI under this Agreement may be exercised or performed by any of its Affiliates, provided that BI shall remain ultimately responsible for performing its obligations under this Agreement.  In the event that parts of this Agreement, in particular parts of the scope of work, are performed by Vitae in close collaboration with an Affiliate of BI , BI may notify Vitae thereof and Vitae shall invoice such Affiliate according to the information provided by BI (name of Affiliate, address and bank details) and such invoice shall refer to the respective attributable scope of work.  BI remains responsible and liable for the correct payment and any other performance of obligations by such Affiliate in accordance with this Agreement.  Any such payment of the Affiliate shall be made in and deemed as fulfillment of BI’s obligations under this Agreement.

15.12      Notices.  All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, in English, and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

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Vitae:	BI:
Vitae Pharmaceuticals, Inc.	Boehringer Ingelheim GmbH, Corporate Division Licensing
502 West Office Center Drive	Binger Strasse 173
Fort Washington, PA 19034	55216 Ingelheim am Rhein
USA	Germany
Attn: Legal Department	Attn: Head of CD Licensing

or to such other address as the addressee shall have last furnished in writing in accord with this provision.  All notices shall be deemed effective upon receipt by the addressee.

15.13      Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

15.14      Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

15.15      Waiver.  No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party.  No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior, concurrent or future occasion.  Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

15.16      Entire Agreement.  This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, including, but not limited, to all proposals, negotiations, conversations, letters of intent, memoranda of understanding or discussions, between Parties relating to the subject matter of this Agreement and all past dealing or industry custom.

15.17      Modification.  This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and the clause to be modified, which amendment is signed by duly authorized representatives of Vitae and BI.

15.18      No License.  Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

15.19      No Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, but not limited to, any creditor of either Party hereto.

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15.20      Ambiguities.  This Agreement shall be deemed to have been drafted jointly by both Parties; and ambiguities, if any, shall not be construed against either Party, irrespective of which Party may have actually drafted the ambiguous provision.

15.21      CREATE Act.  This Agreement includes a joint research agreement as defined in 35 U.S.C. § 103(c)(3).

15.22      Counterparts.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, Vitae and BI, by their duly authorized officers, have executed this Agreement as of the Effective Date.

VITAE PHARMACEUTICALS, INC.		BOEHRINGER INGELHEIM
INTERNATIONAL GMBH

By:	/s/ Jeff Hatfield	By:	/s/ K. Wilgenbus	/s/ C. Hauke

Name: Jeff Hatfield		Name: K. Wilgenbus		Hauke

Title: CEO		Title: Authorized Signatories

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EXHIBIT 1

VITAE PATENTS

Application No.	Filing Date	Title
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EXHIBIT 2

PRELIMINARY RESEARCH PLAN

11β HSD1 Work plan

The project team is responsible for data review and prioritization of program activities on a weekly basis. The high level work plan is shown in the figure below. The intent of the defined labor allocation is to tailor current lead optimization strategies to the present status of the respective compound series.  Vitae will continue the optimization of their current lead series, performing their in vitro primary screening assays and in vivo profiling of tissue distribution and rat pharmacokinetic (PK) studies on key compounds or those deemed of scientific interest. Compounds having passed these filters will be sent to BI for additional studies before performing the monkey PK analysis.  These studies at BI include confirmation of activity in human adipocytes and initial absorption, distribution, metabolism and excretion (ADME) characterization. A key ADME assay is to determine the stability of a compound in the presence of human liver microsomes.  This step will eliminate from consideration compounds that have no chance of progressing because of high human in vitro clearance. The monkey PK study is a prelude to selection for primate pharmacodynamic (PD) studies. The selection of a PD compound will initiate further characterization (PanLabs, human ether-a-go-go related gene (hERG)) as warranted by experience within the compound series. The current PD strategy is to assess single dose whole body and tissue specific inhibition of cortisol production as a measure of efficacy and to discriminate between key advanced compounds in vivo.

A Program Kick-off Plan will be determined by the Parties after signing of the Contract.

Proposed Work Flow

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Compound characteristics and properties

Compound criteria outlined in the tables below describe a list of properties for acceptance of a compound into preclinical development.  The nominal criteria are broken into two categories represented under the green and yellow headers. The green categories represent ideal metrics for the respective criteria.  The yellow categories represent acceptable, but non-ideal metrics for each category.  While Compounds that meet green values with respect to all listed criteria will be deemed suitable for Development Candidate selection, both parties recognize that few, if any, compounds meet all ideal metrics upon nomination as development candidate.  Any assessment will take into account the overall profile of the candidate compound that meets the criteria for q.d dosing at an acceptable projected human dose.

Molecular / Cellular Potency, Pharmacology

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Absorption and Kinetics

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Metabolism

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General Pharmacology

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Toxicology (identification of potential safety liabilities)

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Evaluation of CMC Data for Pharmaceutical Developability Assessment
(Early pharmaceutical developability assessment)

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Conventional oral dosage form

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EXHIBIT 3

INITIAL DEVELOPMENT PLAN

The initial development plan listed below has been constructed using BI’s standard assumptions of time required for non-clinical R&D and CMC development activities after Start of Development of a Development Candidate that meets the Criteria listed in Exhibit 2. Under these assumptions the clinical timelines will determine the overall timelines.

Clinical Development Outline for 11ß HSD-1 Inhibitor
 in the Indication Type 2 Diabetes

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Abbreviations:

CRO	- Contract Research Organization
FPI	- First Patient In
JDC	- Joint Development Committee
LPO	- Last Patient Out
MRD	- Multiple Rising Dose
OLE	- Open label extension
SRD	- Single Rising Dose
THE	- Cortisol: tetrahydrocortisone
THF	- tetrahydrocortisol

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EXHIBIT 4

COLLABORATION COMPOUNDS

The following list of Collaboration Compounds discovered by Vitae prior to the Effective Date constitutes “specially restricted Vitae proprietary information.”

VTP-000027141	VTP-000027475	VTP-000027649	VTP-000027843	VTP-000027991
VTP-000027142	VTP-000027477	VTP-000027650	VTP-000027844	VTP-000027992
VTP-000027178	VTP-000027478	VTP-000027651	VTP-000027845	VTP-000027993
VTP-000027179	VTP-000027479	VTP-000027652	VTP-000027847	VTP-000027996
VTP-000027180	VTP-000027482	VTP-000027653	VTP-000027848	VTP-000027997
VTP-000027181	VTP-000027483	VTP-000027654	VTP-000027858	VTP-000028007
VTP-000027187	VTP-000027484	VTP-000027655	VTP-000027859	VTP-000028008
VTP-000027188	VTP-000027485	VTP-000027661	VTP-000027861	VTP-000028009
VTP-000027191	VTP-000027486	VTP-000027663	VTP-000027862	VTP-000028021
VTP-000027192	VTP-000027487	VTP-000027664	VTP-000027863	VTP-000028022
VTP-000027219	VTP-000027488	VTP-000027665	VTP-000027864	VTP-000028024
VTP-000027220	VTP-000027503	VTP-000027666	VTP-000027874	VTP-000028030
VTP-000027222	VTP-000027504	VTP-000027707	VTP-000027875	VTP-000028050
VTP-000027223	VTP-000027505	VTP-000027708	VTP-000027876	VTP-000028052
VTP-000027224	VTP-000027506	VTP-000027709	VTP-000027880	VTP-000028055
VTP-000027229	VTP-000027507	VTP-000027710	VTP-000027881	VTP-000028056
VTP-000027230	VTP-000027508	VTP-000027715	VTP-000027882	VTP-000028057
VTP-000027231	VTP-000027509	VTP-000027718	VTP-000027883	VTP-000028058
VTP-000027232	VTP-000027510	VTP-000027720	VTP-000027888	VTP-000028068
VTP-000027233	VTP-000027511	VTP-000027721	VTP-000027889	VTP-000028069
VTP-000027244	VTP-000027512	VTP-000027722	VTP-000027890	VTP-000028070
VTP-000027245	VTP-000027516	VTP-000027723	VTP-000027892	VTP-000028071
VTP-000027247	VTP-000027517	VTP-000027730	VTP-000027893	VTP-000028072
VTP-000027248	VTP-000027519	VTP-000027731	VTP-000027900	VTP-000028073
VTP-000027249	VTP-000027520	VTP-000027762	VTP-000027902	VTP-000028074
VTP-000027250	VTP-000027521	VTP-000027763	VTP-000027903	VTP-000028079
VTP-000027251	VTP-000027522	VTP-000027764	VTP-000027904	VTP-000028080
VTP-000027269	VTP-000027523	VTP-000027765	VTP-000027905	VTP-000028081
VTP-000027270	VTP-000027524	VTP-000027766	VTP-000027916	VTP-000028083
VTP-000027277	VTP-000027532	VTP-000027767	VTP-000027917	VTP-000028084
VTP-000027278	VTP-000027533	VTP-000027772	VTP-000027923	VTP-000028103
VTP-000027279	VTP-000027534	VTP-000027773	VTP-000027934	VTP-000028104
VTP-000027332	VTP-000027571	VTP-000027774	VTP-000027935	VTP-000028105
VTP-000027342	VTP-000027572	VTP-000027785	VTP-000027936	VTP-000028106
VTP-000027347	VTP-000027574	VTP-000027786	VTP-000027937	VTP-000028107
VTP-000027348	VTP-000027575	VTP-000027792	VTP-000027938	VTP-000028110
VTP-000027349	VTP-000027576	VTP-000027796	VTP-000027939	VTP-000028111
VTP-000027350	VTP-000027577	VTP-000027800	VTP-000027956	VTP-000028113
VTP-000027423	VTP-000027585	VTP-000027807	VTP-000027957	VTP-000028114
VTP-000027424	VTP-000027586	VTP-000027808	VTP-000027961	VTP-000028115
VTP-000027425	VTP-000027591	VTP-000027809	VTP-000027962	VTP-000028116
VTP-000027426	VTP-000027593	VTP-000027810	VTP-000027963	VTP-000028117

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000027434	VTP-000027594	VTP-000027811	VTP-000027964	VTP-000028118
VTP-000027435	VTP-000027595	VTP-000027818	VTP-000027972	VTP-000028143
VTP-000027436	VTP-000027596	VTP-000027831	VTP-000027973	VTP-000028144
VTP-000027437	VTP-000027602	VTP-000027832	VTP-000027974	VTP-000028146
VTP-000027438	VTP-000027603	VTP-000027834	VTP-000027981	VTP-000028148
VTP-000027439	VTP-000027607	VTP-000027835	VTP-000027984	VTP-000028149
VTP-000027462	VTP-000027608	VTP-000027836	VTP-000027988	VTP-000028150
VTP-000027463	VTP-000027612	VTP-000027837	VTP-000027990	VTP-000028151

VTP-000028152	VTP-000028243	VTP-000028408	VTP-000029063	VTP-000029272
VTP-000028153	VTP-000028244	VTP-000028410	VTP-000029086	VTP-000029273
VTP-000028162	VTP-000028246	VTP-000028411	VTP-000029087	VTP-000029274
VTP-000028165	VTP-000028247	VTP-000028416	VTP-000029088	VTP-000029275
VTP-000028166	VTP-000028248	VTP-000028417	VTP-000029089	VTP-000029276
VTP-000028168	VTP-000028249	VTP-000028421	VTP-000029090	VTP-000029278
VTP-000028170	VTP-000028271	VTP-000028422	VTP-000029091	VTP-000029289
VTP-000028171	VTP-000028272	VTP-000028423	VTP-000029092	VTP-000029290
VTP-000028172	VTP-000028273	VTP-000028424	VTP-000029093	VTP-000029291
VTP-000028173	VTP-000028274	VTP-000028425	VTP-000029094	VTP-000029292
VTP-000028174	VTP-000028278	VTP-000028426	VTP-000029095	VTP-000029293
VTP-000028175	VTP-000028279	VTP-000028440	VTP-000029096	VTP-000029294
VTP-000028178	VTP-000028280	VTP-000028461	VTP-000029097	VTP-000029296
VTP-000028182	VTP-000028281	VTP-000028462	VTP-000029098	VTP-000029297
VTP-000028183	VTP-000028285	VTP-000028463	VTP-000029102	VTP-000029323
VTP-000028184	VTP-000028286	VTP-000028465	VTP-000029103	VTP-000029324
VTP-000028185	VTP-000028287	VTP-000028467	VTP-000029104	VTP-000029325
VTP-000028186	VTP-000028288	VTP-000028470	VTP-000029105	VTP-000029326
VTP-000028187	VTP-000028293	VTP-000028473	VTP-000029116	VTP-000029327
VTP-000028188	VTP-000028310	VTP-000028474	VTP-000029147	VTP-000029328
VTP-000028191	VTP-000028311	VTP-000028475	VTP-000029172	VTP-000029329
VTP-000028195	VTP-000028312	VTP-000028476	VTP-000029173	VTP-000029330
VTP-000028196	VTP-000028313	VTP-000028481	VTP-000029198	VTP-000029372
VTP-000028197	VTP-000028314	VTP-000028531	VTP-000029199	VTP-000029373
VTP-000028200	VTP-000028315	VTP-000028532	VTP-000029200	VTP-000029424
VTP-000028201	VTP-000028316	VTP-000028533	VTP-000029201	VTP-000029425
VTP-000028203	VTP-000028334	VTP-000028534	VTP-000029202	VTP-000029428
VTP-000028205	VTP-000028335	VTP-000028535	VTP-000029203	VTP-000029429
VTP-000028206	VTP-000028336	VTP-000028536	VTP-000029204	VTP-000029430
VTP-000028207	VTP-000028340	VTP-000028537	VTP-000029205	VTP-000029431
VTP-000028208	VTP-000028341	VTP-000028538	VTP-000029206	VTP-000029432
VTP-000028209	VTP-000028342	VTP-000028539	VTP-000029207	VTP-000029434
VTP-000028210	VTP-000028343	VTP-000028540	VTP-000029208	VTP-000029435
VTP-000028211	VTP-000028354	VTP-000028541	VTP-000029209	VTP-000029436
VTP-000028212	VTP-000028355	VTP-000028542	VTP-000029210	VTP-000029439
VTP-000028214	VTP-000028356	VTP-000028543	VTP-000029211	VTP-000029442
VTP-000028215	VTP-000028357	VTP-000028544	VTP-000029213	VTP-000029443
VTP-000028220	VTP-000028358	VTP-000028556	VTP-000029214	VTP-000029444
VTP-000028221	VTP-000028361	VTP-000028557	VTP-000029215	VTP-000029445
VTP-000028222	VTP-000028362	VTP-000028558	VTP-000029216	VTP-000029446
VTP-000028224	VTP-000028363	VTP-000028559	VTP-000029234	VTP-000029453
VTP-000028225	VTP-000028364	VTP-000028560	VTP-000029242	VTP-000029454

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000028227	VTP-000028381	VTP-000028561	VTP-000029243	VTP-000029455
VTP-000028229	VTP-000028382	VTP-000028562	VTP-000029265	VTP-000029457
VTP-000028230	VTP-000028388	VTP-000028563	VTP-000029266	VTP-000029459
VTP-000028232	VTP-000028403	VTP-000029057	VTP-000029267	VTP-000029460
VTP-000028233	VTP-000028404	VTP-000029058	VTP-000029268	VTP-000029497
VTP-000028236	VTP-000028405	VTP-000029059	VTP-000029269	VTP-000029498
VTP-000028240	VTP-000028406	VTP-000029061	VTP-000029270	VTP-000029499
VTP-000028241	VTP-000028407	VTP-000029062	VTP-000029271	VTP-000029500

VTP-000029501	VTP-000029642	VTP-000029787	VTP-000029924	VTP-000029998
VTP-000029502	VTP-000029643	VTP-000029788	VTP-000029925	VTP-000029999
VTP-000029505	VTP-000029646	VTP-000029789	VTP-000029926	VTP-000030000
VTP-000029506	VTP-000029684	VTP-000029807	VTP-000029928	VTP-000030001
VTP-000029507	VTP-000029685	VTP-000029808	VTP-000029929	VTP-000030002
VTP-000029529	VTP-000029686	VTP-000029821	VTP-000029930	VTP-000030003
VTP-000029530	VTP-000029687	VTP-000029822	VTP-000029941	VTP-000030004
VTP-000029533	VTP-000029688	VTP-000029823	VTP-000029942	VTP-000030005
VTP-000029534	VTP-000029689	VTP-000029824	VTP-000029943	VTP-000030007
VTP-000029535	VTP-000029691	VTP-000029826	VTP-000029944	VTP-000030008
VTP-000029538	VTP-000029692	VTP-000029827	VTP-000029945	VTP-000030009
VTP-000029539	VTP-000029693	VTP-000029828	VTP-000029946	VTP-000030011
VTP-000029541	VTP-000029694	VTP-000029830	VTP-000029947	VTP-000030012
VTP-000029542	VTP-000029696	VTP-000029831	VTP-000029948	VTP-000030013
VTP-000029543	VTP-000029697	VTP-000029832	VTP-000029949	VTP-000030014
VTP-000029547	VTP-000029698	VTP-000029833	VTP-000029950	VTP-000030015
VTP-000029548	VTP-000029699	VTP-000029834	VTP-000029954	VTP-000030016
VTP-000029550	VTP-000029700	VTP-000029835	VTP-000029955	VTP-000030017
VTP-000029551	VTP-000029702	VTP-000029836	VTP-000029957	VTP-000030019
VTP-000029552	VTP-000029703	VTP-000029837	VTP-000029958	VTP-000030020
VTP-000029553	VTP-000029706	VTP-000029838	VTP-000029960	VTP-000030021
VTP-000029558	VTP-000029711	VTP-000029842	VTP-000029961	VTP-000030022
VTP-000029559	VTP-000029712	VTP-000029843	VTP-000029962	VTP-000030023
VTP-000029560	VTP-000029713	VTP-000029844	VTP-000029963	VTP-000030024
VTP-000029561	VTP-000029714	VTP-000029846	VTP-000029964	VTP-000030025
VTP-000029562	VTP-000029715	VTP-000029859	VTP-000029965	VTP-000030027
VTP-000029564	VTP-000029716	VTP-000029861	VTP-000029966	VTP-000030028
VTP-000029565	VTP-000029717	VTP-000029862	VTP-000029967	VTP-000030029
VTP-000029566	VTP-000029718	VTP-000029863	VTP-000029968	VTP-000030030
VTP-000029567	VTP-000029719	VTP-000029864	VTP-000029969	VTP-000030031
VTP-000029568	VTP-000029720	VTP-000029865	VTP-000029970	VTP-000030032
VTP-000029569	VTP-000029721	VTP-000029866	VTP-000029971	VTP-000030033
VTP-000029570	VTP-000029722	VTP-000029867	VTP-000029972	VTP-000030034
VTP-000029571	VTP-000029723	VTP-000029890	VTP-000029973	VTP-000030049
VTP-000029572	VTP-000029724	VTP-000029891	VTP-000029974	VTP-000030050
VTP-000029573	VTP-000029726	VTP-000029892	VTP-000029975	VTP-000030059
VTP-000029574	VTP-000029727	VTP-000029893	VTP-000029976	VTP-000030060
VTP-000029576	VTP-000029728	VTP-000029894	VTP-000029977	VTP-000030061
VTP-000029583	VTP-000029729	VTP-000029901	VTP-000029978	VTP-000030062
VTP-000029585	VTP-000029730	VTP-000029902	VTP-000029979	VTP-000030063
VTP-000029603	VTP-000029731	VTP-000029904	VTP-000029980	VTP-000030064
VTP-000029604	VTP-000029732	VTP-000029905	VTP-000029982	VTP-000030068

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000029616	VTP-000029735	VTP-000029906	VTP-000029983	VTP-000030069
VTP-000029617	VTP-000029737	VTP-000029907	VTP-000029984	VTP-000030070
VTP-000029619	VTP-000029738	VTP-000029908	VTP-000029985	VTP-000030071
VTP-000029620	VTP-000029739	VTP-000029909	VTP-000029986	VTP-000030072
VTP-000029621	VTP-000029740	VTP-000029910	VTP-000029987	VTP-000030075
VTP-000029623	VTP-000029741	VTP-000029911	VTP-000029988	VTP-000030083
VTP-000029638	VTP-000029781	VTP-000029913	VTP-000029996	VTP-000030087
VTP-000029641	VTP-000029786	VTP-000029918	VTP-000029997	VTP-000030089

VTP-000030093	VTP-000030168	VTP-000030329	VTP-000030392	VTP-000030467
VTP-000030094	VTP-000030169	VTP-000030331	VTP-000030393	VTP-000030468
VTP-000030095	VTP-000030170	VTP-000030334	VTP-000030394	VTP-000030469
VTP-000030096	VTP-000030172	VTP-000030335	VTP-000030395	VTP-000030470
VTP-000030097	VTP-000030173	VTP-000030336	VTP-000030399	VTP-000030475
VTP-000030098	VTP-000030174	VTP-000030337	VTP-000030400	VTP-000030476
VTP-000030099	VTP-000030176	VTP-000030338	VTP-000030401	VTP-000030477
VTP-000030100	VTP-000030177	VTP-000030339	VTP-000030402	VTP-000030478
VTP-000030101	VTP-000030179	VTP-000030340	VTP-000030403	VTP-000030480
VTP-000030102	VTP-000030181	VTP-000030342	VTP-000030404	VTP-000030481
VTP-000030103	VTP-000030182	VTP-000030343	VTP-000030405	VTP-000030482
VTP-000030104	VTP-000030183	VTP-000030344	VTP-000030406	VTP-000030483
VTP-000030105	VTP-000030184	VTP-000030345	VTP-000030407	VTP-000030484
VTP-000030107	VTP-000030185	VTP-000030347	VTP-000030410	VTP-000030485
VTP-000030120	VTP-000030186	VTP-000030348	VTP-000030411	VTP-000030486
VTP-000030121	VTP-000030187	VTP-000030350	VTP-000030412	VTP-000030487
VTP-000030122	VTP-000030222	VTP-000030351	VTP-000030413	VTP-000030488
VTP-000030123	VTP-000030223	VTP-000030352	VTP-000030414	VTP-000030489
VTP-000030124	VTP-000030224	VTP-000030353	VTP-000030415	VTP-000030490
VTP-000030125	VTP-000030225	VTP-000030354	VTP-000030416	VTP-000030492
VTP-000030126	VTP-000030226	VTP-000030355	VTP-000030417	VTP-000030493
VTP-000030127	VTP-000030227	VTP-000030356	VTP-000030418	VTP-000030494
VTP-000030128	VTP-000030228	VTP-000030358	VTP-000030419	VTP-000030495
VTP-000030129	VTP-000030229	VTP-000030360	VTP-000030420	VTP-000030496
VTP-000030130	VTP-000030230	VTP-000030361	VTP-000030427	VTP-000030497
VTP-000030132	VTP-000030231	VTP-000030362	VTP-000030428	VTP-000030498
VTP-000030136	VTP-000030232	VTP-000030363	VTP-000030429	VTP-000030499
VTP-000030137	VTP-000030233	VTP-000030364	VTP-000030437	VTP-000030501
VTP-000030138	VTP-000030234	VTP-000030365	VTP-000030438	VTP-000030502
VTP-000030139	VTP-000030235	VTP-000030366	VTP-000030440	VTP-000030503
VTP-000030140	VTP-000030236	VTP-000030367	VTP-000030441	VTP-000030518
VTP-000030141	VTP-000030237	VTP-000030368	VTP-000030443	VTP-000030519
VTP-000030144	VTP-000030238	VTP-000030369	VTP-000030444	VTP-000030520
VTP-000030145	VTP-000030239	VTP-000030370	VTP-000030446	VTP-000030521
VTP-000030146	VTP-000030240	VTP-000030371	VTP-000030447	VTP-000030522
VTP-000030148	VTP-000030241	VTP-000030372	VTP-000030448	VTP-000030523
VTP-000030149	VTP-000030242	VTP-000030373	VTP-000030450	VTP-000030524
VTP-000030150	VTP-000030243	VTP-000030376	VTP-000030451	VTP-000030526
VTP-000030152	VTP-000030253	VTP-000030378	VTP-000030452	VTP-000030527
VTP-000030153	VTP-000030254	VTP-000030379	VTP-000030453	VTP-000030529
VTP-000030154	VTP-000030255	VTP-000030380	VTP-000030454	VTP-000030532
VTP-000030155	VTP-000030256	VTP-000030381	VTP-000030455	VTP-000030535

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000030156	VTP-000030257	VTP-000030382	VTP-000030457	VTP-000030536
VTP-000030157	VTP-000030258	VTP-000030383	VTP-000030458	VTP-000030538
VTP-000030158	VTP-000030259	VTP-000030386	VTP-000030459	VTP-000030539
VTP-000030159	VTP-000030261	VTP-000030387	VTP-000030462	VTP-000030540
VTP-000030160	VTP-000030262	VTP-000030388	VTP-000030463	VTP-000030541
VTP-000030164	VTP-000030263	VTP-000030389	VTP-000030464	VTP-000030543
VTP-000030166	VTP-000030264	VTP-000030390	VTP-000030465	VTP-000030544
VTP-000030167	VTP-000030265	VTP-000030391	VTP-000030466	VTP-000030545

VTP-000030547	VTP-000030632	VTP-000030754	VTP-000030828	VTP-000030935
VTP-000030556	VTP-000030633	VTP-000030755	VTP-000030829	VTP-000030945
VTP-000030558	VTP-000030634	VTP-000030756	VTP-000030833	VTP-000030947
VTP-000030559	VTP-000030648	VTP-000030757	VTP-000030834	VTP-000030948
VTP-000030560	VTP-000030649	VTP-000030758	VTP-000030835	VTP-000030949
VTP-000030561	VTP-000030650	VTP-000030759	VTP-000030836	VTP-000030951
VTP-000030562	VTP-000030651	VTP-000030760	VTP-000030837	VTP-000030952
VTP-000030563	VTP-000030652	VTP-000030761	VTP-000030846	VTP-000030953
VTP-000030565	VTP-000030654	VTP-000030762	VTP-000030856	VTP-000030954
VTP-000030566	VTP-000030656	VTP-000030763	VTP-000030857	VTP-000030955
VTP-000030567	VTP-000030657	VTP-000030765	VTP-000030858	VTP-000030956
VTP-000030568	VTP-000030659	VTP-000030768	VTP-000030859	VTP-000030957
VTP-000030569	VTP-000030660	VTP-000030770	VTP-000030860	VTP-000030958
VTP-000030570	VTP-000030661	VTP-000030771	VTP-000030861	VTP-000030964
VTP-000030571	VTP-000030664	VTP-000030779	VTP-000030862	VTP-000030965
VTP-000030572	VTP-000030665	VTP-000030782	VTP-000030863	VTP-000030966
VTP-000030573	VTP-000030666	VTP-000030783	VTP-000030865	VTP-000030967
VTP-000030574	VTP-000030667	VTP-000030784	VTP-000030870	VTP-000030969
VTP-000030575	VTP-000030671	VTP-000030785	VTP-000030872	VTP-000030970
VTP-000030576	VTP-000030673	VTP-000030786	VTP-000030878	VTP-000030972
VTP-000030580	VTP-000030674	VTP-000030788	VTP-000030889	VTP-000030973
VTP-000030582	VTP-000030676	VTP-000030789	VTP-000030890	VTP-000030974
VTP-000030583	VTP-000030678	VTP-000030790	VTP-000030891	VTP-000030975
VTP-000030584	VTP-000030687	VTP-000030791	VTP-000030896	VTP-000030976
VTP-000030585	VTP-000030688	VTP-000030792	VTP-000030897	VTP-000030977
VTP-000030586	VTP-000030689	VTP-000030793	VTP-000030898	VTP-000030978
VTP-000030587	VTP-000030690	VTP-000030794	VTP-000030899	VTP-000030979
VTP-000030589	VTP-000030696	VTP-000030795	VTP-000030900	VTP-000030980
VTP-000030590	VTP-000030699	VTP-000030796	VTP-000030901	VTP-000030981
VTP-000030605	VTP-000030700	VTP-000030797	VTP-000030902	VTP-000030983
VTP-000030606	VTP-000030701	VTP-000030798	VTP-000030903	VTP-000030984
VTP-000030607	VTP-000030702	VTP-000030799	VTP-000030904	VTP-000030985
VTP-000030608	VTP-000030703	VTP-000030800	VTP-000030905	VTP-000030986
VTP-000030609	VTP-000030704	VTP-000030801	VTP-000030908	VTP-000030987
VTP-000030610	VTP-000030705	VTP-000030802	VTP-000030910	VTP-000030988
VTP-000030612	VTP-000030706	VTP-000030803	VTP-000030911	VTP-000030989
VTP-000030613	VTP-000030707	VTP-000030804	VTP-000030912	VTP-000030990
VTP-000030614	VTP-000030708	VTP-000030805	VTP-000030917	VTP-000030991
VTP-000030615	VTP-000030709	VTP-000030806	VTP-000030918	VTP-000030992
VTP-000030616	VTP-000030715	VTP-000030808	VTP-000030919	VTP-000030993
VTP-000030618	VTP-000030716	VTP-000030809	VTP-000030920	VTP-000030994
VTP-000030620	VTP-000030717	VTP-000030810	VTP-000030921	VTP-000030995

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

VTP-000030621	VTP-000030730	VTP-000030811	VTP-000030924	VTP-000031001
VTP-000030622	VTP-000030738	VTP-000030812	VTP-000030925	VTP-000031002
VTP-000030623	VTP-000030739	VTP-000030813	VTP-000030926	VTP-000031003
VTP-000030627	VTP-000030740	VTP-000030814	VTP-000030929	VTP-000031010
VTP-000030628	VTP-000030741	VTP-000030815	VTP-000030930	VTP-000031011
VTP-000030629	VTP-000030751	VTP-000030816	VTP-000030931	VTP-000031012
VTP-000030630	VTP-000030752	VTP-000030823	VTP-000030932	VTP-000031013
VTP-000030631	VTP-000030753	VTP-000030827	VTP-000030933	VTP-000031014

VTP-000031015	VTP-000031086	VTP-000031164	VTP-000031240	VTP-000031306
VTP-000031016	VTP-000031087	VTP-000031177	VTP-000031241	VTP-000031307
VTP-000031017	VTP-000031088	VTP-000031178	VTP-000031242	VTP-000031308
VTP-000031018	VTP-000031094	VTP-000031179	VTP-000031243	VTP-000031309
VTP-000031019	VTP-000031095	VTP-000031180	VTP-000031244	VTP-000031310
VTP-000031020	VTP-000031101	VTP-000031181	VTP-000031245	VTP-000031311
VTP-000031021	VTP-000031102	VTP-000031182	VTP-000031246	VTP-000031312
VTP-000031022	VTP-000031103	VTP-000031183	VTP-000031247	VTP-000031313
VTP-000031023	VTP-000031104	VTP-000031185	VTP-000031248	VTP-000031314
VTP-000031024	VTP-000031105	VTP-000031186	VTP-000031251	VTP-000031315
VTP-000031025	VTP-000031106	VTP-000031187	VTP-000031252	VTP-000031316
VTP-000031026	VTP-000031107	VTP-000031195	VTP-000031253	VTP-000031317
VTP-000031027	VTP-000031108	VTP-000031196	VTP-000031255	VTP-000031318
VTP-000031028	VTP-000031110	VTP-000031197	VTP-000031259	VTP-000031319
VTP-000031029	VTP-000031111	VTP-000031198	VTP-000031260	VTP-000031320
VTP-000031033	VTP-000031112	VTP-000031199	VTP-000031261	VTP-000031321
VTP-000031034	VTP-000031113	VTP-000031200	VTP-000031262	VTP-000031322
VTP-000031036	VTP-000031119	VTP-000031201	VTP-000031263	VTP-000031323
VTP-000031045	VTP-000031120	VTP-000031202	VTP-000031264	VTP-000031324
VTP-000031046	VTP-000031121	VTP-000031203	VTP-000031265	VTP-000031337
VTP-000031047	VTP-000031122	VTP-000031204	VTP-000031266
VTP-000031048	VTP-000031124	VTP-000031205	VTP-000031267
VTP-000031049	VTP-000031125	VTP-000031207	VTP-000031268
VTP-000031050	VTP-000031126	VTP-000031208	VTP-000031269
VTP-000031051	VTP-000031132	VTP-000031209	VTP-000031270
VTP-000031052	VTP-000031133	VTP-000031210	VTP-000031271
VTP-000031053	VTP-000031134	VTP-000031211	VTP-000031272
VTP-000031054	VTP-000031135	VTP-000031212	VTP-000031273
VTP-000031055	VTP-000031136	VTP-000031213	VTP-000031274
VTP-000031056	VTP-000031137	VTP-000031214	VTP-000031275
VTP-000031066	VTP-000031138	VTP-000031217	VTP-000031276
VTP-000031067	VTP-000031139	VTP-000031218	VTP-000031278
VTP-000031068	VTP-000031140	VTP-000031219	VTP-000031279
VTP-000031069	VTP-000031141	VTP-000031220	VTP-000031287
VTP-000031070	VTP-000031147	VTP-000031221	VTP-000031288
VTP-000031071	VTP-000031148	VTP-000031225	VTP-000031291
VTP-000031072	VTP-000031149	VTP-000031226	VTP-000031292
VTP-000031073	VTP-000031150	VTP-000031227	VTP-000031293
VTP-000031074	VTP-000031151	VTP-000031228	VTP-000031294
VTP-000031075	VTP-000031152	VTP-000031229	VTP-000031295
VTP-000031076	VTP-000031153	VTP-000031230	VTP-000031296
VTP-000031077	VTP-000031154	VTP-000031231	VTP-000031297

CONFIDENTIAL TREATMENT REQUESTED

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VTP-000031078	VTP-000031155	VTP-000031232	VTP-000031298
VTP-000031079	VTP-000031157	VTP-000031233	VTP-000031299
VTP-000031080	VTP-000031158	VTP-000031234	VTP-000031300
VTP-000031081	VTP-000031159	VTP-000031235	VTP-000031301
VTP-000031082	VTP-000031160	VTP-000031236	VTP-000031302
VTP-000031083	VTP-000031161	VTP-000031237	VTP-000031303
VTP-000031084	VTP-000031162	VTP-000031238	VTP-000031304
VTP-000031085	VTP-000031163	VTP-000031239	VTP-000031305

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EXHIBIT 5

BI COMPOUNDS

11ß HSD1-inhibitors (from the BI screening campaign) with ****

ACA 0006XX, AGDD1282ZW, AGDD1356ZW, AGDD1415SE, AZDF0175ZW, AZSX0087CL2, AZSX0091CL, BI00005153 ,BI00005156, BI00017940, BI00054752, BI00054766, BI00054767, BI00054773, BI00054774, BI00054780, BI00054781, BI00054782, BI00054783, BI00054785, BI00054790, BI00054791, BI00054795, BI00054798, BI00054822, BI00054823, BI00054827, BI00054850, BI00054870, BI00055137, BI00055143, BI00060859, BI00063226, BI00099770, BI00099778, BI00099780, BI00099781, BI00099789, BI00099790, BI00099895, BI00113622, BI00113629, BI00113630, BI00113631, BI00113632, BI00113633, BI00113639, BI00113645, BI00113647, BI00113649, BI00113651, BI00113659, BI00113662, BI00113666, BI00113667, BI00113670, BI00113671, BI00113672, BI00113673, BI00113674, BI00113676, BI00113679, BI00113680, BI00113681, BI00113682, BI00113683, BI00113685, BI00113686, BI00113687, BI00114988, BI00114989, BI00114990, BI00114991, BI00114992, BI00114993, BI00114995, BI00114998, BI00114999, BI00115073, BI00115146, BI00115157, BI00115164, BI00115166, BI00115168, BI00115169, BI00117409, BI00117412, BI00117414, BI00117417, BI00117418, BI00117419, BI00117420, BI00117421, BI00117422, BI00117423, BI00117424, BI00117429, BI00117433, BI00117434, BI00117435, BI00117437, BI00117438, BI00117440, BI00117442, BI00117443, BI00117446, BI00117452, BI00117453, BI00117458, BI00117459, BI00117460, BI00117461, BI00117477, BI00117478, BI00117480, BI00117481, BI00117482, BI00117483, BI00117484, BI00117485, BI00117486, BI00117487, BI00117488, BI00117489, BI00117490, BI00117491, BI00117492, BI00117493, BI00127354, BI00127355, BI00127356, BI00127357, BI00127359, BI00127361, BI00127362, BI00127363, BI00127364, BI00127369, BI00127373, BI00127374, BI00127376, BI00127377, BI00127379, BI00127382, BI00127383, BI00127384, BI00127385, BI00127388, BI00127389, BI00127390, BI00127393, BI00127395, BI00127396, BI00128093, BI00128096, BI00128104, BI00128105, BI00130025, BI00130028, BI00130033, BI00130035, BI00130036, BI00130039, BI00130040, BI00130048, BI00130049, BI00130053, BI00130054, BI00130056, BI00130057, BI00130058, BI00130136, BI00130139, BI00130144, BI00130149, BI00130155, BI00130156, BI00130162, BI00130165, BI00130167, BI00130168, BI00130169, BI00130170, BI00130174, BI00130182, BI00130183, BI00130228, BI00130229, BI00130230, BI00130232, BI00130233, BI00130234, BI00130238, BI00130239, BI00130240, BI00130242, BI00130243, BI00130244, BI00130245, BI00130246, BI00130251, BI00130252, BI00130260, BI00130262, BI00130263, BI00130408, BI00130409, BI00130435, BI00130436, BI00130437, BI00130438, BI00130444, BI00130456, BI00130458, BI00130461, BI00130462, BI00130464, BI00130467, BI00130468, BI00130470, BI00130473, BI00130476, BI00130477, BI00130478, BI00130480, BI00130482, BI00130483, BI00130484, BI00130485, BI00130487, BI00130488, BI00130490, BI00130492, BI00130494, BI00130495, BI00130497, BI00131026, BI00131032, BI00131033, BI00131034, BI00131035, BI00131037, BI00131041, BI00131042, BI00131043, BI00131044, BI00131045, BI00131046, BI00131091, BI00131207, BI00131211, BI00131213, BI00131218, BI00131219, BI00131222, BI00131223, BI00131224, BI00131228, BI00131229, BI00131230, BI00131231, BI00131235, BI00131237, BI00131238, BI00131240, BI00611643, BI00611777, BI00803199, BIBP5024BS,

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

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BXDF0583ZW, BXDF0614ZW, BXDF0853ZW, C O 0991SE, CC00071345, CC00108619, CC00122632, CC03605281, CC03605289, CC03605420, CC03605446, CC03616443, CC03616445, CC03616469, CC03616471, CC03616472, CC03616480, CC03616653, CC03616655, CC03616657, CC03616662, CC03616668, CC03616669, CC03616673, CC03616674, CC03616830, CC03616831, CC03616856, CC03616857, CC03616864, CC03616934, CC03616948, CCBX00116523, CCBX00116532, CCBX00118372, CCBX00118610, CCBX00118698, CCBX00126757, CCBX00127714, CCBX00127726, CCBX00133655, DI01131583, DI01131600, DI01131624, DI01131784, DI01131793, DI01143945, DI01143960, DI01144006, DIRA00027146, DIRA00027457, E C 0316, E E 0176SE, HXBI0033CL2, HXIN0173BS, KZ 0593, L R 0026XX, PI 1025, SCH0411, SCH0690, SCH0841CL2, WE 0071, BI00127399

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EXHIBIT 6

SHARE PURCHASE AGREEMENT

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VITAE PHARMACEUTICALS, INC.

SERIES D PREFERRED

STOCK PURCHASE AGREEMENT

OCTOBER 2, 2007

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	3.9	Legend	12

4.	Conditions of Investors’ Obligations at Closing		12

	4.1	Representations and Warranties	12
	4.2	Performance	12
	4.3	Compliance Certificate	12
	4.4	Qualifications	12
	4.5	Proceedings and Documents	12
	4.6	Proprietary Information and Inventions Agreements	13
	4.7	Board of Directors	13
	4.8	Opinion of Company Counsel	13
	4.9	Rights Agreement	13
	4.10	Collaboration Agreement	13

5.	Conditions of the Company’s Obligations at Closing		13

	5.1	Representations and Warranties	13
	5.2	Payment of Purchase Price	13
	5.3	Qualifications	13
	5.4	Rights Agreement	13
	5.5	Collaboration Agreement	13

6.	Miscellaneous		13

	6.1	Survival of Warranties	13
	6.2	Successors and Assigns	14
	6.3	Governing Law	14
	6.4	Counterparts	14
	6.5	Titles and Subtitles	14
	6.6	Notices	14
	6.7	Finder’s Fee	14
	6.8	Expenses	14
	6.9	Amendments and Waivers	15
	6.10	Severability	15
	6.11	Aggregation of Stock	15
	6.12	Entire Agreement	15
	6.13	Waiver of Conflicts	15

SCHEDULE 1.1(c)	Schedule of Investors
SCHEDULE 2	Schedule of Exceptions

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Opinion of Counsel
EXHIBIT D	Research Collaboration and License Agreement

CONFIDENTIAL TREATMENT REQUESTED

VITAE PHARMACEUTICALS, INC.

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 2 day of October, 2007, by and among Vitae Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule 1.1(c) hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Purchase and Sale of Stock.

1.1          Sale and Issuance of Series D Preferred Stock.

1.1.1       The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

1.1.2       On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of up to twelve million five hundred thousand (12,500,000) shares of the Series D Preferred Stock of the Company, $0.0001 par value per share (the “Series D Preferred Stock”), and (ii) the issuance of the shares of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), to be issued upon conversion of the Series D Preferred Stock (the “Conversion Shares”).  The Series D Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

1.1.3       Subject to the terms and conditions of this Agreement, each Investor shall purchase, at the Closing, that number of shares of Series D Preferred Stock set forth opposite such Investor’s name under the heading “Number of Shares Purchased at Closing” on Schedule 1.11.1.3 hereto for the purchase price of $1.20 per share for total consideration of $15,000,000.00.

1.2          Closing.  The purchase and sale of the Series D Preferred Stock shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, Massachusetts (“Gunderson Dettmer”) at 10:00 A.M. (ET), on the second business day following the satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 hereof or, subject to Sections 4 and 5 hereof, at such other time and place as the Company and Investors acquiring in the aggregate more than two-thirds of the shares of Series D Preferred Stock sold pursuant hereto mutually agree upon in writing (which time and place are designated as the “Closing”).  At the Closing, the Company shall deliver to each Investor a certificate representing the Series D Preferred Stock that such Investor is purchasing at the Closing against payment of the purchase price therefor by check, wire transfer, or any combination thereof.

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2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Schedule 2 (the “Schedule of Exceptions”) and furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2          Capitalization and Voting Rights.  The authorized capital of the Company will consist, immediately prior to the Closing, of:

2.2.1       Preferred Stock.  198,262,787 shares of Preferred Stock, par value $0.0001 (the “Preferred Stock”), of which (i) 675,000 shares have been designated Series A-1 Preferred Stock, 675,000 shares of which are issued and outstanding; (ii) 16,575,000 shares have been designated Series A-2 Preferred Stock (the “Series A-2 Preferred Stock”), 16,500,000 shares of which are issued and outstanding; (iii) 151,812,780 shares have been designated Series B Preferred Stock, 150,989,250 shares of which are issued and outstanding; (iv) 16,700,007 shares have been designated Series C Preferred Stock, 16,666,673 of which are issued and outstanding; and (v) 12,500,000 shares have been designated Series D Preferred Stock, none of which are issued and outstanding and all of which may be issued and sold pursuant to this Agreement.  As of the Closing, each share of the Series A-2 Preferred Stock is convertible into 1.5063812 shares of Common Stock.  With the exception of shares of the Series A-2 Preferred Stock, as of the Closing each share of the Preferred Stock is convertible into one share of Common Stock.  The rights, privileges and preferences of the Preferred Stock will be as stated in the Company’s Restated Certificate.

2.2.2       Common Stock.  300,000,000 shares of Common Stock, par value $0.0001, 11,106,793 shares of which are issued and outstanding.

2.2.3       Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 2.4 of the Amended and Restated Investors’ Rights Agreement of even date herewith by and among the Company and the Investors (as such term is defined in that agreement), the form of which is attached hereto as Exhibit B (the “Rights Agreement”), (C) the rights of first refusal and rights of repurchase in favor of the Company or its designee set forth in Common Stock purchase agreements between the Company and certain of its security-holders, (D) currently outstanding warrants to purchase 29,581 shares of Common Stock, (E) currently outstanding warrants to purchase 75,000 shares of Series A-2 Preferred Stock, (F) currently outstanding warrants to purchase 823,528 shares of Series B Preferred Stock, (G) currently outstanding warrants to purchase 33,334 shares of Series C Preferred Stock and (H) currently outstanding options to purchase 29,895,522 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2001 Stock Plan (the “2001 Plan”) and options to purchase 101,220 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2004 Stock Plan (the “2004 Plan”), there are not

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outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company, or to the Company’s knowledge, from any of its stockholders, of any shares of capital stock of the Company.  In addition to the aforementioned options, the Company has reserved an additional 8,652,076 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the 2001 Plan and no additional shares of its Common Stock for purchase upon exercise of options to be granted in the future under the 2004 Plan.  Except for the provisions of the Restated Certificate and Section 2.4 of the Rights Agreement, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of proxies or written consents with respect to any security or by a director of the Company.

2.2.4       All of the issued and outstanding shares of capital stock and other securities of the Company have been offered and issued by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.  The outstanding shares of capital stock of the Company are all duly and validly authorized and issued, fully paid and nonassessable shares.

2.3          Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4          Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and under the Rights Agreement, and the authorization, issuance (or reservation for issuance) and delivery of the Series D Preferred Stock being issued hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

2.5          Valid Issuance of Preferred and Common Stock.  The Series D Preferred Stock that is being purchased by the Investors hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Rights Agreement and under applicable state and federal securities laws.

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2.6          Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except the filing of the Restated Certificate with the Secretary of State of the State of Delaware and any filings as may be required under state and federal securities laws.

2.7          Offering.  Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, issuance and sale of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8          Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Rights Agreement, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a material adverse effect on the assets, condition, prospects or affairs of the Company, financially or otherwise (a “Material Adverse Effect”), or result in any change in the current equity ownership of the Company.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9          Proprietary Information and Inventions Agreements.  Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement or Consulting Agreement, as applicable, in forms made available to the Investors.  The Company is not aware that any of its employees, officers or consultants is in violation thereof.

2.10        Intellectual Property.  To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or exclusive licenses to all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, the “Intellectual Property”) necessary for its business as now conducted without any conflict with or infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, except, in either case, for end-user internal-use software license and support/maintenance agreements.  The Company has not received any communications alleging that the Company has violated any of the Intellectual Property of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither

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the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

2.11        Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Restated Certificate or Bylaws.  The Company is not in violation of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, except where such violation would not have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its respective assets or properties.

2.12        Agreements; Action.

2.12.1     Except for agreements explicitly contemplated hereby and by the Rights Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

2.12.2     There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company individually in excess of, five hundred thousand dollars ($500,000), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than the license of the Company’s software and products in the ordinary course of business), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

2.12.3     The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of five hundred thousand dollars ($500,000), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

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2.12.4     For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.12.5     The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws that adversely affects its business as now conducted or its properties.

2.12.6     The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

2.13        Related-Party Transactions.  No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.  To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company.  No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.14        Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.15        Disclosure.  The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to acquire the Series D Preferred Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision.  To the Company’s knowledge, neither this Agreement, the Rights Agreement, nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

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2.16        Corporate Documents.  Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to the Investors.

2.17        Title to Property and Assets.  For purposes of this Section 2.17, the term “property” and “assets” shall not include Intellectual Property, the sole representations and warranties of which are set forth in Section 2.10.  The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.18        Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, in amounts comparable to similarly situated companies.

2.19        Minute Books.  The minute books of the Company contain a complete summary of all meetings of directors and stockholders and written consents in lieu thereof since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.20        Environmental Law.  The Company is not in violation of and has no liability or potential liability under any applicable statute, law or regulation relating to the environment, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.21        Tax Returns, Payments and Elections.  The Company has filed all tax returns and reports (including information returns and reports) as required by law.  These reports and returns are true and correct in all material respects.  The Company has paid all taxes and assessments due, except those contested in good faith, if any.  The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has never had any material tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge.  None of the Company’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

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2.22        Financial Statements.  The Company has made available to each Investor (i) its audited financial statements as of, and for the fiscal year ending, December 31, 2006, and (ii) its unaudited financial statements as of, and for the eight-month period ending, August 31, 2007 (the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2007 (the “Financial Statement Date”) and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.  Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.23        Changes.  Since the Financial Statement Date there has not been:

2.23.1     any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

2.23.2     any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

2.23.3     any waiver by the Company of a valuable right or of a material debt owed to it;

2.23.4     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

2.23.5     any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

2.23.6     any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

2.23.7     any sale, assignment or transfer of any patents, patent rights, trademarks, trademark applications, service marks, copyrights, copyrights registrations, trade secrets or other intangible assets;

2.23.8     any resignation or termination of employment of any officer or key employee of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

2.23.9     receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

2.23.10  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

2.23.11  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any other person or entity, other than travel advances and other advances made in the ordinary course of its business;

2.23.12  any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

2.23.13  to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted); or

2.23.14  any agreement or commitment by the Company to do any of the things described in this Section 2.23.

2.24        Manufacturing and Marketing Rights.  The Company has not granted any rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

2.25        Registration Rights.  Except as provided in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.26        Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

2.27        Labor Agreements and Actions; Employee Compensation.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity

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involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each officer and employee of the Company is terminable at the will of the Company.  To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.  The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

2.28        Real Property Holding Company.  The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

3.             Representations and Warranties of the Investors.  Each Investor hereby represents and warrants severally that:

3.1          Authorization.  Such Investor has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.2          Acquire Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Conversion Shares issuable with respect thereto (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3          Disclosure of Information.  Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

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3.4          Investment Experience.  Such Investor has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock.  If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

3.5          Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6          Restricted Securities.  Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7          Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Rights Agreement, provided and to the extent this Section and such agreement are then applicable, and as follows:

3.7.1       There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

3.7.2       Such Investor shall have notified the Company of the proposed disposition and shall have furnished to the Company a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

3.7.3       Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by any Investor to an affiliate of such Investor or an Investor that is a partnership or limited liability company to a partner or member of such partnership or limited liability company or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

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3.8          Exculpation Among Investors.  Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the acquisition of the Securities.

3.9          Legend.  It is understood that the certificates evidencing the Securities may bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

4.             Conditions of Investors’ Obligations at Closing.  The obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

4.1          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2          Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3          Compliance Certificate.  The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company from that described in the Agreement.

4.4          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be made prior to the Closing in connection with the lawful issuance of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.  This may include, without limitation, good standing certificates and certification by the Company’s Secretary regarding the Company’s Certificate of Incorporation and Bylaws and Board of Directors and stockholder resolutions relating to this transaction.

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4.6          Proprietary Information and Inventions Agreements.  Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement or Consulting Agreement, as applicable, in the forms made available to the Investors.

4.7          Board of Directors.  The Board of Directors of the Company shall be comprised of Dr. Peter Barrett, Robert  Gunderson, Jr., Jeffrey Hatfield, Donald J. Hayden, Jr., Chuck Newhall, Dr. Bryan Roberts and Dr. James Tananbaum.

4.8          Opinion of Company Counsel.  Each Investor shall have received from Gunderson Dettmer, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

4.9          Rights Agreement.  The Company, each Investor and each Common Holder (as both of those terms are defined in the Rights Agreement) shall have entered into the Rights Agreement.

4.10        Collaboration Agreement.  The Company and Boehringer Ingelheim International GmbH (“BI”) shall have entered into the Research Collaboration and License Agreement in substantially the form attached hereto as Exhibit D (the “Collaboration Agreement”).

5.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions by each Investor:

5.1          Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2          Payment of Purchase Price.  The Investors collectively shall have tendered the purchase price specified in Section 1.1.

5.3          Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be made prior to the Closing in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.4          Rights Agreement.  The Company and each Investor shall have entered into the Rights Agreement.

5.5          Collaboration Agreement.  The Company and BI shall have entered into the Collaboration Agreement.

6.             Miscellaneous.

6.1          Survival of Warranties.  The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive for

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eighteen months following the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

6.2          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

6.4          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6          Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon deposit with the United States Post Office by registered or certified mail, postage prepaid or upon deposit with a reputable overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties or, if sent via facsimile, upon receipt of confirmed facsimile transmission.

6.7          Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8          Expenses.  Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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6.9          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 70% of the Conversion Shares issuable or issued upon conversion of the Series D Preferred Stock purchased hereunder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10        Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11        Aggregation of Stock.  All shares of Series D Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.12        Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties (except the Rights Agreement and the Collaboration Agreement) and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.13        Waiver of Conflicts.  Each party to this Agreement acknowledges that Gunderson Dettmer, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors, including persons related to and affiliated with Prospect Venture Partners, New Enterprise Associates and Venrock Associates, in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer’s representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VITAE PHARMACEUTICALS, INC.

By:
		Name:	Jeffrey Hatfield
		Title:	Chief Executive Officer

Address:	502 West Office Center Drive
Fort Washington, PA 19034

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR

BOEHRINGER INGELHEIM
INTERNATIONAL GMBH
ppa.

By:		By:

Name:	Dr. Klaus Wilgenbus	Name:	Dr. Christian Hauke

Title:	Head Corporate Division Licensing	Title:	Head Corporate Department Law

Address:	Binger Straße 173
55216 Ingelheim am Rhein
Germany

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Schedule 1.1(c)

Schedule of Investors

Investor	Number of Shares Purchased at Closing	Total Purchase Price of Shares

Boehringer Ingelheim International GmbH	12,500,000	15,000,000 USD

TOTAL:	12,500,000	15,000,000 USD

Schedule 2

Schedule of Exceptions

VITAE PHARMACEUTICALS, INC.

Schedule of Exceptions to the

Series D Preferred Stock Purchase Agreement

dated October 2, 2007

The following are exceptions to the representations and warranties made by Vitae Pharmaceuticals, Inc. (the “Company”) in Section 2 of the Series D Preferred Stock Purchase Agreement (the “Agreement”), which exceptions shall be deemed to be representations and warranties as if made under the Agreement.  The Company represents and warrants that none of the exceptions will limit the ability of the Company to fulfill all its obligations and to implement all regulations under the Collaboration Agreement, it being understood that the Company may need to obtain the waiver of certain rights held by Lighthouse Capital Partners prior to the assignment of certain intellectual property by the Company to Boehringer Ingelheim International GmbH pursuant to Section 13.1.2 of the Collaboration Agreement.  In case a waiver of rights by Lighthouse Capital Partners would indeed be necessary, obtaining of such waiver and further actions in case such waiver is not obtained in the given time shall be handled as explicitly ruled in Section 13.1.2. of the Collaboration Agreement.  Furthermore, the Parties expressly acknowledge that Vitae’s representations and warranties under the Collaboration Agreement, in particular its Section 11.3 shall by no means be limited, restricted or amended by the Agreement or any document relating thereto. The representations and warranties of Vitae under the Collaboration Agreement, in particular its Section 11.3 shall override any other conflicting provision contained in the Agreement or any documents, exhibits and schedules relating thereto.  Where the terms of a lease, contract, instrument or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such lease, contract, instrument or other item.  Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined.

2.2                               Capitalization and Voting Rights

Warrants for the purchase of 75,000 shares of Series A-2 Preferred Stock to Silicon Valley Bank provide for the shares subject to the warrant to be treated as outstanding for purposes of taking advantage of any antidilution adjustments to which holders of such stock may be entitled.

2.10                        Intellectual Property

WUXI Pharmaceuticals Co Ltd — Effective July 1, 2002, the Company entered into an annually renewable chemistry contract research services agreement with WUXI Pharmaceuticals Co Ltd of China (“WUXI”), whereby WUXI will provide chemistry contract research services to the Company on a full time equivalent basis.

Lighthouse Capital Partners — On March 30, 2005, the Company entered into a Loan and Security Agreement (the “Lighthouse Agreement”) with Lighthouse Capital Partners V, L.P.

(“Lighthouse”) in the amount of $7,000,000.  Pursuant to the terms of the Lighthouse Agreement, the Company executed a negative pledge agreement with respect to its intellectual property that restricts the transfer of the Company’s intellectual property outside the ordinary course of business or in a manner that would have a material adverse affect on the Company.

Allergan, Inc. — The Company has entered into that certain Master Technology Ownership and License Agreement of May 10, 2004 with Allergan, Inc. and Allergan Sales, LLC.

Consejo Superior de Investigaciones Cientificas — On January 21, 2005, the Company offered terms, which were subsequently accepted, to allow the Consejo Superior de Investigaciones Cientificas to conduct additional non-commercial research on specific compounds whose patents and related intellectual property are controlled by the Company.

Quest Diagnostics Incorporated — The Company entered into a Research Testing Agreement with Quest Diagnostics Incorporated effective on May 15, 2006 whereby Quest Diagnostics Incorporated provides research testing for the Company.

Quest Group International, Inc. — Effective May 11, 2007 the Company entered into a sublicense agreement with Quest Group International, Inc. for certain retinoid and rexinoid patents and know-how previously sublicensed from Allergan Inc.

SmithKline Beecham Corporation — The Company entered into a Collaboration and License Agreement with SmithKline Beecham Corporation dated as of June 15, 2005 whereby the parties have agreed to undertake research and the coordination of activites with respect to renin inhibitors.

Pharmaceutics International, Inc. — Effective January 15, 2005, the Company entered into a Clinical Manufacturing Agreement with Pharmaceutics International, Inc., whereby Pharmaceutics International, Inc. will perform formulation development work, feasibility studies, analytical services and clinical manufacturing for the Company’s Oncology program.

Research Corporation Technologies, Inc. — Effective June 30, 2002, the Company entered into a License Agreement with Research Corporation Technologies, Inc., whereby the Company licenses certain patents from Research Corporation Technologies, Inc. for research purposes.

AdVec, Inc. — Effective August 1, 2002, the Company entered into a License Agreement with AdVec, Inc., whereby the Company licenses certain human embryo kidney cells transformed by Adenovirus 5 DNA from AdVed, Inc. and may use such cells for commercial purposes.

Lonza Walkersville, Inc. — Effective June 13, 2007, the Company entered into an Evaluation & Research License Agreement with Lonza Walkersville, Inc., whereby the Company licenses a certain cell line from Lonza Walkersville, Inc. currently for evaluation purposes.

Crimson Canary — Effective March 2, 2007, the Company entered into a Services Agreement with Crimson Canary, whereby Crimson Canary will provide competitive intelligence research services to the Company.

The Company has entered into various Material Transfer Agreements, wherein the Company has granted licenses to the recipient of the transferred materials in order for the recipient to perform the testing or other activities allowed under such MTA.

2.12                        Agreements; Action

(a)

WUXI Pharmaceuticals Co Ltd — Effective July 1, 2002, the Company entered into an annually renewable chemistry contract research services agreement with WUXI, whereby WUXI will provide chemistry contract research services to the Company on a full time equivalent basis.  Dr. John J. Baldwin, the Company’s President and Chief Science Officer, is affiliated with an irrevocable trust that holds an equity interest in WUXI.

Donald J. Hayden, Chairman — Consulting services agreement providing for compensation of $3,334 per month.  The agreement can be terminated at any time with 15 days notice.

The Company has entered into offer letters with each of its officers.  The offer letters are substantially similar to the standard offer letter template attached hereto, except that certain offer letters provide for severance, deferred signing-bonuses and/or accelerated vesting of options under certain conditions.

The Company has executed an Indemnification Agreement with each current director of the Company, in the form made available to the Investors.

(b)

502 WOC Properties, LP - Effective July 11, 2002, the Company entered into a ten year six month agreement of lease with 502 WOC Properties, L.P.  The Company leases the entire 47,000 square foot laboratory and office building which is located at 502 West Office Center Drive in Fort Washington, PA.  The minimum annual rent is $13.50 per square foot with annual price increases of $0.50 per square foot.

Lighthouse Capital Partners - The Lighthouse Agreement is payable over 60 months at an interest rate of 2% plus the prime rate with the last payment to include an additional interest payment of $630,000.  Pursuant to the Lighthouse Agreement, the Company issued warrants to Lighthouse to purchase 823,528 shares of Series B preferred stock at $0.425 per share.  In connection with the Lighthouse Agreement, the Company granted to Lighthouse a continuing security interest in all presently existing and later acquired Collateral (as defined in the Agreement) to secure all Obligations (as defined in the Agreement) and performance of each of the Company’s duties under the Loan Documents (as defined in the Agreement).  Except for Permitted Liens (as defined in the Lighthouse Agreement), any security interest will be a first priority security interest in the Collateral.  Upon the occurrence of any Event of Default (as defined in the Lighthouse Agreement), Lighthouse may among other remedies place a hold on any deposit or investment account of the Company.  Furthermore, pursuant to the terms of the Lighthouse Agreement, the Company executed a negative pledge agreement with respect to its intellectual property that restricts the transfer of the Company’s intellectual property outside the ordinary course of business or in a manner that would have a material adverse affect on the Company.

Quest Group International, Inc. - Effective May 11, 2007 the Company entered into a sublicense agreement with Quest Group International, Inc. for certain retinoid and rexinoid patents and know-how previously sublicensed from Allergan Inc.  Under the terms of the agreement Quest has contingent payments payable to the Company upon achievement of certain development milestones and royalties on sales.

Silicon Valley Bank — On July 11, 2002, the Company signed a Standby Letter of Credit (“LoC”) in the amount of $850,000 as a deposit for the agreement of lease with 502 WOC Properties, LP.  As of September 30, 2007, $700,000 was restricted by this LoC.

Silicon Valley Bank — On July 13, 2006, the Company entered into a Loan and Security Agreement with Silicon Valley Bank whereby the Company may borrow up to $1,500,000 for equipment purchased prior to April 30, 2006.  As of September 30, 2007 the balance of the loan was approximately $475,000.  In addition a balloon interest payment of $17,200 is due with the final principal payment.

Covance Laboratories, Inc. — Effective October 26, 2004, the Company entered into a Laboratory Services Agreement with Covance Laboratories, Inc. whereby Covance Laboratories, Inc. will perform various pre-clinical studies for the Company’s Dermatology and Oncology programs.  The Company will indemnify Covance Laboratories, Inc. in case of infringements of certain rights by the Company.

Dow Pharmaceutical Sciences — Effective February 16, 2005, the Company entered into a Master Services Agreement with Dow Pharmaceutical Sciences whereby Dow Pharmaceutical Sciences will perform formulation optimization, GMP manufacturing, labeling and stability studies for the Company’s Dermatology program.  The Company will indemnify Dow Pharmaceutical Sciences in case of infringements of certain rights by the Company.

Allergan, Inc. — The Company has entered into that certain Master Technology Ownership and License Agreement of May 10, 2004 with Allergan, Inc. and Allergan Sales, LLC.

Quest Diagnostics Incorporated — The Company entered into a Research Testing Agreement with Quest Diagnostics Incorporated effective on May 15, 2006 whereby Quest Diagnostics Incorporated provides research testing for the Company.

SmithKline Beecham Corporation — The Company entered into a Collaboration and License Agreement with SmithKline Beecham Corporation dated as of June 15, 2005 whereby the parties have agreed to undertake research and the coordination of activities with respect to renin inhibitors.

Charles River Laboratories, Inc. — The Company entered into a Laboratory Services and Confidentiality Agreement with Charles River Laboratories, Inc. dated as of April 30, 2007, whereby Charles River Laboratories, Inc. will provide research services.  The Company will indemnify Charles River Laboratories, Inc. in case of infringements of certain rights by the Company.

Rigaku Americas Corp, dba Active Sight (“ActiveSight”) — The Company entered into a Services Agreement with ActiveSight dated March 12, 2007, whereby Active Sight will provide crystallization and macromolecular research services.  The Company will indemnify ActiveSight in case of infringements of certain rights by the Company.

Pre-Clinical Research Services, Inc. — The Company entered into a Research-Related Services Agreement with Pre-Clinical Research Services, Inc. dated July 30, 2007, whereby Pre-Clinical Research Services, Inc. will provide research services.  The Company will indemnify Pre-Clinical Research Services, Inc. in case of infringements of certain rights by the Company.

AdVec, Inc. — The Company entered into a License Agreement with AdVec, Inc. dated August 1, 2002, whereby the Company will indemnify AdVec, Inc. in case of infringements of certain rights by the Company.

Lonza Walkersville, Inc. — The Company entered into an Evaluation & Research License Agreement with Lonza Walkersville, Inc. dated June 13, 2007, whereby the Company will indemnify Lonza Walkersville, Inc. in case of infringements of certain rights by the Company.

See Section 2.10 regarding the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

(c)

See Section 2.12(a)

See Section 2.12(b)

See Section 2.13

2.13                        Related Party Transactions

WUXI Pharmaceuticals Co Ltd — Dr. John J. Baldwin, the Company’s President and Chief Scientific Officer, is affiliated with an irrevocable trust that holds is an equity interest in WUXI Pharmaceuticals Co Ltd of China.

Donald J. Hayden, Chairman — Consulting services agreement providing for compensation of $3,334 per month.  The agreement can be terminated at any time with 15 days notice.

Chief Executive Officer — Pursuant to his offer letter dated February 25, 2004, the Company has agreed to reimburse the Chief Executive Officer for cost incurred in connection with his relocation to the greater Philadelphia area not to exceed $100,000.  Furthermore, the Company has agreed to provide him with a mortgage assistance program whereby the Company will make certain payment to him to assist with the payment of his mortgage under certain circumstances.  Prior to the acquisition of a home in the greater Philadelphia area, the Company has agreed to pay for the cost of a short term rental property in the area not to exceed $2,500 per month.

Robert Gunderson, Jr. — Gunderson, a director of the Company, is a partner at the law firm Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“GDSVF&H”).  GDSVF&H serves as the Company’s corporate legal counsel.

2.17                        Title to Property and Assets

Lighthouse Capital Partners — In connection with the Lighthouse Agreement, the Company granted to Lighthouse a security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of the Company’s duties under the Lighthouse Agreement.  Except for Permitted Liens (as defined in the Lighthouse Agreement), any security interest will be a first priority security interest in the Collateral.  Upon the occurrence of any Event of Default (as defined in the Lighthouse Agreement), Lighthouse may among other remedies place a hold on any deposit or investment account of the Company.  Furthermore, pursuant to the terms of the Lighthouse Agreement, the Company executed a negative pledge agreement with respect to its intellectual property that restricts the transfer of the Company’s intellectual property outside the ordinary course of business or in a manner that would have a material adverse affect on the Company.

Silicon Valley Bank — On July 13, 2006, the Company entered into a Loan and Security Agreement with Silicon Valley Bank whereby the Company granted to the Silicon Valley Bank a continuing security interest in Collateral (as defined in the Loan and Security Agreement).

2.21                        Tax Returns, Payments and Elections

The Internal Revenue Service conducted an audit of the Company’s 2004 and 2005 federal income tax returns.

The state of Pennsylvania conducted a sales and use tax audit of the Company’s 2004, 2005 and 2006 state income tax returns.  In connection with all before-mentioned audits, the Company paid approximately $3,034 in sales and use tax deficiency.

2.24                        Manufacturing and Marketing Rights

See Section 2.10.

2.26                        Employee Benefit Plans

401(k) Plan - Effective April 1, 2003, the Company implemented the Concurrent Pharmaceuticals, Inc. 401(k) Plan through The Principle Financial Group.

Flexible Spending Account - Effective April 1, 2003, the Company implemented the Concurrent Pharmaceuticals, Inc. Cafeteria Plan through FlexAmerica, Inc.

Other Benefit Plans - The Company offers all of its employee’s medical, vision and prescription benefits through an Independence Blue Cross; dental benefits through MetLife and group life insurance and disability benefits are offered through Reliance Standard Life Insurance Company.

2.27                        Labor Agreements and Actions; Employee Compensation

See Section 2.12(a) regarding the offer letter of the Chief Executive Officer.

See Section 2.26.

The Company has entered into offer letters with each of its employees.  The offer letters are substantially similar to the standard offer letter template attached hereto, except that certain offer letters provide for severance, deferred signing-bonuses and/or accelerated vesting of options under certain conditions.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Restated Certificate of Incorporation

CONFIDENTIAL TREATMENT REQUESTED

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VITAE PHARMACEUTICALS, INC.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

Vitae Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:      The name of the Corporation is Vitae Pharmaceuticals, Inc.  The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on May 21, 2001 under the name Concurrent Pharmaceuticals, Inc.

SECOND:                                       That, in lieu of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing have been signed by the members of the Board recommending this Amended and Restated Certificate of Incorporation as being advisable and in the best interests of the Corporation.

THIRD:                                                  That, in lieu of a meeting and vote of stockholders, consents in writing have been signed by the holders of outstanding stock having not less than the minimum number of votes that is necessary to consent to this amendment and restatement, and, if required, prompt notice of such action shall be given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:                                     This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

The text of the Corporation’s Certificate of Incorporation is restated in its entirety as follows:

ARTICLE I

The name of this Corporation is Vitae Pharmaceuticals, Inc.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A.                                    Classes of Stock.  This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares that this Corporation is authorized to issue is Four Hundred Ninety-Eight Million Two Hundred Sixty-Two Thousand Seven Hundred Eighty-Seven (498,262,787) shares.  Three Hundred Million (300,000,000) shares shall be Common Stock and One Hundred Ninety-Eight Million Two Hundred Sixty-Two Thousand Seven Hundred Eighty-Seven (198,262,787) shares shall be Preferred Stock, each with a par value of $0.0001 per share.

B.                                    Rights, Preferences and Restrictions of Preferred Stock.  The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series.  The rights, preferences, privileges, and restrictions granted to and imposed on the Series A-1 Preferred Stock, which series shall consist of Six Hundred Seventy-Five Thousand (675,000) shares (the “Series A-1 Preferred Stock”), on the Series A-2 Preferred Stock, which series shall consist of Sixteen Million Five Hundred Seventy-Five Thousand (16,575,000) shares (the “Series A-2 Preferred Stock”), on the Series B Preferred Stock, which series shall consist of One Hundred Fifty-One Million Eight Hundred Twelve Thousand Seven Hundred Eighty (151,812,780) shares (the “Series B Preferred Stock”), on the Series C Preferred Stock, which series shall consist of Sixteen Million Seven Hundred Thousand Seven (16,700,007) shares (the “Series C Preferred Stock”) and on the Series D Preferred Stock, which series shall consist of Twelve Million Five Hundred Thousand (12,500,000) shares (the “Series D Preferred Stock”) are as set forth below in this Article IV(B).

1.                                      Dividend Provisions.

(a)                                 The holders of shares of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on a pari passu basis with each other and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A-1 Preferred Stock or the Common Stock of this Corporation, at the rate of $0.06 per share per annum for the Series A-2 Preferred Stock (as such may be adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Series A-2 Preferred Stock), at a rate of $0.026 per share per annum for the Series B Preferred Stock (as

CONFIDENTIAL TREATMENT REQUESTED

such may be adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Series B Preferred Stock), at a rate of $0.054 per share per annum for the Series C Preferred Stock (as such may be adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Series C Preferred Stock) and at a rate of $0.072 per share per annum for the Series D Preferred Stock (as such may be adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Series D Preferred Stock), payable when, as, and if declared by the Board of Directors.  Such dividends shall not be cumulative.  The holders of the outstanding Series A-2 Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1(a) upon the affirmative vote or written consent of the holders of two thirds of the Series A-2 Preferred Stock then outstanding.  The holders of the outstanding Series B Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1(a) upon the affirmative vote or written consent of the holders of two thirds of the Series B Preferred Stock then outstanding.  The holders of the outstanding Series C Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1(a) upon the affirmative vote or written consent of the holders of at least seventy percent (70%) of the Series C Preferred Stock then outstanding.  The holders of the outstanding Series D Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1(a) upon the affirmative vote or written consent of the holders of at least seventy percent (70%) of the Series D Preferred Stock then outstanding.

(b)                                 The holders of shares of Series A-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, on a pari passu basis with each other and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.054 per share per annum for the Series A-1 Preferred Stock (as such may be adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Series A-1 Preferred Stock), payable when, as, and if declared by the Board of Directors.  Such dividends shall not be cumulative.  The holders of the outstanding Series A-1 Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1(b) upon the affirmative vote or written consent of the holders of more than a majority of the Series A-1 Preferred Stock then outstanding.

(c)                                  The Corporation shall not declare or pay any dividends on shares of Common Stock (except for dividends payable solely in the form of Common Stock) until (i) the holders of the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and the holders of the Series A-1 Preferred Stock have first received the dividend preferences set forth in subparagraph 1(a) and 1(b), respectively; and (ii) in addition, the holders of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock receive a distribution on each outstanding share of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in an amount at least equal to the product of (A) the per share amount, if any, of the dividends to be declared, paid or set aside for the Common Stock, multiplied by (B) the number of whole shares of Common Stock into which such shares of Series A-2 Preferred Stock,

CONFIDENTIAL TREATMENT REQUESTED

Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, are then convertible.

(a)                                 In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, on a pari passu basis with each other and prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series A-1 Preferred Stock or the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series A-2 Preferred Stock (the “Original Series A-2 Issue Price”), plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series A-2 Preferred Stock), an amount per share equal to $0.425 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock), an amount per share equal to $0.90 for each outstanding share of Series C Preferred Stock (the “Original Series C Issue Price”) plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred Stock) and an amount per share equal to $1.20 for each outstanding share of Series D Preferred Stock (the “Original Series D Issue Price”) plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series D Preferred Stock).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

(b)                                 Upon completion of the distribution required by subsection (a) of this Section 2, the holders of Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to $0.90 for each outstanding share of Series A-1 Preferred Stock (the “Original Series A-1 Issue Price”), plus declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series A-1 Preferred Stock).  If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution, after completion of the distribution required by subsection (a) of this Section 2, shall be distributed ratably among the holders of the Series A-1 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (b).

CONFIDENTIAL TREATMENT REQUESTED

(c)                                  Upon completion of the distribution required by subsection (a) and (b) of this Section 2, all of the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(d)

(i)                                     For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of more than a majority of the Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding (voting together as a single class on an as-converted basis) shall determine otherwise), (A) the acquisition of this Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this Corporation; or (B) a sale of all or substantially all of the assets of this Corporation (each of clause (A) and clause (B), a “Deemed Liquidation”).  Notwithstanding the prior sentence, the sale of shares of Series D Preferred Stock pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about October 2, 2007, as may be amended from time to time (the “Series D Agreement”) shall not be deemed a liquidation, dissolution or winding up of this Corporation.

(ii)                                  In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value determined in good faith by the Corporation’s Board of Directors.

(iii)                               This Corporation shall not, without the appropriate vote of the stockholders under the General Corporation Law or Section 6 of this Article IV(B), effect any agreement and plan of merger or consolidation consummating a liquidation, dissolution or winding up of this Corporation unless such agreement provides that the consideration resulting from such liquidation, dissolution or winding up legally available for distribution to the stockholders of this Corporation by reason of such holders’ ownership of shares of the capital stock of this Corporation shall be allocated among such holders in accordance with the requirements of this Section 2.

(iv)                              In the event of a Deemed Liquidation, if this Corporation does not either (A) effect or enter into a definitive agreement to effect a dissolution of the Corporation under the General Corporation Law of the State of Delaware or (B) distribute pursuant to this Section 2 the proceeds of such Deemed Liquidation legally available for distribution to the stockholders of this Corporation by reason of such holders’ ownership of shares of the capital stock of this Corporation, in either clause (A) or (B) within 90 days after the closing of such Deemed Liquidation, then (X) this Corporation shall deliver a written notice (the “Deemed Liquidation Notice”) to each holder of then outstanding shares of Preferred Stock no later than the 90th day after the closing of such Deemed Liquidation advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (Y) to require the redemption of such shares of Preferred Stock, and (Y) if the holders of at least a majority in voting power of the then outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis) so request in a written instrument delivered to

CONFIDENTIAL TREATMENT REQUESTED

this Corporation not later than 20 days after the mailing date of the Deemed Liquidation Notice, this Corporation shall use the proceeds received by this Corporation for such Deemed Liquidation (net of any retained liabilities associated with the assets sold or disposed or other bona fide liabilities of this Corporation) as determined in good faith by the Board of Directors of this Corporation (the “Net Proceeds”) to redeem, to the extent legally available therefor, on the 30th day after the mailing date of the Deemed Liquidation Notice (the “Liquidation Redemption Date”), all then outstanding shares of Preferred Stock in accordance with the provisions of this Section 2.  In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all then outstanding shares of Preferred Stock, or if this Corporation does not have sufficient lawfully available funds to effect such redemption, this Corporation shall redeem a pro rata portion of each such holder’s shares of Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, this Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after this Corporation has funds legally available therefore.

3.                                      Redemption.  Except as provided in subsection B(2)(d)(iv), the Preferred Stock shall have no redemption rights.

4.                                      Conversion.  The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share for shares of Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be the Original Series A-1 Issue Price, the Original Series B Issue Price, the Original Series C Issue Price and the Original Series D Issue Price, respectively; and the initial Conversion Price per share for shares of Series A-2 Preferred Stock shall be $0.6638426 provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in subsections 4(d).

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i)  this Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, yielding aggregate proceeds (net of underwriting commissions and offering expenses) to the Company of at least $35,000,000 (a “Qualified IPO”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting as a single class on an as-converted basis).

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(c)                                  Mechanics of Conversion.  Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for such series, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)                                 Conversion Price Adjustments, Stock Splits and Combinations.

(i)                                     The Conversion Price for each series of Preferred Stock shall be adjusted from time to time as follows:

(A)                               In the event this Corporation should at any time or from time to time after the date upon which any shares of Series D Preferred Stock were first issued (the “Purchase Date”) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(B)                               If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of

CONFIDENTIAL TREATMENT REQUESTED

Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(ii)                                  Other Distributions.  In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(i)(A), then, in each such case for the purpose of this subsection 4(d), the holders of each series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(iii)                               Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of each series of Preferred Stock shall thereafter be entitled to receive upon conversion of any of their shares of Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price for each series of Preferred Stock then in effect and the number of shares purchasable upon conversion of such series of Preferred Stock ) shall be applicable after that event as nearly equivalent as may be practicable.

(f)                                   No Impairment.  This Corporation will not, without the appropriate vote of the stockholders under the General Corporation Law or Section 6 of this Article IV(B), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the respective Conversion Rights of the holders of the Preferred Stock against impairment.

(g)                                  No Fractional Shares and Certificate as to Adjustments.

(i)                                     No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.  Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

CONFIDENTIAL TREATMENT REQUESTED

(ii)                                  Upon the occurrence of each adjustment or readjustment of the Conversion Price of any affected series of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of any affected series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h)                                 Reservation of Stock Issuable Upon Conversion.  This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

(i)                                     Notices.  Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if delivered personally, sent via reputable overnight courier service, via facsimile or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

(j)                                    Waiver of Adjustment to Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock.  Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

CONFIDENTIAL TREATMENT REQUESTED

5.             Voting Rights.

(a)           General Voting Rights.  The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.  Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)           Voting for the Election of Directors.  As long as at least 1,000,000 shares of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like), the holders of such shares of Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting as a single class on an as-converted basis) shall be entitled to elect six (6) directors of this Corporation at each annual election of directors.  The holders of the Common Stock (voting as a separate class) shall be entitled to elect one (1) director of this Corporation at each annual election of directors.  The remaining members of the Company’s Board of Directors shall be elected by a majority of the holders of the outstanding Common Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class on an as-converted basis).

In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote (or consent in lieu thereof) of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote, or consent in lieu thereof, of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.  Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected, as provided in the immediately preceding sentence hereof, may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote (or consent in lieu thereof) of the holders of a majority of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to consent in lieu thereof.

6.             Protective Provisions.  This Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A-1

CONFIDENTIAL TREATMENT REQUESTED

Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (voting together as a single class on an as-converted basis):

(a)           sell, convey or otherwise dispose of all or substantially all of the assets of this Corporation or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation or in a transaction in which the Corporation is the acquiring party) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is transferred, or effect any liquidation, dissolution, recapitalization, reorganization or bankruptcy;

(b)           effect any amendment, alteration or repeal of any provision of this Corporation’s Certificate of Incorporation or bylaws to alter or change the rights, preferences or privileges of the shares of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock; provided, however, that any such amendment, alteration or repeal that would alter or change the powers, preferences, or special rights of a particular series of preferred stock so as to affect them adversely, but shall not so affect the entire class of Preferred Stock, shall also require the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of such particular series;

(c)           declare or pay any dividends upon the Common Stock or the Series A-1 Preferred Stock;

(d)           authorize or issue, or obligate itself to issue, any equity security, or any other security convertible into or exercisable for any equity security, having a preference over the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting;

(e)           change the authorized number of directors of the Corporation;

(f)            redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal; or

(g)           issue, or obligate itself to issue, any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock except for the issuance of Series D Preferred Stock pursuant to the Series D Agreement.

7.             Status of Converted Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this Corporation.  The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

CONFIDENTIAL TREATMENT REQUESTED

C.            Common Stock.  The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1.             Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.             Liquidation Rights.  Upon the liquidation, dissolution or winding up of this Corporation, the assets of this Corporation shall be distributed as provided in Section 2 of Division B of Article IV hereof.

3.             Redemption.  The Common Stock shall not be redeemable at the election of the holder.

4.             Voting Rights.  The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of Preferred Stock as a single class with respect to any proposed amendment hereto that would increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Common Stock or Preferred Stock with each such share being entitled to the number of votes per share as is provided in this Article IV, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.  There shall be no cumulative voting.

ARTICLE V

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this Corporation.

ARTICLE VI

Except as otherwise provided in this Certificate of Incorporation, the number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

ARTICLE IX

A director of this Corporation, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is amended to authorize Corporation action further eliminating or limiting the personal liability of directors, then, the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this Corporation shall not apply to adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

Except as otherwise provided in this Certificate of Incorporation, this Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute.

ARTICLE XI

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which Delaware General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE XII

To the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware, this Corporation renounces any interest or expectancy of this Corporation in, or in being offered an opportunity to participate in, business opportunities that are presented to its officers, directors or stockholders other than those officers, directors or stockholders who are employees of this Corporation.  No amendment or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of this Corporation for or with respect to any acts or omissions of such officer, director or stockholder occurring prior to such amendment or repeal.

*     *     *

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer of this Corporation on this 2nd day of October, 2007.

/s/ Jeffrey Hatfield
Jeffrey Hatfield
Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

Amended and Restated Investors’ Rights Agreement

CONFIDENTIAL TREATMENT REQUESTED

VITAE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

OCTOBER 2, 2007

CONFIDENTIAL TREATMENT REQUESTED

i

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SCHEDULE A                                        Investors

SCHEDULE B                                        Common Holders

ii

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VITAE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 2 day of October, 2007, by and among Vitae Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and the holders of Common Stock listed on Schedule B hereto, each of which is herein referred to as a “Common Holder.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A-2 Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series A-2 Preferred Stock”) and/or shares of the Company’s Series B Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series B Preferred Stock”) and/or shares of the Company’s Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Series C Preferred Stock”) and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of June 15, 2005 by and among the Company, certain holders of Common Stock and certain of such Existing Investors, as amended (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of more than two-thirds of the Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors and the Common Holders, as holders of more than two-thirds of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company, desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (as may be amended from time to time, the “Series D Agreement”), which provides that as a condition to the closing of the issuance of shares of Series D Preferred Stock of the Company (the “Series D Preferred Stock”) thereunder, this Agreement must be executed and delivered by such Investors, Existing Investors and Common Holders holding more than two-thirds of the Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors and Common Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

CONFIDENTIAL TREATMENT REQUESTED

1.1                               Definitions.  For purposes of this Section 1:

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)                                  The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(d)                                 The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(e)                                  The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f)                                   The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)                                  The term “Preferred Stock” means the Company’s Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(h)                                 The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock of the Company, (ii) the shares of Common Stock held by the Common Holders (provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.13 and 3.7), (iii) the shares of Common Stock issuable or issued upon conversion of the Warrant Shares (provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purpose of Section 1.2), (iv) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock issuable pursuant to that certain warrant issued to Lighthouse Capital Partners V, L.P. on or about March 30, 2005 (the “Lighthouse Warrant”), and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii) and (iv) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not specifically assigned in writing.  The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

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(i)                                     The term “SEC” means the Securities and Exchange Commission.

(j)                                    The term “Warrant Shares” means the shares of the Company’s Preferred Stock actually issued upon exercise of the warrant issued to Silicon Valley Bank on or about November 20, 2002 or the shares of the Company’s Preferred Stock actually issued upon exercise of the warrant issued to Silicon Valley Bank on or about July 10, 2006.

1.2                               Request for Registration.

(a)                                 Subject to the conditions of this Section 1.2, if the Company shall receive at any time six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least two-thirds of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten public offering, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a).  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwritten public offering shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any Registrable Securities excluded or withdrawn from such underwritten public offering shall be withdrawn from the registration.

(c)                                  The Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such

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registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)                                  after the Company has effected one (1) registration pursuant to this Section 1.2, and such registration has been declared or ordered effective; or

(iii)                               during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iv)                              if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)                                 if the Company furnishes to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

1.3                               Company Registration.

(a)                                 If the Company, at its discretion, proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction listed in Rule 145(a) of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities

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in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)                                  Underwriting Requirements.  In connection with any underwritten public offering of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of a Holder’s securities in such offering unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and any other stockholders according to the total amount of securities entitled to be included therein owned by each selling Holder or other stockholder or in such other proportions as shall mutually be agreed to by such selling Holders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4                               Form S-3 Registration.  In case the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3, and any related qualification or compliance, with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

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(i)                                     if Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii)                               if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act,

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and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6                               Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $35,000 shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were requested to be included in the withdrawn registration by each such Holder), unless, in the case of a registration requested under Section 1.2, the Holders

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holding at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

1.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (a “Holder Indemnitee”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a Holder Indemnitee for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder Indemnitee; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder Indemnitee, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder Indemnitee, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so

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amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)                                 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in

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CONFIDENTIAL TREATMENT REQUESTED

such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that such contribution shall not exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10                        Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC as the Holder may reasonably request, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only

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CONFIDENTIAL TREATMENT REQUESTED

with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, affiliate, partner, member, retired partner, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like); provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.12 shall apply only to the Company’s Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.13                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding more than two-thirds of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

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1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering or (ii) as to any Holder, such earlier time at which such Holder (A) is able to sell all Registrable Securities held by it pursuant to Rule 144(k) promulgated under the Act or (B) together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144, holds less than 1% of the outstanding voting stock of the Company and is otherwise able to sell all Registrable Securities held by it pursuant to Rule 144 promulgated under the Act.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.  The Company shall deliver the materials set forth in subsections (a) through (f) of this Section 2.1 to each Major Investor.  For purposes hereof, “Major Investor” shall mean an Investor that holds at least 1,000,000 shares of Preferred Stock (and/or Common Stock issued upon conversion thereof) (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like); provided, however, that each of SmithKline Beecham Corporation and its assigns and transferees (collectively, “SKB”) and Boehringer Ingelheim International GmbH and its assigns and transferees (collectively, “BI” and together with SKB, each an “Industry Investor”) shall be a “Major Investor” solely for purposes of Sections 2.1(a), 2.1(b), 2.1(c), 2.1(e), 2.3 and 2.4.

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c)                                  within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d)                                 as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)                                  with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with

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GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(f)                                   such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Investor or any assignee thereof may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3                               Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Major Investors and be of no further force or effect when the sale of securities pursuant to the Company’s Initial Offering is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4                               Right of First Offer.  Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor, a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.4, a Major Investor shall mean any Major Investor or transferee thereof that is also a Major Investor immediately following such transfer. For purposes of this Section 2.4, “Major Investor” includes any partners, members and affiliates of a Major Investor.  A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions, as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.

(a)                                 The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b)                                 By written notification received by the Company, within ten (10) calendar days after receipt of the Notice, the Major Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that

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CONFIDENTIAL TREATMENT REQUESTED

equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).  The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Holder”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Holder may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(c)                                  If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)                                 The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance of shares of Series D Preferred Stock pursuant to the Series D Agreement, (ii) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services; (iii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iv) the issuance of securities as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (v) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (vii) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that any such issuance is approved by the Company’s Board of Directors, including at least one of the VC Preferred Directors (as defined below).

(e)                                  Major Investors may assign all or any part of their rights under this Section 2.4 to persons or entities approved by the Board.

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(f)                                   (i)  Each Industry Investor hereby agrees that unless specifically invited in writing by the Company to do so, none of the Industry Investors or any of their Affiliates will, or will cause or knowingly permit any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, in any manner, directly or indirectly: (A) effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, initiate, offer or propose (whether publicly or otherwise) to effect or cause or participate in: (1) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company; (2) any tender or exchange offer, merger, consolidation or other business combination involving the Company; (3) any recapitalization, restructuring, liquidation, dissolution, sale of assets or other extraordinary transaction with respect to the Company; or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the United States Securities and Exchange Commission) or consents to vote any voting securities of the Company; (B) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended) with respect to any securities of the Company; (C) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (D) take any action which might reasonably force the Company to make a public announcement regarding any of the types of matters set forth in (A) above; or (E) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.  Each Industry Investor also agrees not to request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this subsection 2.4(f) (including without limitation this sentence) or the proviso in the last clause of Section 2.12.  SKB represents and warrants that, except for shares of Series C Preferred Stock of the Company purchased by SKB pursuant to that certain Series C Preferred Stock Purchase Agreement dated June 15, 2005 by and among the Company and certain stockholders of the Company, neither SKB nor any of its Affiliates owns, of record or beneficially, any voting securities of the Company, or any securities convertible into or exercisable for any such voting securities.  BI represents and warrants that, except for shares of Series D Preferred Stock of the Company purchased by BI pursuant to the Series D Agreement, neither BI nor any of its Affiliates owns, of record or beneficially, any voting securities of the Company, or any securities convertible into or exercisable for any such voting securities.

(ii)                                  Nothing in this subsection 2.4(f) shall prohibit (A) an Industry Investor or its Affiliates from purchasing additional equity securities of the Company if after such purchase such Industry Investor and its Affiliates would own no greater percent of the total voting power of all voting securities of the Company then outstanding than such Industry Investor and its Affiliates own on the date hereof; (B) an Industry Investor or its Affiliates from acquiring securities of the Company issued in connection with stock splits or recapitalizations or on exercise of pre-emptive rights or rights of first offer afforded to Company stockholders generally or under this Agreement or the Amended and Restated Certificate of Incorporation of the Company; (C) an Industry Investor or its Affiliates or any of its or their respective directors, officers and employees from purchasing securities of the Company pursuant to (I) a pension plan established for the benefit of such employees, (II) any employee benefit plan of such Industry Investor or its Affiliates, (III) any stock portfolios not controlled by such Industry Investor or any of its Affiliates that invest in the Company among other companies; (D) personal investment by any director or officer of such Industry Investor or its Affiliates in securities of the Company unless such director or officer is with such Industry Investor or its

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Affiliates part of a “group” (as defined under the Securities Exchange Act of 1934, as amended) for purposes of subsection 2.4(f)(i); (E) an Industry Investor or its Affiliates from acquiring securities of another company that beneficially owns any securities of the Company; provided, however, that the fair market value of the securities of the Company (as determined in good faith by the Board of Directors of the Company within five (5) business days prior to the closing of any such acquisition) beneficially owned by such company and its Affiliates shall not exceed, in the aggregate, five percent (5%) of the combined fair market value of the assets of such company and Affliates set forth on the financial statements thereof; (F) an Industry Investor or its Affiliates from acquiring equity securities of the Company without any limitation following initiation by a third party of an unsolicited offer to purchase twenty percent (20%) or more of any class or series of the Company’s publicly traded voting securities (a “Hostile Tender Offer”); provided that the exception provided by this subsection 2.4(f)(ii)(F) shall be limited to the classes or series of the Company’s securities that are the subject of the Hostile Tender Offer or (G) an Industry Investor or its Affiliates from tendering or selling any securities of the Company, or voting any securities of the Company, in its sole discretion, in connection with any tender or exchange offer, merger, consolidation or other business combination, or solicitation of proxies, following initiation by a third party of any such action without involvement by the Industry Investor which would violate the provisions of subsection 2.4(f)(i).

(iii)                               For purposes of this subsection 2.4(f), “Affiliate” shall mean any natural person or corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other entity that directly or indirectly, controls, is controlled by or is under common control with an Industry Investor.  For purposes of the foregoing sentence, the term “control” means having decision making authority as to such natural person or entity, through ownership of equity, membership interests or contract.  Such control will be presumed to exist where any such natural person or entity owns more than fifty percent (50%) of the voting power (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) with respect to determination of composition of the board of directors or other body entitled to direct the affairs of affiliated entity; provided, however, the absence of any or all of the aforementioned circumstances shall not necessarily be deemed an absence of control.

2.5                               Board of Directors.

(a)                                 All Holders who hold Preferred Stock agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Preferred Stock held by them (or as to which they have voting power)) (either at a meeting of the shareholders of the Company or by executing a consent in lieu thereof) such that five (5) of the directors elected solely by the holders of Preferred Stock (the “VC Preferred Directors”) shall include at all times (i) for so long as Prospect Venture Partners or any of its affiliates holds shares of Preferred Stock, two (2) members designated by Prospect Venture Partners and its affiliates, (ii) for so long as Venrock Associates or any of its affiliates holds shares of Preferred Stock, one (1) member designated by Venrock Associates and its affiliates, (iii) for so long as New Enterprise Associates or any of its affiliates holds shares of Preferred Stock, one (1) member designated by New Enterprise Associates and its affiliates and (iv) for so long as Atlas Venture Fund VI, L.P. or any of its affiliates holds shares of Preferred Stock, one (1) member designated by Atlas Venture Fund VI, L.P. and its affiliates.

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CONFIDENTIAL TREATMENT REQUESTED

(b)                                 Until Allergan Inc., a Delaware corporation (“Allergan”), together with its affiliates, holds less than four and one-half percent (4.5%) of the total number of outstanding shares of Common Stock of the Company (calculated on an as converted basis), Allergan, through its designee (the “Allergan Board Observer”) shall, in its sole discretion, have the right to attend all meetings, including, without limitation, telephonic meetings, of the Company’s Board of Directors in a nonvoting capacity and, in such respect, the Company shall provide to the Allergan Board Observer copies of all notices, minutes, consents (in cases where the Company’s Board of Directors proposes to act without a meeting) and other materials in any form whatsoever that the Company provides to the Company’s Board of Directors; provided, however, that the Allergan Board Observer shall hold in confidence all information so provided.  Notwithstanding the foregoing, the Company may withhold information provided to the Company’s Board of Directors from the Allergan Board Observer and may exclude the Allergan Board Observer from any meeting of the Company’s Board of Directors (or any portion thereof) if access to such information or attendance at such meeting would: (i) in the opinion of counsel to the Company, adversely affect the attorney-client privilege, but only to the extent of such adverse effect, or (ii) in exceptional circumstances, upon a majority vote by the directors present where the Company’s Board of Directors elects to meet in closed session and all other observers are also excluded (other than counsel to the Company), result in the disclosure of certain highly confidential information that is of a nature not regularly discussed in meetings of the Company’s Board of Directors, but only to the extent such information is disclosed.

(c)                                  During such time as any Investor shall be entitled to designate a director pursuant to Section 2.5(a) above, all Holders who hold Preferred Stock agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Preferred Stock held by them (or as to which they have voting power)), either at a meeting of the shareholders of the Company or by executing a consent in lieu thereof, to ensure that the authorized number of directors of the Company to be elected by the holders of Preferred Stock is sufficient to enable the election of the directors in compliance with Section 2.5(a) above.

(d)                                 All Holders who hold Common Stock agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Common Stock held by them (or as to which they have voting power)) (either at a meeting of the shareholders of the Company or by executing a consent in lieu thereof) such that the director elected solely by the holders of Common Stock (the “Common Director” and together with the VC Preferred Directors, the “Nominated Directors”) shall include at all times the person then serving as Chief Executive Officer of the Company or, if there is no Chief Executive Officer, the person then serving as President of the Company.

(e)                                  All Holders agree to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Common Stock and/or Preferred Stock held by them (or as to which they have voting power) either at a meeting of the stockholders of the Company or by executing a consent in lieu thereof) such that the directors elected by the holders of Common Stock and Preferred Stock (voting together as a single class and series, and on an as-converted basis) shall include at the request of the Board of Directors, any additional members designated by the consent of at least two-thirds of the Nominated Directors.

17

CONFIDENTIAL TREATMENT REQUESTED

(f)                                   Should the provisions of this Section 2.5 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 2.5 by any party, that this Section 2.5 shall be specifically enforceable and that any breach or threatened breach of this Section 2.5 shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(g)                                  The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company.

(h)                                 Upon election or appointment, each member of the Board of Directors of the Company shall execute an Indemnification Agreement in form and substance reasonably satisfactory to such director and the Company.

2.6                               Required Notices.

(a)                                 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (which shall be deemed to be occasioned by, or to include (unless the holders of more than a majority of the Company’s Preferred Stock then outstanding (voting together as a single class on an as-converted basis, and not as separate series) shall determine otherwise), (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company), the Company shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of Article IV(B)2 of the Company’s Amended and Restated Certificate of Incorporation, and the Company shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent more than a majority of the voting power of all then outstanding shares of such Preferred Stock.

(b)                                 In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other

18

CONFIDENTIAL TREATMENT REQUESTED

securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

2.7                               Key Person Insurance.  Upon request of the VC Preferred Directors, the Company shall obtain and maintain in effect “key person” life insurance policies, payable to the Company on the lives of such persons and in such amounts as such director(s) shall request.  As of the date hereof, the Company has no knowledge of any employee of the Company that is ineligible for such “key person” life insurance.

2.8                               Approval of Certain Issuances.  Without the consent of the VC Preferred Directors, the Company will not:

(a)                                 Issue any shares of Series D Preferred Stock or any securities convertible into or exchangeable for Series D Preferred Stock other than pursuant to the Series D Agreement;

(b)                                 Issue any shares of Series C Preferred Stock or any securities convertible into or exchangeable for Series C Preferred Stock other than pursuant to the exercise of securities outstanding as of the date hereof that are convertible into or exchangeable for Series C Preferred Stock;

(c)                                  Issue any shares of Series B Preferred Stock or any securities convertible into or exchangeable for Series B Preferred Stock other than pursuant to the exercise of securities outstanding as of the date hereof that are convertible into or exchangeable for Series B Preferred Stock; or

(d)                                 Adopt a stock option plan or restricted stock plan or increase the authorized number of shares to be issued under a stock option plan or restricted stock plan.

2.9                               Real Property Holding Company.  The Company shall provide prompt notice to New Enterprise Associates 10, Limited Partnership (“NEA 10”) following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by NEA 10, the Company shall provide NEA 10 with a written statement informing NEA 10 whether NEA 10’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to NEA 10 shall be delivered to NEA 10 within 10 days of NEA 10’s written request therefor.  The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

19

CONFIDENTIAL TREATMENT REQUESTED

2.10                        Tax Disclosure.  Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this and any other such agreements (“Transaction”), shall not apply to the federal tax treatment or federal tax structure of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Transaction and all materials of any kind (including opinions or other tax analysis) that are provided to any party hereto relating to such tax treatment and tax structure.  The preceding sentence is intended to cause the Transaction not to be treated as having been offered under conditions of confidentiality for purposes of Sections 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) of the Treasury Regulations issued under the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

2.11                        Confidentiality.  Each Investor agrees to use, and to use commercially reasonable efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being proprietary or confidential except such information that (i) was in the public domain prior to the time it was furnished to such Investor, (ii) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (iii) was in its possession or known by such Investor without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such Investor by a third party without restriction or (v) was independently developed without any use of the Company’s confidential information.  Notwithstanding the foregoing, nothing contained herein shall prevent any Investor from (y) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor does not disclose any proprietary or confidential information of the Company in connection with such activities, or (z) making any disclosures required by law, rule, regulation or court or other governmental order.  In the event of any conflict or inconsistency between the provisions of this Section 2.11 and any provision of the BI Collaboration Agreement (as defined below) with respect to the use or disclosure of any proprietary or other information of the Company by BI, the provisions of such BI Collaboration Agreement shall prevail.

2.12                        Termination of Certain Covenants.  The covenants set forth in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10 shall terminate and be of no further force or effect upon the consummation of an Initial Offering; provided, however, that the provisions of Section 2.4(f) regarding rights and obligations of SKB shall survive until the latest of (i) the second anniversary of the effective date of the Initial Offering, (ii) the second anniversary of the date of termination of the Research Collaboration and License Agreement, dated June 15, 2005 between SKB and the Company (the “SKB Collaboration Agreement”), and (iii) expiration of the research term of the SKB Collaboration Agreement, including the period of any extension of such term; provided further, that the provisions of Section 2.4(f) regarding rights and obligations of BI shall survive until the latest of (i) the second anniversary of the effective date of the Initial Offering, (ii) the second anniversary of the date of termination of the Research Collaboration and License Agreement, dated October 2, 2007 between BI and the Company (the “BI Collaboration

20

CONFIDENTIAL TREATMENT REQUESTED

Agreement”), and (iii) expiration of the Research Term (as defined in the BI Collaboration Agreement), including the period of any extension of such term.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Notwithstanding the foregoing, rights granted to Investors pursuant to Section 1 hereof may not be assigned unless specifically assigned in writing to transferees of such Investors in connection with a transfer of Registrable Securities.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.  Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally, by courier, by facsimile or by registered or certified mail, postage prepaid, addressed (i) in the case of a Common Holder to the Common Holder’s address as set forth in the signature pages hereto or such other address as a Common Holder may designate in writing from time to time; (ii) in the case of the Company, to its principal office; (iii) in the case of any Investor which is an original party to this Agreement at the address of such Investor as set forth in the records of the Company or such other address for such Investor as shall be designated in writing from time to time to such Investor; and, (iv) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail.  Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.  Notices sent by facsimile shall be deemed received on the day of written confirmation of receipt of such facsimile.

3.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

21

CONFIDENTIAL TREATMENT REQUESTED

3.7                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than two-thirds of the Registrable Securities then outstanding; provided, however, that (a) in the event that such amendment or waiver adversely affects the obligations and/or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority of the Common Stock of the Company held by the Common Holders, (b) in the event that such amendment or waiver adversely affects the obligations and/or rights of an Investor in a manner materially different than the other Investors, such amendment or waiver shall not be binding on such differently affected Investor without its written consent; and (c) the provisions of Section 2.5 may not be amended or waived so as to deprive Prospect Venture Partners, Venrock Associates, New Enterprise Associates, or Atlas Venture Fund VI, L.P. of any rights to designate directors thereunder without the consent of such affected party.  Any amendment or waiver effected in accordance with this paragraph (including any waiver of the Right of First Offer by the requisite percentage set forth in this Section 3.7) shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, each Common Holder, and the Company.

3.8                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9                               Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10                        Additional Investors.  Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series D Preferred Stock pursuant to the Series D Agreement.

3.11                        Termination of Prior Agreement.  Upon the effectiveness of this Agreement, the Prior Agreement shall be amended and restated and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

[Remainder of page intentionally left blank.]

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CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VITAE PHARMACEUTICALS, INC.

By:
	Name:	Jeffrey Hatfield
	Title:	Chief Executive Officer

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

BOEHRINGER INGELHEIM
INTERNATIONAL GMBH
ppa.

	By:		By:

	Name:	Dr. Klaus Wilgenbus	Name:	Dr. Christian Hauke

	Title:	Head Corporate	Title:	Head Corporate
		Division Licensing		Department Law

Address:	Binger Straße 173
55216 Ingelheim am Rhein
Germany

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

PROSPECT VENTURE PARTNERS, L.P.
	By:	Prospect Management Co., LLC,
its General Partner

By:
Name: David Schnell
Title: Managing Member

PROSPECT VENTURE PARTNERS II, L.P.
	By:	Prospect Management Co. II, LLC,
its General Partner

By:
Name: James Tananbaum
Title: Managing Member

Address:	435 Tasso Street, Suite 200
Palo Alto, CA 94301

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

VENROCK ASSOCIATES,
by a General Partner
VENROCK ASSOCIATES III, L.P.,
by its General Partner, Venrock Management III LLC
VENROCK ENTREPRENEURS FUND III, L.P.,
by its General Partner, VEF Management III LLC

By:
As a General Partner or Member

Address:	2494 Sand Hill Road, Suite 200
Menlo Park, CA 94025

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 10,
LIMITED PARTNERSHIP
	By:	NEA Partners 10, Limited Partnership
its General Partner

By: General Partner
Print Name:

NEA VENTURES 2001, LIMITED PARTNERSHIP

By: General Partner
Print Name:

Address:		1119 St. Paul Street
Baltimore, MD 21202

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

ATLAS VENTURE FUND VI, L.P.
ATLAS VENTURE ENTREPRENEURS’ FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
their general partner

By:	Atlas Venture Associates VI, Inc.
its general partner

Vice President

ATLAS VENTURE FUND VI GMBH & CO. KG

By:	Atlas Venture Associates VI, L.P.
its managing limited partner

By:	Atlas Venture Associates VI, Inc.
its general partner

Vice President

Atlas Venture
890 Winter Street, Suite 320
Waltham, MA 02451

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

PROSPECT VENTURE PARTNERS, L.P., As Nominee
	By:	Prospect Management Co., LLC,
its General Partner

By:
Name: David Schnell
Title: Managing Member

PROSPECT VENTURE PARTNERS II, L.P., As Nominee
	By:	Prospect Management Co. II, LLC,
its General Partner

By:
Name: James Tananbaum
Title: Managing Member

Address:	435 Tasso Street, Suite 200
Palo Alto, CA 94301

SIGNATURE PAGE TO VITAE PHARMACEUTICALS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE A

INVESTORS

Allergan, Inc.

Atlas Venture Fund VI, L.P.

Atlas Venture Entrepreneurs’ Fund VI, L.P.

Atlas Venture Fund VI GMBH & Co. KG

Boehringer Ingelheim International GmbH

Dr. John Baldwin

Richard Baxter

Dr. David Claremon

Dr. Eugene Cordes

G&H Partners

Stuart Gordon

A. Grant Heidrich and Jeanette Y.J. Heidrich, Trustees Community Property Trust UDT 8/84

Intel Capital Corporation

Gregory Lumpkin

Lighthouse Capital Partners V, L.P. (solely for purposes of Sections 1, 2.1, 2.3, 2.5, 2.12, 2.13 and 3)

New Enterprise Associates 10, Limited Partnership

NEA Ventures 2001, Limited Partnership

Prospect Venture Partners, L.P.

Prospect Venture Partners II, L.P.

Silicon Valley Bank

SmithKline Beecham Corporation

P. Roy Vagelos

Venrock Associates

Venrock Associates III, L.P.

Venrock Entrepreneurs Fund III, L.P.

The Wellcome Trust Limited, as Trustee of The Wellcome Trust

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE B

COMMON HOLDERS

Prospect Venture Partners, L.P., as nominee

Prospect Venture Partners II, L.P., as nominee

S-2

CONFIDENTIAL TREATMENT REQUESTED

Exhibit C

Opinion of Counsel

October 15, 2007

To the Purchasers of Series D Preferred Stock

of Vitae Pharmaceuticals, Inc. Listed

on Schedule 1.1(c) to the Series D Preferred Stock Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Vitae Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company to you of 12,500,000  shares of the Company’s Series D Preferred Stock (the “Shares”) pursuant to the Series D Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of October 2, 2007 among the Company and the persons listed on Schedule 1.1(c) attached thereto (the “Purchasers”) and the execution and delivery by the Company of the Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”) dated October 2, 2007.  This opinion is given to you pursuant to Section 4.8 of the Stock Purchase Agreement in connection with the Closing of the sale of the Shares.  The Stock Purchase Agreement and the Investors’ Rights Agreement are referred to herein collectively as the “Transaction Documents.”  Unless defined herein, capitalized terms have the meaning given them in the Transaction Documents.

In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion.  As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and the Opinion Certificate (defined below) and upon certificates and statements of government officials and of officers of the Company.  In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is what it purports to be, and that all documents and instruments submitted to us as copies or facsimiles conform with the originals, which facts we have not independently verified.

In making our examination of documents, we have further assumed that (i) each party to such documents (other than the Company in connection with the Transaction Documents) had the power, legal competence and capacity to enter into and perform all of such party’s obligations thereunder, (ii) each party to such documents (other than the Company in connection with the Transaction Documents) has duly authorized, executed and delivered such documents, (iii) each of such documents is enforceable against and binding upon the parties thereto (other than the Transaction Documents against the Company), and (iv) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of the rights provided for in the Transaction Documents.  We have also assumed that there are no extrinsic agreements or understandings among the parties to the Transaction Documents (including, without limitation, the exhibits thereto) or Contractual Obligations (as defined below) that would modify or interpret the terms of the Transaction Documents (including, without limitation, the exhibits thereto) or Contractual Obligations (as defined below) or the respective rights or obligations of the parties thereunder.

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the current actual knowledge of attorneys within the firm principally responsible for handling current matters for the Company.  Except to the extent expressly set forth herein we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company or the rendering of the opinions set forth below.

Where statements in this opinion are qualified by the term “material” or “materially,” those statements involve judgments and opinions as to the materiality or lack of materiality of any matter to the Company’s business, assets, results of operations or financial condition that are entirely those of the Company and its officers, after having been advised by us as to the legal effect and consequences of such matters.  Such opinions and judgments are not known to us to be incorrect.

We express no opinion as to matters governed by any laws other than the laws of the Commonwealth of Massachusetts, the corporate law of the State of Delaware and the federal law of the United States of America.  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Transaction Documents (including, without limitation, the exhibits thereto) or the transactions contemplated thereby.

In rendering the opinion set forth in paragraph (a) below as to the good standing of the Company and as to its qualification to do business in Pennsylvania, we have relied exclusively on (i) certificates of public officials and (ii) good standing bring-down letters from CT Corporation, although we have not obtained tax good standing certificates and no opinion is provided with respect to tax good standing.

In rendering the opinion set forth in paragraph (d) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied without independent verification on the certificate of the Chief Executive Officer of the Company (the “Opinion Certificate”), to the effect that the Company has received the consideration approved by its Board of Directors for all of the issued shares of capital stock of the Company.

In rendering the opinion set forth in paragraph (d) relating to the status of the capitalization of the Company, we have relied without further investigation on (i) the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), (ii) minute books relating to meetings and written actions of the Board of Directors and stockholders of the Company and stock records in our possession, and (iii) statements in the Opinion Certificate relating to the capitalization of the Company.  The Company has represented to us that these records completely and accurately describe all of the Company’s issuances of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock.  Although we have no knowledge that the information as to outstanding stock, options, warrants, conversion privileges and other rights provided by the Company and reflected in paragraph (d) is incorrect, based on the examination referred to above, we are not in a position to verify its accuracy or completeness, other than to say that our records are not inconsistent with such information.

We note that the parties to the Transaction Documents have designated the laws of the State of Delaware as the laws governing the Transaction Documents.  Our opinion in paragraph (e) below as to the validity, binding effect and enforceability of the Transaction Documents is premised upon the result that would be obtained if a Massachusetts court were to apply the internal laws of the Commonwealth of Massachusetts to the interpretation and enforcement of the Transaction Documents (notwithstanding the designation therein of the laws of the State of Delaware).  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

In rendering the opinion in paragraph (g) below, the term “Contractual Obligations” shall mean only those contracts to which the Company is a party and which are expressly identified on Exhibit A hereto.  We have further assumed that the governing law (exclusive of Massachusetts laws relating to conflicts of laws) of each such Contractual Obligation is Massachusetts.  We have not, however, reviewed the covenants in the Contractual Obligations that contain financial ratios and other similar financial restrictions, and no opinion is provided with respect thereto.  We also do not express any opinion on parol evidence bearing on interpretation or construction of such Contractual Obligations, or on any oral modifications to such Contractual Obligations made by the parties thereto.

In rendering the opinion in paragraph (g) relating to violations of United States federal, Massachusetts or Delaware corporate laws, rules or regulations applicable to the Company, such opinion is limited to such laws, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Transaction Documents.

In rendering the opinion expressed in paragraphs (g), (h) and (i) below, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Shares by means of any general solicitation or publication of any advertisement therefor.

In connection with the general enforceability opinion set forth in paragraph (e), this opinion is qualified by, and we render no opinion with respect to, the following:

4.                                      We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

5.                                      Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies for the enforcement of provisions of the Transaction Documents (including, without limitation, the exhibits thereto), and by the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

6.                                      We express no opinion as to the effect of Massachusetts law, United States federal or Delaware law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy;

7.                                      We express no opinion as to the enforceability of provisions of the Transaction Documents (including, without limitation, the exhibits thereto) expressly or by implication waiving broadly or vaguely stated rights or unknown future rights, or waiving rights granted by law where such waivers are against public policy;

8.                                      We express no opinion as to the enforceability of any provision of any Transaction Document (including, without limitation, the exhibits thereto) purporting to (a) waive rights to trial by jury, service of process or objections to the laying of venue or to forum in connection with any litigation arising out of or pertaining to the Transaction Documents (including, without limitation, the exhibits thereto), (b) exclude conflict of law principles under Massachusetts law, (c) establish particular courts as the forum for the adjudication of any controversy relating to the Transaction Documents (including, without limitation, the exhibits thereto), (d) establish the laws of any particular state or jurisdiction for the adjudication of any controversy relating to the Transaction Documents (including, without limitation, the exhibits thereto), (e) establish evidentiary standards or make determinations conclusive or (f) provide for arbitration of disputes;

9.                                      We express no opinion as to the effect of judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents (including, without limitation, the exhibits thereto);

10.                               We express no opinion as to the enforceability of any provisions of the Transaction Documents (including, without limitation, the exhibits thereto) providing that (a) rights or remedies are not exclusive, (b) rights or remedies may be exercised without notice, (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (e) liquidated damages are to be paid upon the breach of any Transaction Document (including, without limitation, the exhibits thereto) or (f) the failure to exercise, or any delay in exercising, rights or remedies available under the Transaction Documents (including, without limitation, the exhibits thereto) will not operate as a waiver of any such right or remedy;

11.                               We express no opinion as to the enforceability of the indemnification and contribution provisions in the Investors’ Rights Agreement;

12.                               We note that a requirement that provisions of the Transaction Documents (including, without limitation, the exhibits thereto) may only be waived in writing may not be binding or enforceable if an oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver; and

13.                               We express no opinion as to the enforceability of any provisions in the Transaction Documents (including, without limitation, the exhibits thereto) concerning the obligation of the Company (or its underwriters or agents) to sell shares of stock to certain Purchasers in connection with a public offering.

In addition to the foregoing, the opinions expressed below are specifically subject to the following qualifications and assumptions:

13.1                        We express no opinion as to compliance with any federal or state antitrust statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

13.2                        We have assumed and express no opinion with respect to (a) the accuracy and completeness of representations and warranties of the Purchasers set forth in the Transaction Documents, and (b) the validity of any wire transfers, drafts or checks tendered by the Purchasers;

13.3                        We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities, including, without limitation, (a) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with the offer and sale of the Shares, and (b) the accuracy or fairness of the past, present or future fair market value of any securities;

13.4                        We express no opinion as to whether the members of the Company’s Board of Directors have complied with their fiduciary duties in connection with the authorization and performance of the Transaction Documents (including, without limitation, the exhibits thereto); and

13.5                        We have assumed that the Transaction Documents (including, without limitation, the exhibits thereto), and the transactions contemplated thereby, were fair and reasonable to the Company at the time of their authorization by the Company’s Board of Directors and stockholders within the meaning of Section 144 of the Delaware General Corporation Law.

Based upon and subject to the foregoing and except as set forth in the Stock Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that:

(a)                                 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted.  The Company is qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania.

(b)                                 The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(c)                                  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the obligations under the Transaction Documents by the Company has been taken.

(d)                                 The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $0.0001 per share, 11,106,793 of which are issued and outstanding prior to the Closing, and 198,262,787 shares of Preferred Stock, par value $0.0001 per share, 675,000 shares of which have been designated Series A-1 Preferred Stock, all of which are issued and outstanding prior to the Closing, 16,575,000 shares of which have been designated Series A-2 Preferred Stock (“Series A-2 Preferred”), 16,500,000 of which are issued and outstanding prior to the Closing, 151,812,780 shares of which have been designated Series B Preferred Stock (“Series B Preferred”), 150,989,250 of which are issued and outstanding prior to the Closing, 16,700,007 shares of which shares have been designated Series C Preferred Stock (“Series C Preferred”), 16,666,673 shares of which are issued and outstanding prior to the Closing and 12,500,000 shares of which have been designated Series D Preferred Stock (“Series D Preferred”), none of which are issued and outstanding prior to the Closing and all of which may be issued and sold pursuant to the Stock Purchase Agreement.  All of such issued and outstanding shares are duly authorized and validly issued, and to our knowledge, fully paid and nonassessable.  The Company has reserved 29,581 shares of Common Stock, 75,000 shares of Series A-2 Preferred, 823,528 shares of Series B Preferred and 33,334 shares of Series C Preferred for issuance upon the exercise of outstanding warrants, 12,500,000 shares of Series D Preferred for issuance at the Closing, and 42,842,632 shares of Common Stock for issuance under the Company’s 2001 Stock Plan.  To our knowledge, except as described above, there are no other presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase from the Company any of the authorized but unissued stock of the Company other than (i) the conversion privileges of the Company’s Preferred Stock, (ii) any options that may have been granted under the 2001 Stock Plan and (iii) the rights of first offer set forth in Section 2.4 of the Investors’ Rights Agreement.

(e)                                  The Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; provided, however, that we express no opinion as to the enforceability of any provisions in the Transaction Documents concerning the voting of the Company’s capital stock.  Each of the Transaction Documents has been duly executed and delivered by the Company.

(f)                                   The Shares to be issued on the date hereof, when issued in compliance with the provisions of the Stock Purchase Agreement and the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable.  The Common Stock issuable upon conversion of such Shares has been duly and validly reserved for issuance and, assuming the Shares are converted in accordance with the Restated Certificate as of the date hereof, will be validly issued, fully paid and nonassessable.  Neither the Shares, nor the shares of Common Stock issuable upon conversion of such Shares, are subject to any preemptive rights or rights of first refusal created by the Company pursuant to the Restated Certificate, Investors’ Rights Agreement or Bylaws.

(g)                                  The execution, delivery and performance of the Transaction Documents have not resulted and will not, as of the Closing, result in (i) a violation of the Company’s Restated Certificate or Bylaws, (ii) a material violation of any statute, rule or regulation of United States federal, Delaware corporate or Massachusetts law applicable to the Company, (iii) a violation of any judgment or order specifically identified on the Schedule of Exceptions, if any, or (iv) a default by the Company under any Contractual Obligation.

(h)                                 No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware corporate or Massachusetts governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof), except the filing of a Form D pursuant to Regulation D of the Securities Act and those filings required by applicable state “Blue Sky” securities laws, rules and regulations.

(i)                                     Based in part upon the representations made by you in the Stock Purchase Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Stock Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

In addition to the foregoing, we supplementally inform you that, to our knowledge and except as set forth on the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or threatened against the Company that (i) questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of the Company. Please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors, nor have we undertaken any further inquiry whatsoever other than to request the Opinion Certificate from the Company.

This opinion is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.  We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

Contractual Obligations

Lease dated July 11, 2002 by and between the Company and 502 WOC Properties, L.P. regarding the property located at located at 502 West Office Center Drive in Fort Washington, PA.

Loan and Security Agreement dated July 13, 2006 by and between the Company and Silicon Valley Bank.

Loan and Security Agreement dated March 30, 2005 by and between the Company and Lighthouse Capital Partners V, L.P.

Standby Letter of Credit dated July 11, 2003 issued by Silicon Valley Bank in the amount of $850,000 as a deposit for the Company’s agreement of lease with 502 WOC Properties, LP.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit D

Research Collaboration and License Agreement

PLEASE REFER TO THIS EXHIBIT 10.6 TO AMENDMENT NO. 4 TO REGISTRANT’S S-1 REGISTRATION STATEMENT FILED SEPTEMBER 10, 2014.

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

EXHIBIT 7

REQUIREMENTS FOR INVOICES

•                  Name and address of Vitae

•                  Name and address of Boehringer Ingelheim International GmbH

•                  Vitae’s taxpayer identification number

•                  Description of services provided or milestone event

•                  Date of invoice

•                  Boehringer Ingelheim Contract No. 43015879

•                  Amount due and currency

•                  Amount of VAT (if applicable)

CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

EXHIBIT 8

POTENTIAL THIRD PARTY RIGHTS TO BI COMPOUNDS

• WO 2004/****

• WO 2006/****

• WO 2007/****

****CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.